Exhibit 10.1

OMNIBUS AMENDMENT NO. 1

This OMNIBUS AMENDMENT NO. 1 (this “Amendment”) is dated as of April 7, 2021, by and among MAIN STREET CAPITAL CORPORATION, a Maryland corporation (the “Borrower”), the GUARANTORS party hereto (the “Guarantors”), TRUIST BANK (the “Administrative Agent”), solely for purposes of Section 2, the Withdrawing Lender (as defined below), and the other lenders party hereto (other than the Withdrawing Lender, the “Lenders”).

R E C I T A L S:

WHEREAS, the Borrower, the Guarantors, the Administrative Agent (as successor by merger to Branch Banking and Trust Company (“BB&T”)) and the lenders party thereto have entered into that certain Third Amended and Restated Credit Agreement dated as of June 5, 2018 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of May 28, 2020, the “Existing Credit Agreement”, and, as amended by this Amendment, the “Credit Agreement”). Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower, the Guarantors and the Administrative Agent (as successor by merger to BB&T) have entered into that certain Third Amended and Restated General Security Agreement, dated as of June 5, 2018 (the “Existing Security Agreement”, and, as amended by this Amendment, the “Security Agreement”).

WHEREAS, the Borrower and the Administrative Agent (as successor by merger to BB&T) have entered into that certain Third Amended and Restated Equity Pledge Agreement, dated as of June 5, 2018 (the “Existing Pledge Agreement”, and, as amended by this Amendment, the “Pledge Agreement”).

WHEREAS, the Borrower wishes to prepay in full the pro rata portion of the Advances (if any) and other obligations owing to First Financial Bank, N.A., in its capacity as a Lender under the Existing Credit Agreement (the “Withdrawing Lender”), with a corresponding termination of the Withdrawing Lender’s Revolver Commitment under the Existing Credit Agreement.

WHEREAS, the Borrower and Guarantors have requested that the Administrative Agent and the Lenders amend the Existing Credit Agreement, the Existing Security Agreement and the Existing Pledge Agreement. Pursuant to and in accordance with Section 9.05 of the Existing Credit Agreement, Section 15 of the Existing Security Agreement and Section 15 of the Existing Pledge Agreement, as applicable, the Lenders, the Administrative Agent, the Borrower and the Guarantors party thereto desire to amend the Existing Credit Agreement, the Existing Security Agreement and the Existing Pledge Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Administrative Agent, solely for purposes of Section 2, the Withdrawing Lender, and the Lenders, intending to be legally bound hereby, agree as follows:

Section 1.Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.
Section 2.Prepayment.  The Borrower shall prepay, or cause to be prepaid, to the Withdrawing Lender the Withdrawing Lender’s pro rata portion of the Advances (if any), including all accrued but unpaid interest and fees on such portion of the Advances due and owing under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment (in each case, calculated at the rate set forth in the Existing Credit Agreement), in immediately available funds (the “Prepayment”).  Upon the Withdrawing Lender’s receipt of the Prepayment, (A) such Withdrawing Lender shall cease to be a “Lender” under the Existing Credit Agreement and shall have no Revolver Commitment or other obligations under the Existing Credit Agreement and (B) the Loan Parties shall have no further liability or obligations to the Withdrawing Lender under the Existing Credit Agreement and the other Loan Documents (except with respect to those provisions of the Existing Credit Agreement which by their express terms survive the termination of the Existing Credit Agreement).  Each of the Lenders and the Withdrawing Lender hereby consents to the non-pro rata payment described in this Section 2.  For the avoidance of doubt, no amount shall be owed under Section 8.05 of the Existing Credit Agreement in connection with any payment made to the Withdrawing Lender hereunder.
Section 3.Amendment to Existing Credit Agreement. Upon the Effective Date, the Existing Credit Agreement is hereby amended by adding the text marked with double-underlining and deleting the ~~struck through~~ text, in each case as set forth in Exhibit A attached hereto.
Section 4.Amendment to Existing Security Agreement. Upon the Effective Date, the Existing Security Agreement is hereby amended as follows:
(a)The following definition is hereby added to Section 1 of the Existing Security Agreement in the appropriate alphabetical order:

““Excluded Accounts” means, with respect to deposit accounts or securities accounts, (i) any account exclusively used for payroll, payroll taxes and other employee wage and benefit payments, including pension fund and 401(k) accounts, (ii) any withholding tax or fiduciary account, (iii) any account for which a Loan Party is the servicer or agent for another Person, (iv) any account which holds solely money or financial assets of a SBIC Entity or SPV Subsidiary, (v) for the avoidance of doubt, any “escrow” or analogous account in which a Loan Party has an interest and (vi) any account which holds collateral posted as margin to secure any Swap Obligation or Hedge Transaction.”.

(b)The definition of “U.C.C.” in Section 1 of the Existing Security Agreement is hereby amended to replace the text “North Carolina” where it appears therein with the text “New York” in its place.
(c)Section 2 of the Existing Security Agreement is hereby amended and restated in its entirety as follows:

“Security Interest.  In consideration of and in order to secure the fulfillment,

satisfaction, payment and performance of all of the Obligations, each Grantor hereby assigns, pledges, hypothecates and sets over to the Administrative Agent, its successors and its assigns, for the benefit of the Secured Parties, and grants to the Administrative Agent, its successors and its assigns, for the benefit of the Secured Parties, a security interest in all of the Collateral. Notwithstanding anything herein to the contrary, Collateral shall not include, and the security interest herein shall not attach to, (t) the Excluded Capital Securities until such time as a pledge of any outstanding Capital Securities issued by a SBIC Entity is required pursuant to Section 5.28 of the Credit Agreement; (u) any contract, property rights, Capital Securities, obligation, instrument or agreement to which a Loan Party is a party (or to any of its rights or interests thereunder) if the grant (or perfection) of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Loan Party therein, or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, Capital Securities, obligation, instrument or agreement (other than to the extent that any such term is rendered ineffective by Sections 9-406, 9-407, 9-408 or 9-409 of the U.C.C. as in effect in the relevant jurisdiction); (v) any assets that are directly-held or indirectly-held by a Foreign Subsidiary; (w) any Excluded Account; (x) any assets with respect to which Applicable Law prohibits the creation or perfection of such security interests therein (other than to the extent that any such prohibition is rendered ineffective by Sections 9-406, 9-407, 9-408 or 9-409 of the U.C.C. as in effect in the relevant jurisdiction); (y) any property that, were it “Collateral” hereunder, would be subject to release pursuant to Section 7.12 of the Credit Agreement; or (z) upon notice to the Administrative Agent, any Special Equity Interests designated by the Borrower.”.

(d)The first phrase in Section 6 of the Existing Security Agreement is hereby amended and restated in its entirety as follows:

“Each Grantor represents, warrants and covenants to and for the benefit of the Administrative Agent and the Secured Parties, on the date of this Agreement, on each date a Borrowing or Swing Borrowing is made or deemed made and each date of issuance, amendment, renewal or extension of any Letter of Credit, that:”.

(e)Section 15 of the Existing Security Agreement is hereby amended to replace the text “North Carolina” where it appears therein with the text “New York” in its place.
Section 5.Amendment to Existing Pledge Agreement. Upon the Effective Date, the Existing Pledge Agreement is hereby amended as follows:
(a)The proviso in the first paragraph of Section 2 of the Existing Pledge Agreement is hereby amended and restated in its entirety as follows:

“provided that, notwithstanding anything herein to the contrary, Collateral shall not include, and the security interest herein shall not attach to, (i) the Equity Interests issued by any of the SBIC Entities (until such time as a pledge thereof is required pursuant to Section 5.28 of the Credit Agreement) or SPV Subsidiaries, (ii) any outstanding Equity Interests of a Foreign Subsidiary in excess of 65% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote, (iii) any property rights in Equity Interests (other than Equity Interests issued by any Subsidiary), or any Operating Documents of any issuer of such Equity Interests to which Pledgor is a party, or any of its rights or interests thereunder, if the grant (or perfection) of such security interest would constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of the Pledgor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such property rights or Operating Documents (other than to the extent that any such term is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provisions) of any relevant jurisdiction), (iv) any property rights in Equity Interests with respect to which Applicable Law prohibits the creation or perfection of such security interests therein (other than to the extent that any such term is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provisions) of any relevant jurisdiction), or (v) any property rights in Equity Interests that, were it “Collateral” hereunder, would be subject to release pursuant to Section 7.12 of the Credit Agreement (the Equity Interests described in foregoing clauses (i) through (v), the “Excluded Equity Interests”); provided further that, until such time as attachment occurs with respect to any Excluded Equity Interest of the type described in clause (i), (iii) or (iv), references in this Agreement to “Pledged Entities” shall be deemed not to include the issuers of such Excluded Equity Interest.”.

(b)The first phrase in Section 3 of the Existing Pledge Agreement is hereby amended and restated in its entirety as follows:

“Each Pledgor hereby represents and warrants, as of the date hereof, each day on which a Borrowing or Swing Borrowing is made and each date of issuance, amendment, renewal or extension of any Letter of Credit, that:”.

(c)Section 6(b) of the Existing Pledge Agreement is hereby amended to replace the text “North Carolina” where it appears therein with the text “New York” in its place.
(d)Section 17 of the Existing Pledge Agreement is hereby amended to replace the text “North Carolina” and “NORTH CAROLINA” where it appears therein with, respectively, the text “New York” and “NEW YORK” in its place.
Section 6.Reallocation.
(a)On the Effective Date, immediately following or substantially contemporaneously with the Prepayment, the Borrower shall (A) prepay, or cause to be prepaid, the Advances (if any) that are outstanding immediately prior to the effectiveness of this Amendment (other than any Advances that have already been prepaid pursuant to the Prepayment) and (B) simultaneously borrow new Advances in an amount equal to such prepayment (plus the amount of any additional borrowings that may have been requested by the Borrower at such time);

provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Lender (for the avoidance of doubt, excluding the Withdrawing Lender) with a Revolver Commitment under the Existing Credit Agreement immediately prior to the Effective Date (each, an “Existing Lender”) shall be effected by book entry to the extent that any portion of the amount prepaid to such Existing Lender will be subsequently borrowed from such Existing Lender and (y) the Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Advances are held ratably by the Lenders in accordance with each Lender’s Applicable Percentage of Revolver Commitments immediately after giving effect to this Amendment, which, for the purposes of the Credit Agreement and each other Loan Document, each as amended hereby, will be as set forth opposite such Person’s name on Schedule 2.01 to the Credit Agreement, as amended hereby.  Each of the Lenders hereby consents to the non-pro rata payment described in this Section 6(a).  Notwithstanding anything to the contrary contained in the Credit Agreement, as amended hereby, the Borrower shall have no liability to any Lender for any amounts that would otherwise be payable pursuant to Section 8.05 of the Credit Agreement, as amended hereby, as a result of the prepayment and borrowing on the Effective Date contemplated by this Section 6(a).
(b)Each of the Lenders hereby acknowledges and agrees that (i) no Lender nor the Administrative Agent has made any representations or warranties or assumed any responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement, as amended hereby, or the execution, legality, validity, enforceability, genuineness or sufficiency of the Credit Agreement, as amended hereby, the Existing Credit Agreement or any other Loan Document or (B) the financial condition of any Loan Party or the performance by any Loan Party of its obligations hereunder or under any other Loan Document; (ii) it has received such information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; and (iii) it has made and continues to make its own credit decisions in taking or not taking action under this Amendment, independently and without reliance upon the Administrative Agent or any other Lender.
Section 7.Conditions to Effectiveness. The effectiveness of Section 3 through 5 of this Amendment and the obligations of the Lenders hereunder shall occur on such date (the “Effective Date”) that the following conditions have been satisfied or waived:
(a)The Borrower shall have delivered to the Administrative Agent the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)duly executed counterparts of this Amendment signed by the Borrower, the Guarantors, the Administrative Agent, the Withdrawing Lender and the Lenders;
(ii)a duly executed Revolver Note for the account of each Lender that requested a Revolver Note and a duly executed Swing Advance Note for the account of the Swingline Lender, in each case complying with the provisions of Section 2.04 of the Credit Agreement;
(iii)a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor, (x) certifying to and attaching (i) the applicable Loan Party’s Organizational Documents, (ii) the applicable Loan Party’s Operating Documents and (iii) the resolutions adopted by the board of directors (or similar governing body) of the applicable Loan Party approving or consenting to this Amendment, (y) certifying as to the names, true signatures and incumbency of the officer or officers of the applicable Loan Party, authorized to execute and deliver this Amendment and any other, agreements, instruments and documents delivered in connection herewith on behalf such Loan Party, and (z) attaching a certificate of the Secretary of State (or equivalent body) of the applicable Loan Party’s state of organization as to the good standing or existence of such Loan Party;
(iv)an opinion of counsel to the Loan Parties, dated as of the date hereof, in a form satisfactory to Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;
(v)results of a search of the UCC filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the Loan Parties are organized, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens (other than Permitted Liens) indicated in any such financing statement (or similar document) have been released or subordinated to the satisfaction of Administrative Agent;
(vi)all UCC financing statements and similar documents required by law or reasonably requested by the Administrative Agent to be filed in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, upon filing, a perfected first-priority security interest in the Collateral (to the extent that such a security interest may be perfected by a filing under the UCC) shall have been properly filed in each jurisdiction required (or arrangements for such filings acceptable to the Administrative Agent shall have been made);
(vii)a certificate of the Chief Financial Officer or other Responsible Officer of the Borrower, certifying that (x) as of the date of this Amendment, all representations and warranties of the Borrower and the Guarantors contained in this Amendment, the Credit Agreement, the Collateral Documents and the other Loan Documents are true and correct  in all material respects (or, in the case of any portion of the representations and warranties already subject a materiality qualifier, true and correct in all respects) (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct in all material respects (or, in the case of any portion of any representations and warranties already subject to a materiality qualifier, true and correct in all respects) as of such date) and (y) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to this Amendment (including any Borrowings in connection herewith and the application of the proceeds thereof);
(viii)a Borrowing Base Certification Report, satisfactory in all respects to the Administrative Agent; and
(ix)such other documents or items that the Administrative Agent, the Lenders or their counsel may reasonably request.

(b)As of the date of this Amendment, (x) all representations and warranties of the Borrower and the Guarantors contained in this Amendment, the Credit Agreement, the Collateral Documents and the other Loan Documents shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject a materiality qualifier, true and correct in all respects) (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct in all material respects (or, in the case of any portion of any representations and warranties already subject to a materiality qualifier, true and correct in all respects as of such date) and (y) no Default or Event of Default shall have occurred or be continuing, both immediately before and after giving effect to this Amendment (including any Borrowings in connection herewith and the application of the proceeds thereof).
(c)The Borrower shall have paid (x) to the Administrative Agent, upon application with appropriate documentation, all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, including reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent, incurred in connection with this Amendment and the transactions contemplated herein, in each case, to the extent required by and subject to the terms and limitations of Section 9.03 of the Credit Agreement and (y) to the Lenders all fees due and payable as of the date hereof pursuant to and in accordance with that certain Fee Letter, dated as of March 10, 2021, by and among, inter alia, the Borrower and the Administrative Agent.
(d)Receipt by the Withdrawing Lender of the Prepayment.
Section 8.No Other Amendment.  Except for the amendments set forth in this Amendment, the text of the Existing Credit Agreement, the Existing Security Agreement and the Existing Pledge Agreement shall remain unchanged and in full force and effect.  On and after the Effective Date, all references to the Credit Agreement, the Security Agreement and the Pledge Agreement in each of the Loan Documents shall hereafter mean the Existing Credit Agreement, the Existing Security Agreement and the Existing Pledge Agreement, in each case, as amended by this Amendment. It is the intention of each of the parties hereto that each of the Existing Credit Agreement, the Existing Security Agreement and the Existing Pledge Agreement be amended hereunder so as to preserve the perfection and priority of all Liens securing the “Obligations” under the Loan Documents and that all “Obligations” of the Borrower and the Guarantors under the Existing Credit Agreement, the Existing Security Agreement and the Existing Pledge Agreement, as applicable, shall continue to be secured by Liens evidenced under the Collateral Documents, and this Amendment is not intended to effect, nor shall it be construed as, a novation. Each of the Existing Credit Agreement, the Existing Security Agreement and the Existing Pledge Agreement, as applicable, and this Amendment shall be construed together as a single agreement. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement. The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, the Security Agreement and the Pledge Agreement, as applicable, as heretofore and hereby amended, the Credit Agreement, the Security Agreement and the Pledge Agreement, as heretofore and hereby amended, and the other Collateral Documents and the other Loan Documents being hereby ratified and affirmed. The Borrower and Guarantors hereby expressly agree that the Credit Agreement, the Security Agreement, the Pledge Agreement, each as heretofore and hereby amended, the Collateral Documents and the other Loan Documents are in full force and effect.
Section 9.Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and each of the Lenders as follows:
(a)No Default or Event of Default has occurred and is continuing on the date hereof immediately before giving effect to this Amendment, or shall immediately result therefrom.
(b)The Borrower and the Guarantors have the power and authority to enter into this Amendment and to do all such acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by them.
(c)The execution, delivery and performance of this Amendment has been duly authorized by all necessary Organizational Action of the Borrower and the Guarantors and this Amendment constitutes a valid and binding agreement of the Borrower and the Guarantors enforceable against them in accordance with its terms, provided that the enforceability hereof is subject in each case to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.
(d)The execution and delivery of each of this Amendment and the performance by the Borrower and the Guarantors hereunder require no action by or in respect of, or filing with, any Governmental Authority that has not been obtained or made when required, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents and Operating Documents of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party.
Section 10.Counterparts; Governing Law. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
Section 11.Amendment. This Amendment may not be amended or modified without the written consent of the Lenders required under Section 9.05 of the Credit Agreement and the Administrative Agent.
Section 12.[Intentionally omitted].

Section 13.Consent by Guarantors. The Guarantors consent to the foregoing amendments. The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Existing Credit Agreement, as hereby amended, the Collateral Documents and the other Loan Documents to which they are party, said Existing Credit Agreement, as hereby amended, the Collateral Documents and such other Loan Documents being hereby ratified and affirmed. The Guarantors hereby expressly agree that the Existing Credit Agreement, as hereby amended, the Collateral Documents and the other Loan Documents are in full force and effect.
Section 14.Severability. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.
Section 15.Notices. All notices, requests and other communications to any party to the Loan Documents, as amended hereby, shall be given in accordance with the terms of Section 9.01 of the Credit Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers and representatives to execute and deliver, this Amendment as of the day and year first above written.

BORROWER:

MAIN STREET CAPITAL CORPORATION

By: /s/ Brent D. Smith

Name: Brent D. Smith
Title: Chief Financial Officer and Treasurer

GUARANTORS:

MAIN STREET CAPITAL PARTNERS, LLC

By: /s/ Brent D. Smith

Name: Brent D. Smith
Title: Chief Financial Officer and Treasurer

MAIN STREET EQUITY INTERESTS, INC.

By: /s/ Brent D. Smith

Name: Brent D. Smith
Title: Chief Financial Officer and Treasurer

MS INTERNATIONAL HOLDINGS, INC.

By: /s/ Brent D. Smith

Name: Brent D. Smith
Title: Chief Financial Officer and Treasurer

MAIN STREET CA LENDING, LLC

By: /s/ Brent D. Smith

Name: Brent D. Smith
Title: Chief Financial Officer and Treasurer

TRUIST BANK,
as Administrative Agent

By: /s/ David Fournier

Name: David Fournier
Title: Managing Director

TRUIST BANK,
as a Lender

By: /s/ David Fournier

Name: David Fournier
Title: Managing Director

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By: /s/ Shane Klein

Name: Shane Klein
Title: Managing Director

FROST BANK,
as a Lender

By: /s/ Jake Fitzpatrick

Name: Jake Fitzpatrick
Title: Vice President

ROYAL BANK OF CANADA,
as a Lender

By: /s/ Glenn Van Allen

Name: Glenn Van Allen
Title: Authorized Signatory

HANCOCK WHITNEY BANK,
as a Lender

By: /s/ Nathaniel Ellis

Name: Nathaniel Ellis
Title: Senior Vice President

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,
as a Lender

By: /s/ Megan Wiginton

Name: Megan Wiginton
Title: Vice President

TEXAS CAPITAL BANK, N.A.,

as a Lender

By: /s/ Eva Pawelek

Name: Eva Pawelek
Title: Senior Vice President

CADENCE BANK, N.A.,
as a Lender

By: /s/ Taylor Ducoff

Name: Taylor Ducoff
Title: Senior Vice President

COMERICA BANK,
as a Lender

By: /s/ L. J. Perenyi

Name: L. J. Perenyi
Title: Vice President

RAYMOND JAMES BANK, N.A.,
as a Lender

By: /s/ Mark Sprecht

Name: Mark Sprecht
Title: Vice President

BOKF, NA DBA BANK OF TEXAS,
as a Lender

By: /s/ Gary K. Whitt

Name: Gary K. Whitt
Title: Senior Vice President

WOODFOREST NATIONAL BANK,

as a Lender

By: /s/ Andy Gaines

Name: Andy Gaines
Title: Senior Vice President

CITY NATIONAL BANK,
as a Lender

By: /s/ Andrew Miller

Name: Andrew Miller
Title: Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By: /s/ Charles W. Jones

Name: Charles W. Jones
Title: Senior Vice President

BANCORPSOUTH BANK,
as a Lender

By: /s/ Mark Simoes

Name: Mark Simoes
Title: Executive Vice President

VERITEX COMMUNITY BANK,
as a Lender

By: /s/ Benjamin Kerr

Name: Benjamin Kerr
Title: Senior Vice President

TRUSTMARK NATIONAL BANK,
as a Lender

By: /s/ Jeff Deutsch

Name: Jeff Deutsch
Title: Senior Vice President

CIT BANK, N.A.,
as a Lender

By: /s/ Robert L. Klein

Name: Robert L. Klein
Title: Director

Acknowledged and Agreed, solely with respect to Section 2:

FIRST FINANCIAL BANK, N.A.,
as Withdrawing Lender

By: /s/ Marelyn Shedd

Name: Marelyn Shedd
Title: President – Abilene Region

EXHIBIT A

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

June 5, 2018

and

as amended by the First Amendment to Third Amended and Restated Credit Agreement, dated as of May 28, 2020, and the Omnibus Amendment No. 1, dated as of April 7, 2021 among

MAIN STREET CAPITAL CORPORATION

as Borrower,

the Guarantors Party Hereto,

the Lenders Party Hereto

and

~~BRANCH BANKING AND TRUST COMPANY,~~

TRUIST BANK (as successor by merger to Branch Banking and Trust Company),

as Administrative Agent

~~and~~

~~BB&T CAPITAL MARKETS,~~

__________________

TRUIST SECURITIES, INC. (as successor by merger to BB&T Capital Markets),

as Lead Arranger and Lead Book Runner

Page

ARTICLE I DEFINITIONS		1
SECTION 1.01.	Definitions	1
SECTION 1.02.	Accounting Terms and Determinations	~~50~~58
SECTION 1.03.	Use of Defined Terms	~~50~~59
SECTION 1.04.	Terms Generally	~~50~~59
SECTION 1.05.	Amendment and Restatement of Existing Credit Agreement	~~51~~59
SECTION 1.06.	Divisions	60
ARTICLE II THE CREDIT		~~51~~60
SECTION 2.01.	Commitments to Make Advances	~~51~~60
SECTION 2.02.	Method of Borrowing Advances ~~52~~.	61
SECTION 2.03.	Continuation and Conversion Elections	~~54~~62
SECTION 2.04.	~~Notes54~~Letters of Credit.	63
SECTION 2.05.	~~Maturity~~Repayments of Advances	~~55~~68
SECTION 2.06.	~~Interest~~ Rates ~~55~~.	69
SECTION 2.07.	Fees ~~58~~.	72
SECTION 2.08.	Optional Termination or Reduction of Commitments	~~58~~73
SECTION 2.09.	Scheduled Termination of Commitments	~~58~~73
SECTION 2.10.	Optional Prepayments ~~58~~.	73
SECTION 2.11.	Mandatory Prepayments ~~59~~.	74
SECTION 2.12.	General Provisions as to Payments ~~61~~.	77
SECTION 2.13.	Computation of Interest and Fees	~~67~~82
SECTION 2.14.	Increase in Commitments ~~67~~.	82
SECTION 2.15.	Extension Options	~~70~~85
ARTICLE III CONDITIONS TO BORROWINGS		~~70~~86
SECTION 3.01.	Conditions to Closing and First Borrowing	~~70~~86
SECTION 3.02.	Conditions to All ~~Borrowings72~~Credit Extensions	88
ARTICLE IV REPRESENTATIONS AND WARRANTIES		~~73~~89
SECTION 4.01.	Existence and Power	~~73~~89
740444017 21672061	-i-

(continued)

Page

SECTION 4.02.	Organizational and Governmental Authorization; No Contravention	~~74~~89
SECTION 4.03.	Binding Effect	~~74~~89
SECTION 4.04.	Financial Information ~~74~~.	90
SECTION 4.05.	Litigation	~~74~~90
SECTION 4.06.	Compliance with ERISA ~~75~~.	90
SECTION 4.07.	Payment of Taxes	~~75~~90
SECTION 4.08.	Subsidiaries	~~75~~91
SECTION 4.09.	Investment Company Act, Etc	~~75~~91
SECTION 4.10.	All Consents Required	~~76~~91
SECTION 4.11.	Ownership of Property; Liens	~~76~~91
SECTION 4.12.	No Default	~~76~~91
SECTION 4.13.	Full Disclosure	~~76~~91
SECTION 4.14.	Environmental Matters ~~76~~.	92
SECTION 4.15.	Compliance with Laws	~~77~~92
SECTION 4.16.	Capital Securities	~~77~~92
SECTION 4.17.	Margin Stock	~~77~~92
SECTION 4.18.	Insolvency	~~77~~93
SECTION 4.19.	Collateral Documents	~~78~~93
SECTION 4.20.	Labor Matters	~~78~~93
SECTION 4.21.	Patents, Trademarks, Etc	~~78~~93
SECTION 4.22.	Insurance	~~78~~94
SECTION 4.23.	Anti-Terrorism Laws	~~79~~94
SECTION 4.24.	Ownership Structure	~~79~~94
SECTION 4.25.	Reports Accurate; Disclosure	~~79~~94
SECTION 4.26.	Location of Offices	~~79~~95
SECTION 4.27.	Affiliate Transactions	~~80~~95
SECTION 4.28.	Broker’s Fees	~~80~~95
SECTION 4.29.	Survival of Representations and Warranties, Etc	~~80~~95
SECTION 4.30.	Loans and Investments	~~80~~95

740444017 21672061	-ii-

~~WBD (US) 42673629v7~~

(continued)

Page

SECTION 4.31.	No Default or Event of Default	~~80~~95
SECTION 4.32.	USA Patriot Act; OFAC; Anti-Corruption Laws ~~80~~.	96
SECTION 4.33.	~~Material Contracts81~~[Intentionally Omitted]	96
SECTION 4.34.	Collateral-Mortgage Property	~~81~~97
SECTION 4.35.	Mortgaged Properties	~~82~~97
SECTION 4.36.	Common Enterprise	~~82~~97
SECTION 4.37.	Investment Policies	~~82~~97
SECTION 4.38.	Eligibility of Portfolio Investments	~~82~~97
SECTION 4.39.	Portfolio Investments	~~82~~97
SECTION 4.40.	Selection Procedures	~~83~~98
SECTION 4.41.	Coverage Requirement	~~83~~98
ARTICLE V COVENANTS		~~83~~98
SECTION 5.01.	Information	~~83~~98
SECTION 5.02.	Inspection of Property, Books and Records	~~85~~100
SECTION 5.03.	Maintenance of RIC Status and Business Development Company	~~86~~101
SECTION 5.04.	Minimum ~~Availability86~~Liquidity	101
SECTION 5.05.	~~Capital Expenditures86~~Minimum Borrower Asset Coverage Ratio	101
SECTION 5.06.	Sale/Leasebacks	~~86~~101
SECTION 5.07.	Minimum Consolidated Tangible Net Worth	~~86~~101
SECTION 5.08.	Acquisitions	~~86~~101
SECTION 5.09.	Interest Coverage Ratio	~~86~~101
SECTION 5.10.	Asset Coverage Ratio	~~86~~101
SECTION 5.11.	Loans or Advances	~~87~~102
SECTION 5.12.	Restricted Payments	~~87~~102
SECTION 5.13.	Investments	~~87~~102
SECTION 5.14.	Negative Pledge	~~88~~103
SECTION 5.15.	Maintenance of Existence, etc	~~89~~104
SECTION 5.16.	Dissolution	~~90~~104

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~~WBD (US) 42673629v7~~

(continued)

Page

SECTION 5.17.	Consolidations, Mergers and Sales of Assets	~~90~~105
SECTION 5.18.	Use of Proceeds	~~90~~105
SECTION 5.19.	Compliance with Laws; Payment of Taxes	~~91~~106
SECTION 5.20.	Insurance	~~91~~106
SECTION 5.21.	Change in Fiscal Year	~~91~~106
SECTION 5.22.	Maintenance of Property	~~91~~106
SECTION 5.23.	Environmental Notices	~~91~~106
SECTION 5.24.	Environmental Matters	~~92~~106
SECTION 5.25.	Environmental Release	~~92~~107
SECTION 5.26.	[Intentionally ~~omitted~~Omitted].~~]~~	~~92~~ 107
SECTION 5.27.	Transactions with Affiliates	~~92~~107
SECTION 5.28.	Joinder of Subsidiaries ~~92~~.	107
SECTION 5.29.	No Restrictive Agreement	~~94~~109
SECTION 5.30.	Partnerships and Joint Ventures	~~95~~109
SECTION 5.31.	Additional Debt	~~95~~110
SECTION 5.32.	[Intentionally ~~omitted] 97~~Omitted].	112
SECTION 5.33.	Modifications of Organizational Documents	~~97~~112
SECTION 5.34.	ERISA Exemptions	~~97~~112
SECTION 5.35.	Hedge Transactions	~~98~~112
SECTION 5.36.	Performance of Loan Documents	~~98~~112
SECTION 5.37.	~~Operating Leases98~~[Intentionally Omitted].	113
SECTION 5.38.	[Intentionally ~~omitted] 98~~Omitted].	113
SECTION 5.39.	Compliance with Investment Policies and Investment Documents	~~98~~113
SECTION 5.40.	Delivery of Collateral to Collateral Custodian	~~98~~113
SECTION 5.41.	Custody Agreements	~~99~~113
SECTION 5.42.	Prepayment and Amendment of Certain Debt	~~99~~113
ARTICLE VI DEFAULTS		~~100~~115
SECTION 6.01.	Events of Default	~~100~~115
SECTION 6.02.	Notice of Default	~~104~~118

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~~WBD (US) 42673629v7~~

(continued)

Page

SECTION 6.03.	[Intentionally ~~omitted~~Omitted].~~]~~	~~104~~ 118
SECTION 6.04.	Allocation of Proceeds	~~104~~118
ARTICLE VII THE ADMINISTRATIVE AGENT		~~105~~119
SECTION 7.01.	Appointment and Authority	~~105~~119
SECTION 7.02.	Rights as a Lender	~~105~~120
SECTION 7.03.	Exculpatory Provisions	~~105~~120
SECTION 7.04.	Reliance by Administrative Agent	~~106~~121
SECTION 7.05.	Delegation of Duties	~~107~~121
SECTION 7.06.	Resignation of Administrative Agent	~~107~~121
SECTION 7.07.	Non-Reliance on Administrative Agent and Other Lenders	~~108~~122
SECTION 7.08.	No Other Duties, etc	~~108~~123
SECTION 7.09.	Other Agents	~~108~~123
SECTION 7.10.	Hedging Agreements, Cash Management Services and Bank Products	~~108~~123
SECTION 7.11.	Administrative Agent May File Proofs of Claim	~~109~~123
SECTION 7.12.	Collateral and Guaranty Matters	~~109~~124
SECTION 7.13.	Erroneous Payments	125
ARTICLE VIII CHANGE IN CIRCUMSTANCES; COMPENSATION		~~110~~127
SECTION 8.01.	Interest Rate Matters ~~110~~.	127
SECTION 8.02.	Illegality	~~112~~130
SECTION 8.03.	Increased Cost and Reduced Return ~~112~~.	131
SECTION 8.04.	Base Rate Advances Substituted for Affected Euro-Dollar Advances	~~114~~132
SECTION 8.05.	Compensation	~~114~~133
ARTICLE IX MISCELLANEOUS		~~115~~133
SECTION 9.01.	Notices Generally ~~115~~.	133
SECTION 9.02.	No Waivers	~~117~~136
SECTION 9.03.	Expenses; Indemnity; Damage Waiver ~~117~~.	136

~~v~~

740444017 21672061	-v-

~~WBD (US) 42673629v7~~

(continued)

Page

SECTION 9.04.	Setoffs; Sharing of Set-Offs; Application of Payments; Replacement of Lenders ~~119~~.	138
SECTION 9.05.	Amendments and Waivers ~~121~~.	140
SECTION 9.06.	Margin Stock Collateral	~~123~~142
SECTION 9.07.	Successors and Assigns ~~123~~.	142
SECTION 9.08.	Defaulting Lenders	~~127~~146
SECTION 9.09.	Confidentiality	~~129~~149
SECTION 9.10.	Representation by Lenders	~~130~~150
SECTION 9.11.	Obligations Several	~~130~~150
SECTION 9.12.	Survival of Certain Obligations	~~130~~150
SECTION 9.13.	~~North Carolina~~Governing Law	~~131~~150
SECTION 9.14.	Severability	~~131~~150
SECTION 9.15.	Interest	~~131~~150
SECTION 9.16.	Interpretation	~~131~~151
SECTION 9.17.	Counterparts; Integration; Effectiveness; Electronic Execution ~~131~~.	151
SECTION 9.18.	Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial ~~132~~.	151
SECTION 9.19.	Independence of Covenants	~~133~~152
SECTION 9.20.	Concerning Certificates	~~133~~152
SECTION 9.21.	Patriot Act Notice	~~133~~153
SECTION 9.22.	No Fiduciary Relationship	~~133~~153
SECTION 9.23.	Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~133~~153
SECTION 9.24.	Certain ERISA Matters ~~134~~.	154
SECTION 9.25.	Acknowledgement Regarding Any Supported QFCs	156
ARTICLE X GUARANTY		~~136~~157
SECTION 10.01.	Unconditional Guaranty	~~136~~157
SECTION 10.02.	Obligations Absolute	~~137~~157
SECTION 10.03.	Continuing Obligations; Reinstatement	~~139~~159
SECTION 10.04.	Additional Security, Etc	~~139~~160

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~~WBD (US) 42673629v7~~

(continued)

Page

SECTION 10.05.	Information Concerning the Borrower	~~140~~160
SECTION 10.06.	Guarantors’ Subordination	~~140~~160
SECTION 10.07.	Waiver of Subrogation	~~140~~160
SECTION 10.08.	Enforcement	~~140~~161
SECTION 10.09.	Miscellaneous	~~141~~161
SECTION 10.10.	Keepwell	~~141~~161
SECTION 10.11.	Consent and Reaffirmation	~~141~~161

740444017 21672061	-vii-

~~WBD (US) 42673629v7~~

Schedules:

Schedule 1.01 ~~–~~(a) – Industry Classifications
Schedule 1.01(b) – Mortgaged Property

Schedule 2.01 ~~–~~– Revolver Commitments

Schedule ~~4.08 – Subsidiaries of Loan Parties~~2.04 – Issuing Bank LC Exposure

Schedule 4.24 ~~–~~– Subsidiaries of Loan Parties

Schedule 4.27 – Affiliate Transactions

Schedule 4.30 ~~–~~– Loans and Investments

Schedule 4.33 ~~–~~– Material Contracts

~~Schedule 5.11 – Loans and Advances~~

Schedule 5.14 ~~–~~– Existing Liens

~~Schedule 5.37 – Operating Leases~~

Exhibits:

Exhibit A ~~–~~– Form of Notice of Borrowing

Exhibit B-1 ~~–~~– Form of Revolver Note

Exhibit B-2 ~~–~~– Form of Swing Advance Note

Exhibit C ~~–~~– Form of Notice of Continuation or Conversion

Exhibit D ~~–~~– Form of Borrowing Base Certification Report

Exhibit E ~~–~~– Form of Control Agreement Notice re Amendment and Restatement of Credit Agreement

Exhibit F ~~–~~– Form of Compliance Certificate

Exhibit G ~~–~~– Form of Joinder and Reaffirmation Agreement

Exhibit H ~~–~~– Form of Assignment and Assumption

Exhibit I ~~–~~– Form of Designation Notice

Exhibit J-1 ~~-~~– Form of U.S. Tax Compliance Certificate

Exhibit J-2 ~~-~~– Form of U.S. Tax Compliance Certificate

Exhibit J-3  ~~-~~– Form of U.S. Tax Compliance Certificate

Exhibit J-4 ~~-~~– Form of U.S. Tax Compliance Certificate

 -viii-

740444017 21672061

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 5, 2018, as amended by the First Amendment to Third Amended and Restated Credit Agreement, dated as of May 28, 2020 and the Omnibus Amendment No. 1, dated as of April 7, 2021, among MAIN STREET CAPITAL CORPORATION, a Maryland corporation, as borrower, the GUARANTORS party hereto, as guarantors, the LENDERS party hereto and ~~BRANCH BANKING AND TRUST COMPANY~~TRUIST BANK (as successor by merger to Branch Banking and Trust Company), as Administrative Agent.

RECITALS

A.Certain of the parties hereto are parties to a Second Amended and Restated Credit Agreement dated as of September 27, 2013 by and among the Borrower, the Guarantors party thereto, Truist Bank (as successor by merger to Branch Banking and Trust Company), as Administrative Agent and Swingline Lender, and the Lenders party thereto (as amended, the “Existing Credit Agreement”), and certain other Loan Documents entered into in connection with (and as defined in) the Existing Credit Agreement (collectively with the Existing Credit Agreement, as amended, the “Existing Loan Documents”), pursuant to which the Lenders party thereto provided credit facilities to the Borrower.

B.The parties wish to enter into this Agreement and the Loan Documents to provide credit facilities to the Borrower, which shall amend, restate, replace and supersede (but not cause a novation of) the Existing Credit Agreement and the other Existing Loan Documents and which hereinafter shall govern the terms and conditions under which the Lenders shall provide senior revolving credit facilities to the Borrower.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS
SECTION 1.01.Definitions.  The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

“Acquisition” means any transaction or series of related transactions (other than a Portfolio Investment) for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by the Borrower or any Subsidiary of all or substantially all of the assets of a Person (other than a Subsidiary) or of any business or division of a Person (other than a Subsidiary), (b) the acquisition by the Borrower or any Subsidiary of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (provided that formation or organization of any Wholly Owned Subsidiary shall not constitute an “Acquisition” to the extent that the amount of the Investment in such entity is permitted under Sections 5.08 and 5.12), or (c) a merger, consolidation, amalgamation or other combination by the Borrower or any Subsidiary with another Person (other

~~WBD (US) 42673629v7~~

740444017 21672061

than a Subsidiary) if the Borrower or such Subsidiary is the surviving entity; provided that in any merger involving the Borrower, the Borrower must be the surviving entity.

“Additional Lender” has the meaning set forth in Section 2.14(a).

“Adjusted Borrowing Base” means, as of any date of determination, the Borrowing Base minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Loan Parties as of such date (provided that Cash Collateral for outstanding Letters of Credit shall not be treated as a portion of the Portfolio Investments).

“Adjusted Debt Balance” means, as of any date of determination, the Revolving Credit Exposure as of such date minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Loan Parties as of such date (provided that Cash Collateral for outstanding Letters of Credit shall not be treated as a portion of the Portfolio Investments).

“Adjusted London InterBank Offered Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London InterBank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

“Administrative Agent” means ~~BB&T~~Truist, in its capacity as administrative agent for the Lenders, and its successors and permitted assigns in such capacity.

“Administrative Agent’s Account” means the account designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” means, as to any Eligible Investment and subject to adjustment as provided in the definition of Borrowing Base, the following percentages with respect to such Eligible Investment:

Portfolio Investment	Advance Rate
Cash and Cash Equivalents	100%
Eligible Quoted Senior Bank Loan Investments	80%
Eligible Investment Grade Debt Securities	80%
Eligible Core Portfolio Investments	70%
Eligible Unquoted Senior Bank Loan Investments and Eligible Non-Investment Grade Debt Securities	65%

~~WBD (US) 42673629v7~~

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“Advances” means collectively the Revolver Advances and the Swing Advances.  “Advance” means any one of such Advances, as the context may require.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person at any time means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person at such time, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person at such time, or (iii) any other Person of which such Person owns, directly or indirectly, 10% or more of the common stock or equivalent equity interests at such time.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, “control” shall not include “negative” control or “blocking” rights whereby action cannot be taken without the vote or consent of any Person.  Notwithstanding the foregoing, the term “Affiliate” shall not include any Person that is an “Affiliate” solely by reason of the Borrower or any Subsidiary’s investment therein in connection with a Portfolio Investment in the ordinary course of business and consistent with the Investment Policies.

“Agreement” means this Third Amended and Restated Credit Agreement, together with all amendments and supplements hereto.

“Applicable Laws” means all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” has the meaning set forth in Section 2.06(a).

“Applicable Percentage” means with respect to any Lender, the percentage of the total Revolver Commitments represented by such Lender’s Revolver Commitment.  If the Revolver Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolver Commitments most recently in effect, giving effect to any assignments.

“Approved Dealer” means a broker-dealer acceptable to the Administrative Agent in its sole discretion.  The Administrative Agent acknowledges and agrees that the following broker-dealers are acceptable as Approved Dealers:  Credit Suisse Group AG, Bank of America, Wells Fargo & Company, Citigroup, Inc., Goldman Sachs & Co., Deutsche Bank AG, UBS AG, Toronto Dominion Bank, Jefferies Group, Inc., Macquarie Group, Ltd., Barclays PLC, Royal Bank of Scotland, Bank of New York, Royal Bank of Canada, JP Morgan Chase & Co. and Morgan Stanley.

~~WBD (US) 42673629v7~~

740444017 21672061

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Pricing Service” means a pricing or quotation service acceptable to the Administrative Agent in its sole discretion.  The Administrative Agent acknowledges and agrees that the following pricing and quotation services are acceptable as an Approved Pricing Service: (i) Markit; (ii) Loan Pricing Corporation (LPC); (iii) LoanX, Inc.; and (iv) IDC.

~~“Asset Coverage Ratio” means the ratio of Consolidated Tangible Net Worth to outstanding Revolver Advances.~~

“Approved Third-Party Appraiser” means any independent nationally recognized third-party appraisal firm engaged by the Borrower or the Administrative Agent, as applicable, as part of its valuation procedures and reasonably acceptable to the Administrative Agent and the Borrower, including Deloitte Financial Advisory Services LLP, Duff & Phelps LLC, Houlihan Lokey Howard & Zukin Capital, Inc., Murray, Devine and Company, Lincoln International LLC, Valuation Research Corporation or any other third-party appraisal firm mutually agreed to between the Borrower and the Administrative Agent.

“Asset Coverage Ratio” means, on a consolidated basis for Borrower and its Consolidated Subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Borrower and its Consolidated Subsidiaries (all as determined pursuant to the Investment Company Act and any no-action letters or orders of the SEC issued to or with respect to the Borrower or generally to business development companies thereunder, including, without limitation any exemptive relief granted by the SEC with respect to the Debt of any joint venture, SPV Subsidiary or SBIC Entity or otherwise (including, for the avoidance of doubt, any exclusion of such Debt in the foregoing calculation)).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form approved by the Administrative Agent and the Borrower.

“Assignment of Mortgage” means, as to each Portfolio Investment secured by an interest in real property, one or more assignments, notices of transfer or equivalent instruments, each in recordable form and sufficient under the laws of the relevant jurisdiction to reflect the transfer of the related mortgage, deed of trust, security deed or similar security instrument and all other documents related to such Portfolio Investment and, to the extent requested by the Administrative Agent, to grant a perfected lien thereon by the Borrower in favor of the Administrative Agent on behalf of the Secured Parties, each such Assignment of Mortgage to be in form and substance acceptable to the Administrative Agent.

“Availability” means, on any date of determination, the amount, if any, by which the lesser of (a) the Borrowing Base and (b) the aggregate Revolver Commitments of all Lenders at such time exceeds the principal amount of all Advances outstanding at such time.

~~WBD (US) 42673629v7~~

740444017 21672061

“Available Liquidity” means one or more of the following: Unrestricted Assets, Availability or available borrowing capacity under an effective commitment letter or other written agreement to refinance the applicable Debt.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (vi) of Section 8.01(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bailee Agreement” means an agreement in form and substance reasonably acceptable to the Administrative Agent and executed by a Person (other than an Obligor, a Loan Party or any of their respective Affiliates) that is in possession of any Collateral pursuant to which such Person acknowledges the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Bank Products” means any:  (1) Hedging Agreements; and (2) other services or facilities provided to any Loan Party by ~~BB&T~~Truist or any Lender that provides the initial funding of any Revolver Commitment on the ~~Closing~~Omnibus Amendment Effective Date or any Additional Lender that provides the funding of a Revolver Commitment on any Commitment Increase Date (but not any assignee of any of the foregoing Lenders) or any of their respective Affiliates, in each case solely until such Person has assigned all of its interests under this Agreement (each, in such capacity, a “Bank Product Bank”) (but excluding Cash Management Services) with respect to (a) credit cards, (b) purchase cards, (c) merchant services constituting a line of credit, and (d) leasing.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§101, et. seq.), as amended from time to time.

“Base Rate” means for any Base Rate Advance for any day, the rate per annum equal to the ~~higher~~highest as of such day of (i) the Prime Rate, ~~and~~ (ii)  one-half of one percent (0.5%) above the Federal Funds Rate and (iii) zero.  For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

~~WBD (US) 42673629v7~~

740444017 21672061

“Base Rate Advance” means, with respect to any Advance, such Advance when such Advance bears or is to bear interest at a rate based upon the Base Rate.

~~“BB&T” means Branch Banking and Trust Company, and its successors.~~

 ~~“BDC Asset Coverage Ratio” means, on a consolidated basis for Borrower and its Consolidated Subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Borrower and its Consolidated Subsidiaries (all as determined pursuant to the Investment Company Act and any no-action letters or orders of the SEC issued to the Borrower or generally to business development companies thereunder).~~

“Benchmark” means, initially, the Adjusted London InterBank Offered Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Adjusted London InterBank Offered Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) or clause (iii) of Section 8.01(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)  the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).   If the Benchmark Replacement as

~~WBD (US) 42673629v7~~

740444017 21672061

determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

 “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters)

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that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)  in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of

(a) the date of the public statement or publication of information referenced therein; and

(b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 8.01(b)(iii); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth  therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

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(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.01(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.01(b).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code that is subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means Main Street Capital Corporation, a Maryland corporation, and its successors and its permitted assigns.

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“Borrower Asset Coverage Ratio” means the ratio, determined on a consolidated basis for the Loan Parties, without duplication, of (a) Total Assets minus Total Assets Concentration Limitation to (b) Total Secured Debt.

“Borrowing” means a borrowing hereunder consisting of Revolver Advances made to the Borrower at the same time by all of the Lenders pursuant to Article II.  A Borrowing is a “Base Rate Borrowing” if such Advances are Base Rate Advances.  A Borrowing is a “Euro-Dollar Borrowing” if such Advances are Euro-Dollar Advances.  A Borrowing is a “Tranche Euro-Dollar Borrowing” if such Advances are Tranche Euro-Dollar Advances.  A Borrowing is an “Index Euro-Dollar Borrowing” if such Advances are Index Euro-Dollar Advances.

“Borrowing Base” means, based on the most recent Borrowing Base Certification Report which as of the date of a determination of the Borrowing Base has been received by the Administrative Agent, the sum of the applicable Advance Rates of the Value of each Eligible Investment identified in the definition of “Advance Rate” in this Section 1.01 (including Pre-Positioned Investments); provided, however, that:

(a)~~(a)~~  in no event shall more than ~~35~~50% of the aggregate value of the Borrowing Base consist of Eligible Non-Investment Grade Debt Securities and Eligible Unquoted Senior Bank Loan Investments (in each case after giving effect to Advance Rates);
(b)~~(b)~~ in no event shall more than 15% of the aggregate value of the Borrowing Base consist of debtor-in-possession Investments (in each case after giving effect to Advance Rates);
(c)~~(c)~~ for purposes of calculating the Borrowing Base, no single Portfolio Investment shall be included in the Borrowing Base at a Value in excess of (i) $30,000,000, if the total number of Portfolio Investments is fewer than 35 or the Borrowing Base is less than $175,000,000 (for purposes of calculating the $175,000,000 test no single Portfolio Investment shall be Valued at greater than $30,000,000); or (ii) $45,000,000, if the total number of Portfolio Investments is 35 or more and the Borrowing Base is greater than or equal to $175,000,000 (for purposes of calculating the $175,000,000 test no single Portfolio Investment shall be Valued at greater than $~~30,000,000~~45,000,000); notwithstanding the foregoing, no more than 25 Portfolio Investments shall be included in the Borrowing Base at a Value greater than $25,000,000 at any time for purposes of this calculation;
(d)~~(d)~~ in no event shall there be fewer than twelve (12) Core Portfolio Investments in the Borrowing Base;
(e)~~(e)~~ all filings and other actions required to perfect the first-priority security interest (subject to Permitted Liens) of the Administrative Agent on behalf of the Secured Parties in the Portfolio Investments comprising the Borrowing Base have been made or taken (and any Portfolio Investment for which all perfection steps have not been completed, including securities perfected by possession that have not yet been delivered to the Collateral Custodian or a bailee that has delivered a valid, binding and effective Bailee

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Agreement to the Administrative Agent in accordance with Section 5.40, shall be excluded from the Borrowing Base until such completion);
(f)~~(f)~~ in no event shall more than 10% of the aggregate value of the Borrowing Base consist of Investments in which, in each case, the Primary Obligor is organized under the laws of, or maintains its chief executive office in, Canada or any province thereof (after giving effect to Advance Rates); and
(g)~~(g)~~ (i)  in no event shall more than 10% of the aggregate value of the Borrowing Base consist of Investments in which the Obligor’s primary business is in the gaming industry (after giving effect to Advance Rates), (ii) in no event shall more than 10% of the aggregate value of the Borrowing Base consist of Investments in which the Obligor’s primary business is in the bio tech industry (after giving effect to Advance Rates), (iii) in no event shall more than 10% of the aggregate value of the Borrowing Base consist of Investments in which the Obligor’s primary business is in the oil or gas exploration industry (after giving effect to Advance Rates) ~~and~~, (iv) in no event shall more than 15% of the aggregate value of the Borrowing Base consist of Investments in which the Obligor’s primary business is in the gaming industry, in the bio tech industry or in the oil or gas exploration industry (after giving effect to Advance Rates) and (v) in no event shall more than 25% (or 30% with prior written notice to the Administrative Agent) of the aggregate value of the Borrowing Base consist of Investments in any single industry set forth on Schedule 1.01(a) – Industry Classifications.

For the avoidance of doubt, (x) to avoid double counting of the portfolio limitations set forth in clauses (a)-(g) above, any reduction specified above shall be without duplication of any other such reduction and (y) to the extent the Borrowing Base is required to be reduced to comply with any of the portfolio limitations specified above, the Borrower shall be permitted to choose the Portfolio Investments, or portions of such Portfolio Investments, to be excluded from the Borrowing Base to effect such reduction.  For purposes of determining the portfolio limitations above, (1) issuers that are in a consolidated group of corporations or other entities (a “Consolidated Group”) shall be treated as a single issuer and (2) the Administrative Agent in its sole discretion may approve issuers of Investments that are in a Consolidated Group to be treated as separate issuers.  Investments that are not adequately correlated with risk of other investments in that industry may be assigned by the Borrower to an industry that is more closely correlated to such Investment.  In the absence of any correlation, the Borrower shall be permitted, upon prior notice to the Administrative Agent (for the distribution to each Lender), to create up to three additional industries that are not set forth on Schedule 1.01(a) – Industry Classifications.

“Borrowing Base Certification Report” means a report in the form attached hereto as Exhibit D, and otherwise satisfactory to the Administrative Agent, certified by the chief financial officer or other authorized officer of the Borrower regarding the Eligible Investments, and including or attaching a list of all Portfolio Investments included in the Borrowing Base and the most recent Value (and the source of determination of the Value) for each.  ~~Upon receipt by the Administrative Agent, a Borrowing Base Certification Report shall be subject to the~~

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~~Administrative Agent’s satisfactory review, acceptance or correction, in the exercise of its reasonable discretion.~~

~~“Capital Expenditures” means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP; provided that in no event shall a Portfolio Investment be considered a Capital Expenditure.~~

“Calculation Amount” shall be equal to, as of the end of any Testing Quarter, the greater of: (i) the amount equal to (y) 125% of the Adjusted Debt Balance (as of the end of such Testing Quarter) minus (z) the sum of the Values of all Quoted Investments included in the Borrowing Base (as of the end of such Testing Quarter) and (ii) 10% of the aggregate Value of all Unquoted Investments included in the Borrowing Base (as of the end of such Testing Quarter); provided, however, in no event shall more than 25% (or, if clause (ii) applies, 10%, or as near thereto as reasonably practicable) of the aggregate Value of the Unquoted Investments in the Borrowing Base be tested in respect of any applicable Testing Quarter.

“Capital Securities” means, with respect to any Person, any and all shares, interests (including membership interests and partnership interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital (including any instruments convertible into equity), whether now outstanding or issued after the ~~Closing~~Omnibus Amendment Effective Date.

“Cash” means money, currency or a credit balance in any demand or deposit account with a United States federal or state chartered commercial bank of recognized standing having capital and surplus in excess of $500 million, so long as such bank has not been a Defaulting Lender for more than three (3) business days after notice to Borrower (which notice may be given by telephone or e-mail), which bank or its holding company has a short-term commercial paper rating of: (a) at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s, or (b) at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s (or, in the case of a current Lender only, if not rated by S&P or Moody’s, such Lender is rated by another rating agency acceptable to the Administrative Agent and such Lender’s rating by such rating agency is not lower than its rating by such rating agency on the ~~Closing~~Omnibus Amendment Effective Date) and (i) all amounts and assets credited to such account are directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) or (ii) such bank is otherwise acceptable at all times and from time to time to the Administrative Agent in its sole discretion.  The Administrative Agent acknowledges that, on the ~~Closing~~Omnibus Amendment Effective Date, each current Lender hereunder is an acceptable bank within the meaning of clause (b)(ii) of this definition.

“Cash Collateralize” means, in respect of a Letter of Credit or any obligation hereunder, to provide and pledge cash collateral pursuant to Section 2.04(k), at a location and pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and the

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Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) with maturities of not more than one year from the date acquired; (b) time deposits and certificates of deposit with maturities of not more than one (1) year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing having capital and surplus in excess of $500 million, and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s; and (c) investments in money market funds (i) which mature not more than ninety (90) days from the date acquired and are payable on demand, (ii) with respect to which there has been no failure to honor a request for withdrawal, (iii) which are registered under the Investment Company Act ~~of 1940, as amended~~, (iv) which have net assets of at least $500,000,000 and (v) which maintain a stable share price of not less than One Dollar ($1.00) per share and are either (A) directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) or (B) maintain a rating of at least A-2 or better by S&P and are maintained with an investment fund manager that is otherwise acceptable at all times and from time to time to the Administrative Agent in its sole discretion; provided that, notwithstanding the foregoing, no asset, agreement, or investment maintained or entered into with, or issued, guaranteed by, or administered by a Lender that has been a Defaulting Lender for more than three (3) business days after notice to Borrower (which notice may be given by telephone or e-mail) shall be a “Cash Equivalent” hereunder.  The Administrative Agent acknowledges that, on the ~~Closing~~Omnibus Amendment Effective Date, Fidelity Investments is an acceptable investment fund manager within the meaning of the foregoing clause (B).

“Cash Management Services” means any one or more of the following types of services or facilities provided to any Loan Party by ~~BB&T~~Truist or any Lender that provides the initial funding of any Revolver Commitment on the ~~Closing~~Omnibus Amendment Effective Date or any Additional Lender that provides the funding of a Revolver Commitment on any Commitment Increase Date (but not any assignee of any of the foregoing Lenders) or any of their respective Affiliates, in each case solely until such Person has assigned all of its interests under this Agreement (each, in such capacity, a “Cash Management Bank”): (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, and (e) merchant services not constituting a Bank Product.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq. and its implementing regulations and amendments.

~~“CERCLIS” means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.~~

“Change in Control” means the occurrence after the ~~Closing~~Omnibus Amendment Effective Date of any of the following: (i) any Person or two or more Persons acting in concert (excluding the Persons that are officers and directors of the Borrower on the ~~Closing~~Omnibus

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Amendment Effective Date) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the board of directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the board of directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the board of directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B).

“Change in Law” means the occurrence, after the ~~date of this Agreement~~Omnibus Amendment Effective Date (or with respect to a Person becoming a Lender by assignment or joinder after the Omnibus Amendment Effective Date, the effective date thereof), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, requirement, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, requirements, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, requirements, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Closing Certificate” has the meaning set forth in Section 3.01(d).

“Closing Date” means June 5, 2018.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.  Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

~~“Collateral” means collectively:  (1) (i) 100% of the Capital Securities of the Guarantors and of the current and future Domestic Subsidiaries of the Borrower and Guarantors; (ii) 65% (or, if less, the entire interest owned by the applicable Loan Party) of the issued and outstanding voting and 100% (or, if less, the entire interest owned by the applicable Loan Party) of the issued and outstanding non-voting Capital Securities of any current or future Foreign Subsidiaries and (iii) all of the other present and future property and assets of the Borrower and each Guarantor including, but not limited to, machinery and equipment, inventory and other goods, accounts, accounts receivable, bank accounts, brokerage accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds, and cash; and (2) any other property which secures the Obligations pursuant to the Collateral Documents; provided that, notwithstanding the foregoing, “Collateral” shall not include (i) equity interests in any SBIC Entity until such time as a pledge thereof is required~~

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~~pursuant to Section 5.28, (ii) property rights in Capital Securities issued by a Person other than a Subsidiary, or in any Operating Documents of any such issuer, to the extent the security interest of the Administrative Agent does not attach thereto pursuant to the terms of the Collateral Documents and (iii) equity interests in any SPV Subsidiary. For the avoidance of doubt, “Collateral” shall not include equity interests in MSC.~~

“Collateral” means collectively the Collateral (as defined in the Security Agreement), the Collateral (as defined in the Pledge Agreement) and any other asset of a Loan Party in which a Lien has been granted in favor of the Administrative Agent pursuant to a Collateral Document.  For the avoidance of doubt, “Collateral” shall not include equity interest in MSC.

“Collateral Coverage Test” has the meaning set forth in Section 2.06(a).

“Collateral Custodian” means any and each of (i) ~~BB&T~~Truist, in its capacity as Collateral Custodian under the Custodial Agreement to which it is a party, together with its successors and permitted assigns and (ii) any other Person acting as a collateral custodian with respect to any Collateral under any Custodial Agreement entered into in accordance with the terms of this Agreement.  Notwithstanding the foregoing, the Collateral Custodian shall at all times be satisfactory to the Administrative Agent, in its reasonable discretion.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey (or shall have granted or conveyed) to the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

“Commitment Increase” has the meaning set forth in Section 2.14(a).

“Commitment Increase Date” has the meaning set forth in Section 2.14(c).

“Commitment Termination Date” means April 7, 2025.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning set forth in Section 5.01(c).

“Consolidated EBITDA” means and includes, for the Borrower and the Consolidated Subsidiaries that are Guarantors for any period, an amount equal to the sum of (a) Consolidated Net Investment Income for such period; plus, (b) to the extent such amounts were deducted in computing Consolidated Net Investment Income for such period: (i) Consolidated Interest Expense for such period; (ii) income tax expense for such period, determined on a consolidated basis in accordance with GAAP; and (iii) Depreciation and Amortization for such period, determined on a consolidated basis in accordance with GAAP.  For avoidance of doubt, income and expenses of the SBIC Entities and any SPV Subsidiary shall not be included for purposes of calculating

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Consolidated EBITDA, except to the extent of dividends or distributions from such entities actually received by the Borrower or any Guarantor.

“Consolidated Interest Expense” for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries that are Guarantors outstanding during such period on a consolidated basis in accordance with GAAP.  For avoidance of doubt, interest, whether expensed or capitalized, of the SBIC Entities and any SPV Subsidiary shall not be included for purposes of calculating Consolidated Interest Expense.

“Consolidated Net Investment Income” means, for any period, the net investment income of the Borrower and the Consolidated Subsidiaries that are Guarantors set forth or reflected on the consolidated income statement of the Borrower and its Consolidated Subsidiaries for such period prepared in accordance with GAAP.  For avoidance of doubt, net investment income of the SBIC Entities and any SPV Subsidiary shall not be included for purposes of calculating Consolidated Net Investment Income, except to the extent of dividends or distributions from such entities actually received by the Borrower or any Guarantor.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

“Consolidated Tangible Net Worth” means, at any time, Net Assets less the sum of the value~~,~~ (to the extent reflected in determining Net Assets), as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, on a consolidated basis prepared in accordance with GAAP (but without giving effect to the operation of Accounting Standards Codification No. 825-10), of

(A)All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

(B)To the extent not included in (A) of this definition, any amount at which the Capital Securities of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

(C)To the extent not included in (A) of this definition, any amount at which the investment in Main Street Capital Partners, LLC appears as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries; and

(D)Loans or advances to owners of Borrower’s Capital Securities, or to directors, officers, managers or employees of Borrower and its Consolidated Subsidiaries.

Notwithstanding the fact that the SBIC Entities and the SPV Subsidiaries are not Loan Parties, the SBIC Entities and the SPV Subsidiaries shall be included for purposes of calculating Consolidated Tangible Net Worth and the Borrower Asset Coverage Ratio; provided that, the calculation of the Borrower Asset Coverage Ratio shall be subject to the Total Assets Concentration Limitation.

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“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Core Portfolio Investment” means a Portfolio Investment originated by the Borrower (or co-originated by the Borrower so long as such Portfolio Investment complies with all Borrower’s Investment Policies and is subject to the same due diligence by Borrower as Portfolio Investments originated solely by the Borrower).  For avoidance of doubt, Core Portfolio Investments shall not include Cash, Cash Equivalents, any Senior Bank Loan Investment or any Debt Security.

~~“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its Revolver Advances and such Lender’s participation in Swing Advances at such time.~~

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Party Expenses” means, without limitation, (a) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, ~~in connection with this Agreement and the other Loan Documents,~~ including without limitation ~~(i)~~ the reasonable and documented out-of-pocket fees, charges and disbursements of (~~A)~~i) (and, with respect to legal expenses, limited to) one outside counsel for the Administrative Agent, (~~B~~ii) outside consultants for the Administrative Agent, (~~C~~iii) subject to the Valuation Expense Cap, appraisers (including Approved Third-Party Appraisers), and (~~D~~iv) commercial finance examinations, ~~and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and (ii)~~ in connection with (A) the syndication of the credit facilities provided for herein, and (B) the administration, management, execution and delivery of this Agreement and the other Loan Documents, and the preparation, negotiation, administration and management of any amendments, modifications or waivers of the provisions of this Agreement and the other Loan Documents (whether or not the transactions contemplated thereby shall be consummated)~~, or (C)~~; (b) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, its Affiliates and the Secured Parties (with respect to legal expenses, limited to one outside counsel for the Administrative Agent, the Issuing Bank, the Swingline Lender and their respective Affiliates as well as one outside counsel for the other Secured Parties and additional counsel should any conflict of interest arise) in connection with the enforcement or protection of its rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral~~;~~, and ~~(b)~~ all ~~reasonable~~documented out-of-pocket expenses incurred ~~by the Secured Parties who are not the Administrative Agent or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default~~during any workout, restructuring or negotiations in respect of the Obligations.

“Custodial Agreement” means, collectively, the Amended and Restated Custodial Agreement dated as of September 20, 2010 among Borrower, Administrative Agent and Truist Bank (as successor by merger to Branch Banking and Trust Company), Mortgage Custody

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Department of Corporate Trust Services and any and each other custodial agreement entered into among a Person acting as Collateral Custodian, the Borrower and the Administrative Agent, in each case as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments representing extensions of credit; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance; (vi) all Redeemable Preferred Securities of such Person; (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts which are available to be drawn or have been drawn under a letter of credit or similar instrument; (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (with the value of such Debt being the lower of the outstanding amount of such Debt and the fair market value of the property subject to such Lien); (ix) all Debt of others Guaranteed by such Person; (x) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any); (xi) all obligations of such Person under any synthetic lease, tax retention operating lease, sale and leaseback transaction, asset securitization, off-balance sheet loan or other off-balance sheet financing product; (xii) ~~all obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property~~[intentionally omitted]; and (xiii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, except trade accounts payable and accrued expenses arising in the ordinary course of business.  The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.  Notwithstanding the foregoing, “Debt” shall not include (u) any revolving commitments or letters of credit for which any Obligor is acting as a lender or issuing lender, as applicable, as part of or in connection with a Portfolio Investment, (v) any non-recourse liabilities for participations sold by any Person in any Debt Security, (w) escrows or purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (x) a commitment arising in the ordinary course of business to make a future Investment, (y) any accrued

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incentive, management or other fees to MSC or Affiliates (regardless of any deferral in payment thereof) or (z) indebtedness of a Loan Party on account of the sale by a Loan Party of the first-out tranche of any First Lien Investment that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is non-recourse to the Borrower or its Subsidiaries and (ii) would not represent a claim against the Borrower or any of its Subsidiaries in a bankruptcy, insolvency or liquidation proceeding of the Borrower or its Subsidiaries, in each case in excess of the amount sold or purportedly sold.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debt Security” means a note, bond, debenture, trust receipt or other obligation, instrument or evidence of indebtedness, including debt instruments of public and private issuers and tax-exempt securities, but specifically excluding (i) Equity Securities or (ii) any security which by its terms permits the payment obligation of the Obligor thereunder to be converted into or exchanged for equity capital of such Obligor.  For the avoidance of doubt, this definition of “Debt Security” shall not include Core Portfolio Investments or Senior Bank Loan Investments.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s ratable portion of the aggregate Revolving Credit Exposure of all Lenders (calculated as if all Defaulting Lenders had funded all of their respective Defaulted Advances) over the aggregate outstanding principal amount of all Revolver Advances of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, (i) in the case of any Defaulted Advance, the period commencing on the date the applicable Defaulted Advance was required to be extended to the Borrower under this Agreement, in the case of a Revolver Advance or any participation in a Letter of Credit (after giving effect to any applicable grace period) and ending on the earlier of the following: (x) the date on which (A) the Default Excess with respect to such Defaulting Lender has been reduced to zero (by such Defaulting Lender purchasing at par that portion of outstanding Revolver Advances of the other Lenders, Cash Collateralizing its pro rata share of outstanding Letters of Credit or taking such other actions as the Administrative Agent may determine to be necessary to cause the Revolver Advances and funded and unfunded participations in Swing Advances and Letters of Credit to be held pro rata by the Lenders in accordance with the Revolver Commitments (without giving effect to Section 9.08(e)) and (B) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder; and (y) the date on which the Borrower, the Administrative Agent and the Required Lenders (and not including such Defaulting Lender in any such determination, in accordance with Section 9.08(a)) waive the application of Section 9.08 with respect to such Defaulted Advances of such Defaulting Lender in writing; (ii) in the case of any Defaulted Payment, the period commencing on the date the

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applicable Defaulted Payment was required to have been paid to the Administrative Agent, the Issuing Bank or other Lender under this Agreement (after giving effect to any applicable grace period) and ending on the earlier of the following: (x) the date on which (A) such Defaulted Payment has been paid to the Administrative Agent, the Issuing Bank or other Lender, as applicable, together with (to the extent that such Person has not otherwise been compensated by the Borrower for such Defaulted Payment) interest thereon for each day from and including the date such amount is paid but excluding the date of payment, at the greater of the Federal Funds Rate plus two percent (2.0%) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (whether by the funding of any Defaulted Payment by such Defaulting Lender or by the application of any amount pursuant to Section 9.08(c)) and (B) such Defaulting Lender shall have delivered to the Administrative Agent, the Issuing Bank or other Lender, as applicable, a written reaffirmation of its intention to honor its obligations hereunder with respect to such payments; and (y) the date on which the Administrative Agent, the Issuing Bank or any such other Lender, as applicable waives the application of Section 9.08 with respect to such Defaulted Payments of such Defaulting Lender in writing; and (iii) in the case of any Distress Event determined by the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) to exist, the period commencing on the date that the applicable Distress Event was so determined to exist and ending on the earlier of the following: (x) the date on which (A) such Distress Event is determined by the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) to no longer exist and (B) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder; and (y) such date as the Borrower and the Administrative Agent mutually agree, in their sole discretion, to waive the application of Section 9.08 with respect to such Distress Event of such Defaulting Lender.

“Default Rate” means~~,~~ (a) with respect to the Advances, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Advance (irrespective of whether any such type of Advance is actually outstanding hereunder) and (b) with respect to any LC Disbursement, the sum of 2% plus the interest rate otherwise applicable to such LC Disbursement.

“Defaulted Advance” has the meaning specified in the definition of “Defaulting Lender”.

“Defaulted Investment” means any Investment (a) that is 45 days or more past due with respect to any interest or principal payments or (b) that is or otherwise should be considered a non-accrual investment by the Borrower in connection with its Investment Policies and GAAP.

“Defaulted Payment” has the meaning specified in the definition of “Defaulting Lender”.

“Defaulting Lender” means, for so long as any Default Period is in effect, any Lender (a) that has failed to (i) fund all or any portion of its Advances or participations in Letters of Credit within two (2) Domestic Business Days of the date such Advances were required to be funded hereunder (each such Advance, a “Defaulted Advance”) unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such

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writing) has not been satisfied and has not otherwise been waived in accordance with the terms of this Agreement, or (ii) pay to the Administrative Agent, the Swingline Lender, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (each such payment a “Defaulted Payment”) within two (2) Domestic Business Days of the date when due, (b) that has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder (including in respect of its participation in Swing Advances and Letters of Credit), or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund any Advance or participations in Letters of Credit hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied and has not otherwise been waived in accordance with the terms of this Agreement), (c) that has failed, within three (3) Domestic Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent  and the Borrower), (d) that has become the subject of a Bail-In Action or (e) with respect to which, or with respect to a direct or indirect parent company of which, a Distress Event has occurred; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender, for so long as such Default Period is in effect, upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“Depreciation and Amortization” means for any period an amount equal to the sum of all depreciation and amortization expenses of the Borrower and its Consolidated Subsidiaries that are Guarantors for such period, as determined on a consolidated basis in accordance with GAAP.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the term “Disposition” or “Dispose” shall not include the disposition of Investments originated by the Borrower and immediately transferred to a SPV Subsidiary or SBIC Entity pursuant to a transaction not prohibited hereunder.

“Distress Event” means, with respect to any Person (each, a “Distressed Person”), (i) a voluntary or involuntary case (or comparable proceeding) has been commenced with respect to such Person or its direct or indirect parent under the United States Bankruptcy Code or any other

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applicable Debtor Relief Law, (ii) a custodian, conservator, receiver or similar official has been appointed for such Person or its direct or indirect parent or for any substantial part of such Person’s or its direct or indirect parent’s assets, (iii) after the ~~date hereof~~Omnibus Amendment Effective Date, such Person or its direct or indirect parent has consummated or entered into a commitment to consummate a forced (in the good faith judgment of the Administrative Agent) liquidation, merger, sale of assets or other transaction resulting, in the good faith judgment of the Administrative Agent, in a change of ownership or operating control of such Person or its direct or indirect parent supported in whole or in part by guaranties, assumption of liabilities or other comparable credit support of (including without limitation the nationalization or assumption of ownership or operating control by) any Governmental Authority and the Administrative Agent (in its good faith judgment) or the Required Lenders believe (in their respective good faith judgment) that such event increases the risk that such Person could default in performing its obligations hereunder for so long as the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) so believe, or (iv) such Person or its direct or indirect parent has made a general assignment for the benefit of creditors or has otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its direct or indirect parent or its or its direct or indirect parent’s assets to be, insolvent, bankrupt or deficient in meeting any capital adequacy or liquidity requirement of any Governmental Authority applicable to such Person.

“Distressed Person” has the meaning specified in the definition of “Distress Event”.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to close.

“Domestic Subsidiary” means any Subsidiary which is organized under the laws of any state or territory of the United States of America.

“Early Opt-in Election” means, if the then-current Benchmark is the Adjusted London InterBank Offered Rate, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

~~“Domestic Subsidiary” means any Subsidiary which is organized under the laws of any state or territory of the United States of America.~~

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Adjusted London InterBank Offered Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any ~~person~~Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.07(b) (subject to such consents, if any, as may be required under Section 9.07(b)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (y) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

“Eligible Core Portfolio Investment” means, on any date of determination, any Core Portfolio Investment that satisfies each of the following requirements:

(i)~~(i)~~ the Core Portfolio Investment is evidenced by Investment Documents (including, in the case of any Loan other than a Noteless Loan, an original promissory note) that have been duly authorized and that are in full force and effect and constitute the legal, valid and binding obligation of the Obligor of such Core Portfolio Investment to pay the stated amount of the Loan and interest thereon, and the related Investment Documents are enforceable against such Obligor in accordance with their respective terms, provided that the enforceability thereof is subject in each case to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally;
(ii)~~(ii)~~ the Core Portfolio Investment was made in accordance with the terms of the Investment Policies and arose in the ordinary course of the Borrower’s business;
(iii)~~(iii)~~ such Core Portfolio Investment is a First Lien Investment, secured by a first priority (subject to Liens for “ABL” revolvers and other encumbrances that are customarily permitted to be senior under a first lien debt obligation), perfected security interest on ~~all or substantially all~~a substantial portion of the assets of the Obligor;
(iv)~~(iv)~~ in the case of any Core Portfolio Investment that is not solely held by the Borrower, the terms and conditions of such Core Portfolio Investment provide the Borrower with the right to vote to approve or deny any amendments, supplements, waivers or other modifications of such terms and conditions (other than such routine amendments,

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supplements, waivers or other modifications as are permitted to be approved by the administrative agent only without the vote of the syndicate members);
(v)~~(v)~~ the Core Portfolio Investment has an Eligible Investment Rating;
(vi)~~(vi)~~ the Core Portfolio Investment is not a Defaulted Investment and no other interest or principal payments with respect to any Loan of the Obligor with respect to such Core Portfolio Investment is more than 45 days past due;
(vii)~~(vii)~~ the Obligor of such Core Portfolio Investment has executed all appropriate documentation required by the Borrower in accordance with the Investment Policies;
(viii)~~(viii)~~ the Core Portfolio Investment, together with the Investment Documents related thereto, is a “general intangible”, an “instrument”, an “account”, or “chattel paper” within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;
(ix)~~(ix)~~ all ~~material~~ consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Core Portfolio Investment have been duly obtained, effected or given and are in full force and effect, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the value, validity or collectability of such Core Portfolio Investment;
(x)~~(x)~~ the Core Portfolio Investment is denominated and payable only in Dollars in the United States;
(xi)~~(xi)~~ the Core Portfolio Investment bears some current interest, which is due and payable no less frequently than quarterly;
(xii)~~(xii)~~ the Core Portfolio Investment, together with the Investment Documents related thereto, does not contravene in any material respect any Applicable Laws (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no Obligor party thereto is in violation of any Applicable Laws or the terms and conditions of such Investment Documents, to the extent any such violation results in or would be reasonably likely to result in (a) an adverse effect upon the value or collectability of such Core Portfolio Investment, (b) a material adverse change in, or a material adverse effect upon, any of (1) the financial condition, operations, business or properties of the Obligor or any of its respective Subsidiaries, taken as a whole, (2) the rights and remedies of the Borrower under the Investment Documents, or the ability of the Obligor or any other loan party thereunder to perform its obligations under the Investment Documents to which it is a party, as applicable, taken as a whole, or (3) the collateral securing the Core Portfolio Investment, or the Borrower’s Liens thereon or the priority of such Liens;

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(xiii)~~(xiii)~~ the Core Portfolio Investment, together with the related Investment Documents, is fully assignable (and if such Investment is secured by a mortgage, deed of trust or similar lien on real property, and if requested by the Administrative Agent, an Assignment of Mortgage executed in blank has been delivered to the Collateral Custodian); provided that, the Core Portfolio Investment may contain the following restrictions on customary and market based terms: (~~xiv~~a) restrictions pursuant to which assignments may be subject to the consent of the obligor or issuer or agent under the Core Portfolio Investment so long as the applicable provision also provides that such consent may not be unreasonably withheld, (b) customary restrictions in respect of minimum assignment amounts, (c) restrictions on transfer to parties that are not “eligible assignees” within the customary and market based meaning of the term, and (d) restrictions on transfer to the applicable obligor or issuer under the Core Portfolio Investment or its equity holders or financial sponsor entities or competitors or, in each case, their affiliates; provided, further, that in the event that a Loan Party is a party to an intercreditor arrangement with other lenders thereof with payment rights or lien priorities that are junior or senior to the rights of such Loan Party, such Portfolio Investment may be subject to customary and market based rights of first refusal, rights of first offer and purchase rights in favor, in each case, of such other lenders thereof;
(xiv)the Core Portfolio Investment was documented and closed in accordance with the Investment Policies, and each original promissory note, if any, representing the portion of such Core Portfolio Investment payable to the Borrower, has been delivered to the Collateral Custodian, duly endorsed as collateral or, in the case of a Pre-Positioned Investment, held by a bailee on behalf of the Administrative Agent, in accordance with the provisions of Section 5.40;
(xv)~~(xv)~~ the Core Portfolio Investment is free of any Liens and the Borrower’s interest in all Related Property is free of any Liens other than Liens permitted under the applicable Investment Documents and all filings and other actions required to perfect the security interest of the Administrative Agent on behalf of the Secured Parties in the Core Portfolio Investment have been made or taken;
(xvi)~~(xvi)~~ no right of rescission, set off, counterclaim, defense or other material dispute has been asserted with respect to such Core Portfolio Investment;
(xvii)~~(xvii)~~ any Related Property with respect to such Core Portfolio Investment is insured in accordance with the Investment Policies;
(xviii)~~(xviii)~~ the primary business of the Obligor with respect to such Core Portfolio Investment is not in the nuclear waste industry;
(xix)~~(xix)~~ the Core Portfolio Investment is not a loan or extension of credit made by the Borrower or one of its subsidiaries to an Obligor solely for the purpose of making any principal, interest or other payment on such Core Portfolio Investment necessary in order to keep such Core Portfolio Investment from becoming delinquent;

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(xx)~~(xx)~~ such Core Portfolio Investment will not cause the Borrower to be deemed to own 5.0% or more of the voting securities of any publicly registered issuer or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of the voting securities of any publicly registered issuer;
(xxi)~~(xxi)~~ the financing of such Core Portfolio Investment by the Lenders does not contravene in any material respect Regulation U of the Federal Reserve Board, nor require the Lenders to undertake reporting thereunder which it would not otherwise have cause to make;
(xxii)~~(xxii)~~ such Core Portfolio Investment does not represent payment obligations relating to “put” rights relating to Margin Stock;
(xxiii)~~(xxiii)~~ any taxes due and payable in connection with the making of such Core Portfolio Investment have been paid and the Obligor has been given any assurances (including with respect to the payment of transfer taxes and compliance with securities laws) required by the Investment Documents in connection with the making of the Investment;
(xxiv)~~(xxiv)~~ the terms of the Core Portfolio Investment have not been amended or subject to a deferral or waiver the effect of which is to (A) reduce the amount (other than by reason of the repayment thereof) or extend the time for payment of principal or (B) reduce the rate or extend the time of payment of interest (or any component thereof), unless: (i) such Core Portfolio Investment has an Eligible Investment Rating, the Borrower does not reasonably believe such Core Portfolio Investment is a troubled investment at the time of such amendment, deferral or waiver, and the Borrower does not reasonably anticipate downgrading such Core Portfolio Investment below the Eligible Investment Rating; or (ii) the Administrative Agent and the Required Lenders have provided their consent to such amendment, deferral or waiver, such consents not to be unreasonably withheld or delayed;
(xxv)~~(xxv)~~ such Core Portfolio Investment does not contain a confidentiality provision that restricts the ability of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights under the Loan Documents, including, without limitation, its rights to review the Core Portfolio Investment, the related Investment File or the Borrower’s credit approval file in respect of such Core Portfolio Investment, unless the Administrative Agent and any Secured Party, as applicable, is permitted to avoid such restriction by agreeing to maintain the confidentiality of such information in accordance with the provisions of the Investment Documents and has agreed to the terms thereof;
(xxvi)~~(xxvi)~~ the Obligor with respect to such Core Portfolio Investment is not (A) an Affiliate of the Borrower or any other Person whose investments are primarily managed by the Borrower or an Affiliate of the Borrower, unless (1) such Obligor is an Affiliate solely by reason of the Borrower’s Portfolio Investment therein or Borrower’s other Portfolio Investments or (2) such Core Portfolio Investment is expressly approved by the Administrative Agent (in its sole discretion) or (B) a Governmental Authority;

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(xxvii)~~(xxvii)~~ all information delivered by any Loan Party to the Administrative Agent with respect to such Core Portfolio Investment is true and correct in all material respects to the knowledge of such Loan Party;
(xxviii)~~(xxviii)~~ such Core Portfolio Investment is not an Equity Security and does not by its terms permit the payment obligation of the Obligor thereunder to be converted into or exchanged for equity capital of such Obligor;
(xxix)~~(xxix)~~  the proceeds of such Core Portfolio Investment are not used to finance construction projects or activities in the form of a traditional construction loan where the only collateral for the loan is the project under construction and draws are made on the loan specifically to fund construction in progress; and
(xxx)~~(xxx)~~  there is full recourse to the Obligor for principal and interest payments with  respect to such Core Portfolio Investment.

“Eligible Debt Security” means, on any date of determination, any Debt Security held by Borrower as a Portfolio Investment that meets the following conditions:

(i)the investment in the Debt Security was made in accordance with the terms of the Investment Policies applicable to “middle market portfolio investments”, “marketable securities”, “idle funds investments” or other similarly defined investment categories as such categories may be defined by Borrower in its periodic filings with the SEC;
(ii)the Debt Security has an Eligible Investment Rating;
(iii)a Value Triggering Event related to the Debt Security has not occurred and is not continuing;
(iv)the Debt Security is not a Defaulted Investment and is not owed by an Obligor that is subject to an Insolvency Event or as to which the Borrower has received notice of an imminent Insolvency Event proceeding;
(v)the Obligor of such Debt Security has executed all appropriate documentation, if any, required in accordance with applicable Investment Policies;
(vi)the Debt Security, together with the Investment Documents related thereto (if any), is a “general intangible”, an “instrument”, an “account”, or “chattel paper”, within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;
(vii)all ~~material~~ consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the purchase of such Debt Security have been duly obtained, effected or given and are in full force and effect, except where the failure to do

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so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the value, validity or collectability of such Debt Security;
(viii)the Debt Security is denominated and payable only in Dollars in the United States and the Primary Obligor for such Debt Security is organized under the laws of, and maintains its chief executive office in, (A) the United States or any state or territory thereof or (B), subject to clause (f) of the definition of “Borrowing Base”, Canada or any province thereof;
(ix)the Debt Security bears current all cash interest, which is due and payable no less frequently than semi-annually;
(x)the Obligor with respect to the Debt Security is not (A) an Affiliate of the Borrower or any other Person whose investments are primarily managed by the Borrower or any Affiliate of the Borrower, unless such Debt Security is expressly approved by the Administrative Agent (in its sole discretion), (B) a Governmental Authority (except in the case of a Debt Security, with an Investment Grade Rating, issued by the United States of America or any state or municipality or other political subdivision of the United States of America) or (C) primarily in the business of nuclear waste;
(xi)all information delivered by any Loan Party to the Administrative Agent with respect to such Debt Security is true and correct in all material respects to the knowledge of such Loan Party;
(xii)the proceeds of such Debt Security are not used to finance construction projects or activities in the form of a traditional construction loan where the only collateral for the loan is the project under construction and draws are made on the loan specifically to fund construction in progress; and
(xiii)the Debt Security is a Quoted Investment~~; and~~

~~(xiv)the Debt Security can be converted to Cash in 30 Business Days or fewer without a greater than ten percent (10%) reduction in the value of such Debt Security~~.

“Eligible Investment Grade Debt Security” means an Eligible Debt Security that has, as of the applicable date of determination of Value for such Eligible Debt Security, an Investment Grade Rating.

“Eligible Investment Rating” means, as of any date of determination with respect to a Portfolio Investment, an investment rating of “Grade 3” or better as determined in accordance with the Investment Policies.

“Eligible Investments” means, collectively, the following investments of the Borrower and the Guarantors: Cash and Cash Equivalents, the Eligible Quoted Senior Bank Loan Investments, the Eligible Investment Grade Debt Securities, the Eligible Core Portfolio Investments, the Eligible Unquoted Senior Bank Loan Investments and the Eligible Non-Investment Grade Debt

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Securities~~; provided, however, that the Required Lenders may determine in good faith after review of the certificates, reports and other documents provided by the Borrower in accordance with Sections 5.01(c) and 5.01(d) that any Eligible Quoted Senior Bank Loan Investment, Eligible Investment Grade Debt Security, Eligible Unquoted Senior Bank Loan Investment or Eligible Non-Investment Grade Debt Security is not an Eligible Investment because such Eligible Quoted Senior Bank Loan Investment, Eligible Investment Grade Debt Security, Eligible Unquoted Senior Bank Loan Investment or Eligible Non-Investment Grade Debt Security has or will have a material impairment or loss, whereupon such investment shall no longer constitute an Eligible Investment.  The Administrative Agent shall provide the Borrower with written notice of such determination by the Required Lenders within five (5) Domestic Business Days, and the removal of the Value of such Eligible Investment and the corresponding change to the Borrowing Base will take effect on the last Domestic Business Day of the month in which such notice of determination was delivered to the Borrower.~~.

“Eligible Non-Investment Grade Debt Security” means an Eligible Debt Security that does not have, as of the applicable date of determination of Value for such Eligible Debt Security, an Investment Grade Rating.

“Eligible Quoted Senior Bank Loan Investment” means an Eligible Senior Bank Loan Investment that is a Quoted Investment.

“Eligible Senior Bank Loan Investment” means, on any date of determination, any Senior Bank Loan Investment of Borrower that meets the following conditions:

(i)the Senior Bank Loan Investment is evidenced by Investment Documents that are in full force and effect and constitute the legal, valid and binding obligation of the Obligor of such Senior Bank Loan Investment to pay the stated amount of the Loan and interest thereon without right of rescission, set off, counterclaim or defense, and the related Investment Documents are enforceable against such Obligor in accordance with their respective terms, provided that the enforceability thereof is subject in each case to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, and, to the knowledge of the Borrower, are not the subject of any material dispute;
(ii)the Senior Bank Loan Investment was made in accordance with the terms of the Investment Policies applicable to “middle market portfolio investments”, “marketable securities”, “idle funds investments” or other similarly defined investment categories as such categories may be defined by Borrower in its periodic filings with the SEC;
(iii)such Senior Bank Loan Investment is secured by a first priority (subject to Liens for “ABL” revolvers and other encumbrances that are customarily permitted to be senior under a first lien debt obligation), perfected security interest on a substantial portion of the assets of the respective Obligor(s);

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(iv)the terms and conditions of such Senior Bank Loan Investment provide the Borrower with the power to approve or deny any amendments, supplements, waivers or other modifications of such terms and conditions that would (~~i~~A) increase the commitment or other obligations of the Borrower thereunder, (~~ii~~B) reduce the amount of, or defer the date fixed for any payment of, principal, interest or fees due or owing to Borrower, or change the manner of application of any payments owing to Borrower, under the Investment Documents, (~~iii~~C) change the percentage of lenders under such Senior Bank Loan Investment required to take any action under the applicable Investment Documents~~,~~ or (~~iv~~D) release or substitute all or substantially all of the collateral held as security for, or release any guaranty given to support payment of the obligations of, the Obligor under the applicable Investment Documents;
(v)the Senior Bank Loan Investment has an Eligible Investment Rating;
(vi)the terms of the Senior Bank Loan Investment have not been amended or subject to a deferral or waiver the effect of which is to (A) reduce the amount (other than by reason of the repayment thereof) or, after giving effect to any applicable grace or cure period, extend the time for payment of principal or (B) reduce the rate or, after giving effect to any applicable grace or cure period, extend the time of payment of interest (or any component thereof), in each case without the consent of the Administrative Agent and the Required Lenders, such consents not to be unreasonably withheld or delayed.  Notwithstanding the foregoing in this clause (vi), any refinancing, restructuring, or new Debt obligation that does not forgive or reduce any amount of the principal owing with respect to such existing Senior Bank Loan Investment and results from a syndication process by the lenders or administrative agent party to such Senior Bank Loan Investment shall be deemed a new Senior Bank Loan Investment for purposes of this clause (vi) and not an amendment, deferral or waiver of such existing Senior Bank Loan Investment;
(vii)a Value Triggering Event related to the Senior Bank Loan Investment has not occurred and is not continuing;
(viii)the Senior Bank Loan Investment is not a Defaulted Investment and is not owed by an Obligor that is subject to an Insolvency Event or as to which the Borrower has received notice of an imminent Insolvency Event proceeding;
(ix)the Obligor of such Senior Bank Loan Investment has executed all appropriate documentation required in accordance with applicable Investment Policies;
(x)the Senior Bank Loan Investment, together with the Investment Documents related thereto, is a “general intangible”, an “instrument”, an “account”, or “chattel paper”, within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;
(xi)all ~~material~~ consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Senior Bank Loan Investment have been duly obtained, effected or given and are in full force and effect, except where the

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failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the value, validity or collectability of such Senior Bank Loan Investment;
(xii)the Senior Bank Loan Investment is denominated and payable only in Dollars in the United States and the Primary Obligor for such Senior Bank Loan Investment is organized under the laws of, and maintains its chief executive office in, (A) the United States or any state thereof or (B), subject to clause (f) of the definition of “Borrowing Base”, Canada or any province thereof;
(xiii)the Senior Bank Loan Investment bears current interest, which is due and payable no less frequently than semi-annually;
(xiv)the Senior Bank Loan Investment, together with the Investment Documents related thereto, does not contravene in any material respect any Applicable Laws and with respect to which no Obligor is in violation of any Applicable Laws or the terms and conditions of such Investment Documents, to the extent any such violation results in or would be reasonably likely to result in (a) an adverse effect upon the value or collectability of such Senior Bank Loan Investment~~,~~ or (b) a material adverse change in, or a material adverse effect upon, any of (1) the financial condition, operations, business or properties of the Obligor or any of its respective Subsidiaries, taken as a whole, (2) the rights and remedies of the Borrower under the Investment Documents, or the ability of the Obligor or any other loan party thereunder to perform its obligations under the Investment Documents to which it is a party, as applicable, taken as a whole, or (3) the collateral securing the Senior Bank Loan Investment, or the Liens thereon or the priority of such Liens;
(xv)the Senior Bank Loan Investment, together with the related Investment Documents, is fully assignable subject to the customary right of the obligor in a syndicated loan or credit facility to consent to an assignment (which consent shall not be unreasonably withheld) prior to an event of default under such Senior Bank Loan Investment and the customary right in a syndicated loan or credit facility of the administrative agent under such syndicated loan or credit facility to consent to the assignment (which consent shall not be unreasonably withheld); provided that, the Senior Bank Loan Investment may contain the following restrictions on customary and market based terms: (a) restrictions pursuant to which assignments may be subject to the consent of the obligor or issuer or agent under the Senior Bank Loan Investment so long as the applicable provision also provides that such consent may not be unreasonably withheld, (b) customary restrictions in respect of minimum assignment amounts, (c) restrictions on transfer to parties that are not “eligible assignees” within the customary and market based meaning of the term, and (d) restrictions on transfer to the applicable obligor or issuer under the Senior Bank Loan Investment or its equity holders or financial sponsor entities or competitors or, in each case, their affiliates; provided, further, that in the event that a Loan Party is a party to an intercreditor arrangement with other lenders thereof with payment rights or lien priorities that are junior or senior to the rights of such Loan Party, such Portfolio Investment may be subject to customary and market based rights of first refusal, rights of first offer and purchase rights in favor, in each case, of such other lenders thereof;

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(xvi)the Senior Bank Loan Investment was documented and closed in accordance with applicable Investment Policies, and each original promissory note, if any, representing the portion of such Senior Bank Loan Investment payable to the Borrower has been delivered to the Collateral Custodian, duly endorsed as collateral;
(xvii)the Senior Bank Loan Investment is free of any Liens and the Borrower’s interest in all Related Property is free of any Liens other than Liens permitted under the applicable Investment Documents and all filings and other actions required to perfect the security interest of the Administrative Agent on behalf of the Secured Parties in the Senior Bank Loan Investment have been made or taken;
(xviii)any Related Property with respect to such Senior Bank Loan Investment is insured in accordance with the applicable Investment Documents;
(xix)such Senior Bank Loan Investment will not cause the Borrower to be deemed to own 5.0% or more of the voting securities of any publicly registered issuer or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of the voting securities of any publicly registered issuer;
(xx)the financing of such Senior Bank Loan Investment by the Lenders does not contravene in any material respect Regulation U of the Federal Reserve Board, nor require the Lenders to undertake reporting thereunder which it would not otherwise have cause to make and such Senior Bank Loan Investment does not represent payment obligations relating to “put” rights relating to Margin Stock;
(xxi)any taxes due and payable in connection with the making of such Senior Bank Loan Investment have been paid and the Obligor has been given any assurances (including with respect to the payment of transfer taxes and compliance with securities laws) required by the Investment Documents in connection with the making of the Investment;
(xxii)such Senior Bank Loan Investment does not contain a confidentiality provision that restricts the ability of the Administrative Agent (assuming the Administrative Agent agrees to be bound by the terms of the applicable confidentiality provision), on behalf of the Secured Parties, to exercise its rights under the Loan Documents, including, without limitation, its rights to review the Senior Bank Loan Investment, the related Investment File or the Borrower’s credit approval file in respect of such Senior Bank Loan Investment, unless the Administrative Agent and any Secured Party, as applicable, is permitted to avoid such restriction by agreeing to maintain the confidentiality of such information in accordance with the provisions of the Investment Documents and has agreed to the terms thereof;
(xxiii)the Obligor with respect to such Senior Bank Loan Investment is not (A) an Affiliate of the Borrower or any other Person whose investments are primarily managed by the Borrower or any Affiliate of the Borrower, unless such Senior Bank Loan Investment is expressly approved by the Administrative Agent (in its sole discretion), (B) a Governmental Authority or (C) primarily in the business of nuclear waste;

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(xxiv)all information delivered by any Loan Party to the Administrative Agent with respect to such Senior Bank Loan Investment is true and correct in all material respects to the knowledge of such Loan Party;
(xxv)such Senior Bank Loan Investment is not (A) any type of bond, whether high yield or otherwise, or any similar financial interest, (B) an Equity Security and does not by its terms permit the payment obligation of the Obligor thereunder to be converted into or exchanged for equity capital of such Obligor or (C) a participation interest;
(xxvi)the proceeds of such Senior Bank Loan Investment are not used to finance construction projects or activities in the form of a traditional construction loan where the only collateral for the loan is the project under construction and draws are made on the loan specifically to fund construction in progress; and
(xxvii)there is full recourse to the Obligor for principal and interest payments with respect to such Senior Bank Loan Investment.

“Eligible Unquoted Senior Bank Loan Investment” means an Eligible Senior Bank Loan Investment that is an Unquoted Investment.

“Environmental Authority” means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

“Environmental Authorizations” means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of a Loan Party or any Subsidiary of a Loan Party required by any Environmental Requirement.

“Environmental Judgments and Orders” means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

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“Environmental Notices” means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

“Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

“Environmental Releases” means releases as defined in CERCLA or under any applicable federal, state or local environmental law or regulation and shall include, in any event and without limitation, any release of petroleum or petroleum related products.

“Environmental Requirements” means any legal requirement relating to health, safety or the environment and applicable to a Loan Party, any Subsidiary of a Loan Party or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

“Equity Security” means any equity security or other obligation or security that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and all rules and regulations from time to time promulgated thereunder.  Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

“Erroneous Payment” has the meaning assigned to it in Section 7.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 7.13(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 7.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 7.13(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro-Dollar Advance” means, with respect to any Advance, such Advance during Interest Periods when such Advance bears or is to bear interest at a rate based upon the London InterBank Offered Rate.  A Euro-Dollar Advance is a Tranche Euro-Dollar Advance if such Euro-Dollar Advance has an Interest Period described in subsection (i) of the definition of Interest Period.  A Euro-Dollar Advance is an Index Euro-Dollar Advance if such Euro-Dollar Advance has an Interest Period described in subsection (ii) of the definition of Interest Period.

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“Euro-Dollar Business Day” means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.06(c).

“Event of Default” has the meaning set forth in Section 6.01.

~~“Excluded Subsidiaries” shall mean Subsidiaries that have no assets or operations and satisfy each of the following conditions:  (i) the Borrower has provided the Administrative Agent written notice (the “Exclusion Notice”) requesting that the Subsidiary specified in such Exclusion Notice (a “Proposed Excluded Subsidiary”) be deemed an Excluded Subsidiary and certifying to the Administrative Agent and Lenders that the Proposed Excluded Subsidiary has no assets or operations, (ii) the Administrative Agent does not object in writing within fifteen days of its receipt of the Exclusion Notice; (iii) the Proposed Excluded Subsidiary has no assets or operations at any time after the date the Borrower delivers the Exclusion Notice to the Administrative Agent; and (iv) the Proposed Excluded Subsidiary is dissolved and liquidated on or before the sixtieth (60th) day after the Borrower delivers the Exclusion Notice to the Administrative Agent.~~

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor pursuant to Article X, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Article X and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, the Issuing Bank, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender, any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 9.04(c)) or designates a new lending office or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with

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Section 2.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.12(e), and (d) any withholding Taxes imposed under FATCA.

~~“Exclusion Notice” has the meaning given to such term in the definition of “Excluded Subsidiaries.”~~

“Existing Credit Agreement” has the meaning given such term in the Recitals.

“Existing Loan Documents” has the meaning given such term in the Recitals.

“Extraordinary Receipts” means any cash received by or paid to any Loan Party on account of any foreign, United States, state or local Tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments received not in the ordinary course of business and any purchase price adjustment received not in the ordinary course of business in connection with any purchase agreement and proceeds of insurance (excluding, however, for the avoidance of doubt, proceeds of any issuance of Capital Securities and issuances of Debt by any Loan Party); provided that Extraordinary Receipts shall not include any (x) amounts that the Borrower receives from the Administrative Agent or any Lender pursuant to Section 2.12(e)(vii), or (y) cash receipts to the extent received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments  are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law, regulation or official interpretation implementing such an intergovernmental agreement).

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to ~~BB&T~~Truist on such day on such transactions as determined by the Administrative Agent.

“Final Maturity Date” means April 7, 2026.

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“First Lien Investment” means a Portfolio Investment constituting a Debt obligation (other than a Senior Bank Loan Investment) that is secured by the pledge of collateral and which has the most senior pre-petition priority (subject to Liens for “ABL” revolvers and other encumbrances that are customarily permitted to be senior under a first lien debt obligation) in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings.

“Fiscal Quarter” means any fiscal quarter of the Borrower.

“Fiscal Year” means any fiscal year of the Borrower.

“Fitch” means Fitch Ratings, Inc. or Fitch Ratings Ltd., as applicable.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted London InterBank Offered Rate.

“Foreclosed Subsidiary” shall mean any Person that becomes a direct or indirect Subsidiary of the Borrower solely as a result of the Borrower or any other Subsidiary of the Borrower acquiring the Capital Securities of such Person, through a bankruptcy, foreclosure or similar proceedings, with the intent to sell or transfer all of the Capital Securities of such Person; provided, that, in the event that the Borrower or such Subsidiary of the Borrower is unable to sell all of the Capital Securities of such Person within 180 days after the Borrower or such Subsidiary of the Borrower acquires the Capital Securities of such Person, such Person shall no longer be considered a “Foreclosed Subsidiary” for purposes of this Agreement.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of (a) outstanding Swing Advances made by the Swingline Lender other than Swing Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders and (b) outstanding LC Exposure with respect to Letters of Credit issued by the Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” has the meaning set forth in Section 2.06(a).

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“GAAP” means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national ~~bodies~~body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) customary indemnification agreements entered into in the ordinary course of business, provided that such indemnification obligations are unsecured, such Person has determined that liability thereunder is remote and such indemnification obligations are not the functional equivalent of the guaranty of a payment obligation of the primary obligor.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” means the Obligations, any and all liabilities, indebtedness and obligations of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from the Borrower to one or more of the Lenders, the Hedge Counterparties, any Secured Party, the Administrative Agent, or any of them, arising under or evidenced by this Agreement, the Notes, the Collateral Documents or any other Loan Document; provided, however, the term “Guaranteed Obligations” with respect to any Specified Guarantor shall exclude, in all cases, any Excluded Swap Obligations of such Specified Guarantor.

“Guarantors” means collectively: (a) the Initial Guarantors; and (b) all direct and indirect Domestic Subsidiaries of the Borrower or Guarantors acquired, formed or otherwise in existence after the ~~Closing~~Omnibus Amendment Effective Date and required to become a Guarantor pursuant to Section 5.28; provided, however, (i) no SBIC Entity shall be a Guarantor until required pursuant to Section 5.28~~; and~~, (ii) no SPV Subsidiary shall be a Guarantor, (iii) no Immaterial Subsidiary shall be a Guarantor and (iv) no Foreclosed Subsidiary shall be a Guarantor. For the avoidance of doubt, MSC shall not be a Guarantor.

“Hazardous Materials” includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. §6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any “hazardous substance”, “pollutant” or “contaminant”, as defined in CERCLA, or in any

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applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

“Hedge Counterparty” means ~~BB&T~~Truist or any Lender that provides the initial funding of any Revolver Commitment on the ~~Closing~~Omnibus Amendment Effective Date or any Additional Lender that provides the funding of a Revolver Commitment on any Commitment Increase Date (but not any assignee of any of the foregoing Lenders) which Lender or Additional Lender has provided the Administrative Agent with a fully executed designation notice substantially in the form of Exhibit I, or any of their respective Affiliates, in each case solely until such Person has assigned all of its interests under this Agreement, that enters into a Hedging Agreement with any Loan Party that is permitted by Section 5.35.

“Hedge Transaction” of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Hedging Agreement” means each agreement or amended and restated agreement between any Loan Party and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to Section 5.35, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto in the form the Administrative Agent shall approve in writing, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedge Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedge Transactions and (iii) any and all renewals, extensions and modifications of any Hedge Transactions and any and all substitutions for any Hedge Transactions.

“Immaterial Subsidiaries” means those Subsidiaries of the Borrower that are “designated” as Immaterial Subsidiaries by the Borrower from time to time (it being understood that the Borrower may at any time change any such designation); provided that such designated Immaterial Subsidiaries shall collectively meet all of the following criteria as of the date of the most recent balance sheet required to be delivered pursuant to Section 5.01: (a) the aggregate assets of such Subsidiaries and their Subsidiaries (on a consolidated basis) as of such date do not exceed an amount equal to 3% of the consolidated assets of the Borrower and its Subsidiaries as of such date; and (b) the aggregate revenues of such Subsidiaries and their Subsidiaries (on a consolidated basis)

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for the fiscal quarter ending on such date do not exceed an amount equal to 3% of the consolidated revenues of the Borrower and its Subsidiaries for such period.

“Increasing Lender” has the meaning set forth in Section 2.14(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Advances” has the meaning set forth in Section 2.14(e).

“Initial Guarantors” means Main Street Capital Partners, LLC, a Delaware limited liability company, Main Street Equity Interests, Inc., a Delaware corporation, Main Street CA Lending, LLC, a Delaware limited liability company, and MS International Holdings, Inc., a Delaware corporation.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain undischarged, unvacated, undismissed and unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Debtor Relief Laws from time to time in effect affecting the rights of creditors generally.

“Interest Coverage Ratio” means the ratio of Consolidated EBITDA to Consolidated Interest Expense.

“Interest Payment Date” means (a) with respect to any Base Rate Borrowing or Index Euro-Dollar Borrowing, the first day of each month and (b) with respect to any Tranche Euro-Dollar Borrowing, the last day of the Interest Period applicable to such Borrowing and, in the case of any Tranche Euro-Dollar Borrowing with an Interest Period that exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period.

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“Interest Period” means:  ~~(i)~~

(i)with respect to each Tranche Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, third or, if available to Lenders, sixth month thereafter (or, with respect to such portion of any Tranche Euro-Dollar Borrowing that is scheduled to be repaid on the Final Maturity Date, a period of less than one month’s duration commencing on the date of such Borrowing and ending on the Final Maturity Date) as the Borrower may elect in the applicable Notice of Borrowing; provided that:
(a)~~(a)~~ any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;
(b)~~(b)~~ any Interest Period (other than an Interest Period pertaining to a Tranche Euro-Dollar Borrowing that ends on the Final Maturity Date that is permitted to be of less than one month’s duration as provided in this definition) which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and
(c)~~(c)~~ no Interest Period may be selected that begins before the ~~Termination~~Final Maturity Date and would otherwise end after the ~~Termination~~Final Maturity Date.
(ii)~~(ii)~~ with respect to each Base Rate Borrowing and each Index Euro-Dollar Borrowing, a calendar month (commencing on the first day of each calendar month and ending on the last day of each calendar month regardless of whether a Base Rate Borrowing or Index Euro-Dollar Borrowing is outstanding on either date); provided that:
(a)~~(a)~~ the initial Interest Period applicable to Base Rate Borrowings and Index Euro-Dollar Borrowings shall mean the period commencing on the Closing Date and ending June 30, 2018; and
(b)~~(b)~~ the last Interest Period applicable to Base Rate Borrowings and Index Euro-Dollar Borrowings under this Agreement shall end on the ~~Termination~~Final Maturity Date.

“Internal Control Event” means a material weakness in, or fraud that involves management of the Borrower, which fraud has a material effect on the Borrower’s internal controls over public reporting.

“Investment” means any investment in any Person, whether by means of (i) purchase or acquisition of all or substantially all of the assets of such Person (or of a division or line of business

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of such Person), (ii) purchase or acquisition of obligations or securities of such Person, (iii) capital contribution to such Person, (iv) loan or advance to such Person, (v) making of a time deposit with such Person, (vi) Guarantee or assumption of any obligation of such Person or (vii) by any other means.

“Investment Company Act” means the Investment Company Act of 1940 as amended, and the rules and regulations promulgated thereunder.

“Investment Documents” means, with respect to any Core Portfolio Investment or any Senior Bank Loan Investment, any related loan agreement, security agreement, mortgage, assignment, all guarantees, note purchase agreement, intercreditor and/or subordination agreements, and UCC financing statements and continuation statements (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Core Portfolio Investment or Senior Bank Loan Investment and any related promissory note, including, without limitation, general or limited guaranties and, if requested by the Administrative Agent, for each Core Portfolio Investment secured by real property by a mortgage document, an Assignment of Mortgage, and for all Core Portfolio Investments or Senior Bank Loan Investments with a promissory note, an assignment thereof (which may be by allonge), in blank, signed by an officer of the Borrower.

“Investment File” means, as to any Core Portfolio Investments, those documents that are delivered to or held by the Collateral Custodian pursuant to the Custodial Agreement.

“Investment Grade Rating” means (a) for purposes of the definitions of “Eligible Debt Security”, “Eligible Investment Grade Debt Security” and “Eligible Non-Investment Grade Debt Security”, as of any date of determination, with respect to an Investment, such Investment has at least one of the following: (i) a rating of Baa3 or higher by Moody’s, (ii) a rating of BBB- or higher by S&P or (iii) a rating of BBB- or higher by Fitch and (b) for purposes of Section 2.06(a) and the definition of “Applicable Margin”, at least one of the following: (i) a corporate credit rating of BBB- or higher by S&P, (ii) a corporate family rating of Baa3 or higher by Moody’s, or (iii) a corporate credit rating of BBB- or higher by Fitch; provided, that for purposes of this clause (b), if the rating system of Moody’s, S&P or Fitch changes or if each such rating agency ceases to issue such ratings, the Borrower, the Administrative Agent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the ratings most recently in effect prior to such change or cessation.

“Investment Policies” means those investment objectives, policies and restrictions of the Borrower as in effect on the ~~Closing~~Omnibus Amendment Effective Date as described in Borrower’s annual report on Form 10-K for the year ended December 31, ~~2017 and quarterly report on Form 10-Q for the quarter ended March 31, 2018, each~~2020, as filed with the SEC, and any modifications or supplements as may be adopted by the Borrower from time to time in accordance with this Agreement.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented

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from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means Truist, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(j).

“Joinder Agreement” means a Joinder and Reaffirmation Agreement substantially in the form of Exhibit G.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means (a) the Swingline Lender and its successors and assigns and (b) each Person listed on Schedule 2.01 as a “Lender” and such other Persons who may from time to time become a Lender accordance with the terms of this Agreement (as amended and from time to time in effect), and their respective successors and assigns.

“Lending Office” means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.04(k).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Leverage Test” has the meaning set forth in Section 2.06(a).

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“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing.  For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, customary restrictions on assignments or transfers thereof pursuant to the underlying documentation of such Investment shall not be deemed to be a “Lien” and in the case of Investments that are securities, excluding customary drag-along, tag-along, right of first refusal, restrictions on assignments or transfers and other similar rights in favor of one or more equity holders of the same issuer).

“Loan” means any loan arising from the extension of credit to an Obligor by the Borrower in the ordinary course of business of the Borrower.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Letter of Credit Documents, the Hedging Agreements~~, any other document evidencing or securing the Advances,~~ and the Custodial Agreement, ~~and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Collateral Documents, the Hedging Agreements, the Advances,~~ as such documents and instruments may be amended or supplemented from time to time.

“Loan Parties” means collectively the Borrower and each Guarantor that is now or hereafter a party to any of the Loan Documents.

“London InterBank Offered Rate” has the meaning set forth in Section 2.06(c).

“Margin Stock” means “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Loan Parties and any of their respective Subsidiaries, taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Investments), (b) the rights and remedies of the Administrative Agent, the Issuing Bank or the Lenders under the Loan Documents, or the ability of the Borrower or ~~any~~the Borrower and the other Loan ~~Party~~Parties, taken as a whole, to perform ~~its~~their obligations under the Loan Documents ~~to which it is a party, as applicable, or~~, (c) the legality, validity or enforceability of any Loan Document or (d) the Collateral, or the

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Administrative Agent’s Liens for the benefit of the Secured Parties on the Collateral or the priority of such Liens.

“~~Material Contract” has the meaning given such term in Section 4.33.~~

~~“Minimum Availability Requirement” has the meaning given such term in Section 5.04.~~Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of Cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively the fee simple and leasehold mortgages, deeds of trust and deeds to secure debt by the Borrower, in form and content satisfactory to the Administrative Agent and in each case granting a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in Collateral constituting real property (including certain real property leases) and related personalty, as such documents may be amended, modified or supplemented from time to time.

“Mortgaged Property” means, collectively, the Mortgaged Property (as defined in the Mortgages) covering the Properties described on Schedule 1.01 ~~– Mortgaged Property.~~

~~“Mortgaged Property Owner” means the owner of a fee simple title (or leasehold interest to the extent permitted under this Agreement~~(b) ~~to a~~– Mortgaged Property.

“Mortgaged Property Security Documents” means collectively, the Mortgages and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary grants or conveys to the Administrative Agent and the Secured Parties a Lien in, or any other Person acknowledges any such Lien in, real property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

~~“Mortgaged Property Support Documents” means, for each Mortgaged Property, (i) the Title Policy pertaining thereto, (ii) surveys (unless the title insurance company will insure over the absence of survey), flood hazard certifications and environmental assessments thereof in form and substance satisfactory to Administrative Agent, prepared by recognized experts in their respective fields acceptable to the Administrative Agent, (iii) as to Mortgaged Properties located in a flood hazard area, flood hazard insurance, (iv) lessees’ estoppel, waiver and consent certificates and subordination, nondisturbance and attornment agreements, in form and substance satisfactory to the Administrative Agent, (v) opinions of local counsel with respect to the Mortgages or leasehold mortgages, as applicable, in form and substance satisfactory to the Administrative Agent, and (vi) such other documentation as the Administrative Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Administrative Agent.~~

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“MSC” means MSC Adviser I, LLC, a Delaware limited liability company.

“MSC Springing Guarantee” means a guaranty by any Loan Party of Debt incurred by MSC or any Subsidiary of MSC that is recourse to the Loan Party solely as a result of the occurrence of certain events of bankruptcy, dissolution, or liquidation involving the party incurring such Debt or certain “bad acts” by the party incurring such Debt, the guarantor, or certain affiliates thereof, including, without limitation, due to fraud, willful misconduct, misappropriation, waste of the assets of the party incurring such Debt or the guarantor, and such other acts and circumstances customarily included in a “bad boy” guaranty.

“Multiemployer Plan” has the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Assets” means, at any time, the net assets of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by the Borrower or any of its Subsidiaries (other than SBIC Entities and SPV Subsidiaries), or any Extraordinary Receipt received or paid to the account of the Borrower or any of its Subsidiaries (other than SBIC Entities and SPV Subsidiaries) (in each case, which requires a payment of the Advances under Section 2.11(d)), an amount equal to (x) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (y) the sum of (i) the principal amount of any Debt that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Debt under the Loan Documents), (ii) the reasonable out-of-pocket fees, costs and expenses incurred by the Borrower or such Subsidiary in connection with such transaction, (iii) the Taxes paid or reasonably estimated to be actually payable within two years of the date of the relevant transaction in connection with such transaction; provided that, if the amount of any estimated Taxes pursuant to clause (iii) exceeds the amount of Taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds (as of the date the Borrower determines such excess exists), (iv) any reasonable costs, fees, commissions, premiums and expenses incurred by the Borrower or any of its Subsidiaries in connection with such Disposition, and (v) reserves for indemnification, purchase price adjustments or analogous arrangements reasonably estimated by the Borrower or the relevant Subsidiary in connection with such Disposition; provided that, if the amount of any estimated reserves pursuant to this clause (v) exceeds the amount actually required to be paid in cash in respect of indemnification, purchase price adjustments or analogous arrangements for such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds (as of the date the Borrower determines such excess exists); and

(b) with respect to the sale or issuance of any Capital Securities by the Borrower or any of its Subsidiaries (other than SBIC Entities and SPV Subsidiaries) (including, for the avoidance of doubt, cash received by the Borrower or any of its Subsidiaries (other than

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SBIC Entities and SPV Subsidiaries) for the sale by the Borrower or such Subsidiary of any Capital Securities of a SBIC Entity or a SPV Subsidiary but specifically excluding any sale of any Capital Securities by a SBIC Entity or a SPV Subsidiary or cash received by a SBIC Entity or a SPC Subsidiary in connection with the sale of any Capital Securities), or the incurrence or issuance of any Debt by the Borrower or any of its Subsidiaries (other than SBIC Entities and SPV Subsidiaries) (in each case, which requires a payment of the Loans under Section 2.11(d)), an amount equal to (x) the sum of the cash and Cash Equivalents received in connection with such transaction minus (y) the sum of (i) reasonable out-of-pocket fees, costs and expenses, incurred by the Borrower or such Subsidiary in connection therewith plus (ii) any reasonable costs, fees, commissions, premiums, expenses, or underwriting discounts or commissions incurred by the Borrower or any of its Subsidiaries in connection with such sale or issuance.

“Net Proceeds of Capital Securities/Conversion of Debt” means any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower or any Subsidiary of the Borrower in respect of the issuance of Capital Securities (including, without limitation, the aggregate amount of any and all Debt converted into Capital Securities), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or any Subsidiary directly in connection with the issuance of such Capital Securities. For avoidance of doubt the net proceeds referred to in this definition shall exclude any net proceeds with respect to the issuance of Capital Securities by the Loan Parties, the SBIC Entities or the SPV Subsidiaries to any Loan Party, SBIC Entity or SPV Subsidiary.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.05 and (ii) has been approved by the Required Lenders.

“Noteless Loan” means a Core Portfolio Investment or a Senior Bank Loan Investment with respect to which (i) the underlying Investment Documents do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Core Portfolio Investment or Senior Bank Loan Investment; and (ii) no Loan Party nor any Subsidiary of a Loan Party has requested or received a promissory note from the related Obligor.  Except as approved by the Administrative Agent in writing, no Loan Party nor any Subsidiary of a Loan Party shall request or receive a promissory note or other instrument from any Obligor in connection with a Noteless Loan.

“Notes” means collectively the Revolver Notes, the Swing Advance Note and any and all amendments, consolidations, modifications, renewals, substitutions and supplements thereto or replacements thereof.  “Note” means any one of such Notes.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Continuation or Conversion” has the meaning set forth in Section 2.03.

“Obligations” means the collective reference to all of the following indebtedness, obligations and liabilities:  (a) the due and punctual payment by the Borrower of:  (i) the principal of and interest on the Advances (including, without limitation, principal of and interest on the

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Notes), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Borrower under this Agreement when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Borrower to the Secured Parties under this Agreement and the other Loan Documents to which the Borrower is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) of all obligations (including any and all Hedging Obligations arising under the Hedging Agreements and obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities of the Borrower and Guarantors, now existing or hereafter incurred under, arising out of or in connection with any and all Hedging Agreements and any renewals, modifications or extensions thereof (including, all obligations, if any, of the Borrower as guarantor under the Credit Agreement in respect of Hedging Agreements), and the due and punctual performance and compliance by the Borrower and Guarantors with all of the terms, conditions and agreements contained in any Hedging Agreement and any renewals, modifications or extensions thereof; (d) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Bank Products; (e) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Cash Management Services; and (f) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part; provided, that the term “Obligations” with respect to any Specified Guarantor shall exclude, in all cases, any Excluded Swap Obligations of such Specified Guarantor.

“Obligor” means, with respect to any Portfolio Investment, the Person or Persons obligated to make payments pursuant to such Portfolio Investment, including any guarantor thereof.

~~“Obligor Interest Coverage Ratio” means with respect to a Debt Security or a Senior Bank Loan Investment, either (a) the “Interest Coverage Ratio” or comparable definition set forth in the underlying Investment Documents for such Debt Security or Senior Bank Loan Investment, or (b) in the case of any Debt Security or Senior Bank Loan Investment with respect to which the related underlying Investment Documents do not include a definition of “Interest Coverage Ratio” or comparable definition (including, without limitation, any Debt Security or Senior Bank Loan Investment considered to be “covenant-lite” with limited restrictions on the debt capacity of the applicable Obligor), the ratio of (i) Obligor EBITDA to (ii) Obligor Interest Expense of such Obligor with respect to the Relevant Test Period, as calculated by the Borrower in good faith.~~

~~“Obligor Interest Expense” means with respect to any Obligor, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption reflected for the last four full fiscal quarters for which financial statements have been~~

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~~provided to the Borrower by or on behalf of any Obligor with respect to the related Debt Security or Senior Bank Loan Investment; provided that with respect to any Obligor for which four full fiscal quarters of economic data are not available, Obligor Interest Expense shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.~~

“Obligor EBITDA” means, with respect to each Obligor on any Debt Security or Senior Bank Loan Investment, for the last four full fiscal quarters for which financial statements have been provided to the Borrower by or on behalf of any Obligor with respect to the related Debt Security or Senior Bank Loan Investment, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the underlying Investment Documents for each such Debt Security or Senior Bank Loan Investment, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such underlying Investment Documents, an amount, for the Obligor on such Debt Security or Senior Bank Loan Investment and any parent that is obligated pursuant to the underlying Investment Documents for such Debt Security or Senior Bank Loan Investment (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one‐time, non‐recurring non‐cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) and any other item the Borrower in good faith deems to be appropriate; provided that with respect to any Obligor for which four full fiscal quarters of economic data are not available, Obligor EBITDA shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.

“Obligor Interest Coverage Ratio” means with respect to a Debt Security or a Senior Bank Loan Investment, either (a) the “Interest Coverage Ratio” or comparable definition set forth in the underlying Investment Documents for such Debt Security or Senior Bank Loan Investment, or (b) in the case of any Debt Security or Senior Bank Loan Investment with respect to which the related underlying Investment Documents do not include a definition of “Interest Coverage Ratio” or comparable definition (including, without limitation, any Debt Security or Senior Bank Loan Investment considered to be “covenant-lite” with limited restrictions on the debt capacity of the applicable Obligor), the ratio of (i) Obligor EBITDA to (ii) Obligor Interest Expense of such Obligor with respect to the Relevant Test Period, as calculated by the Borrower in good faith.

“Obligor Interest Expense” means with respect to any Obligor, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption reflected for the last four full fiscal quarters for which financial statements have been provided to the Borrower by or on behalf of any Obligor with respect to the related Debt Security or Senior Bank Loan Investment; provided that with respect to any Obligor for which four full fiscal quarters of economic data are not available, Obligor Interest Expense shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.

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“Obligor Net Senior Leverage Ratio” means with respect to a Debt Security or a Senior Bank Loan Investment either (a) the “Net Senior Leverage Ratio” or comparable definition set forth in the underlying Investment Documents for such Debt Security or Senior Bank Loan Investment, or (b) in the case of any Debt Security or Senior Bank Loan Investment with respect to which the related underlying Investment Documents do not include a definition of “Net Senior Leverage Ratio” or comparable definition (including, without limitation, any Debt Security or Senior Bank Loan Investment considered to be “covenant-lite” with limited restrictions on the debt capacity of the applicable Obligor), the ratio of (i) the Obligor Senior Debt (including, without limitation, such Debt Security or Senior Bank Loan Investment) of the applicable Obligor as of the date of determination minus the Cash of such Obligor as of such date to (ii) Obligor EBITDA of such Obligor with respect to the Relevant Test Period, as calculated by the Borrower in good faith.

“Obligor Senior Debt” means all Debt of any Person other than Debt that is junior or subordinated in right of payment or upon liquidation.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer’s Certificate” has the meaning set forth in Section 3.01(e).

“Omnibus Amendment Effective Date” means April 7, 2021.

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Action” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

~~“Outstandings” has the meaning set forth in Section 2.06(a).~~

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“Participant” has the meaning assigned to such term in clause (d) of Section 9.07.

“Participant Register” has the meaning assigned to such term in clause (d) of Section 9.07.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Payment Recipient” has the meaning assigned to it in Section 7.13(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Encumbrances” means Liens described in Section 5.14.

“Permitted Liens” means any Lien described in clauses (b), (c), (d), (e), (f) (other than with respect to a refinancing of a Lien permitted under Section 5.14(a)), (g), (i), (j), (l), (m), (r), (s), (t), (u) and (v) of Section 5.14.

“Permitted Policy Amendment” means any change, alteration, expansion, amendment, modification, termination, restatement or replacement of the Investment Policies that is one of the following:  (a) approved in writing by the Administrative Agent (with the consent of the Required Lenders), (b) required by applicable law, rule, regulation or Governmental Authority, or (c) not materially adverse to the rights, remedies or interests of the Lenders in the reasonable discretion of the Administrative Agent (for the avoidance of doubt, no change, alteration, expansion, amendment, modification, termination or restatement of the Investment Policies shall be deemed “material” if investment size proportionately increases as the size of the Borrower’s capital base changes).

“Permitted SBIC Guarantee” means a guarantee by the Borrower of Debt of an SBIC Entity on the Small Business Administration’s then applicable form (or the applicable form at the time such guarantee was entered into), provided that the recourse to the Borrower thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Entity (it being understood that, as provided in clause (w) of Section 6.01, it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means a natural person, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a Governmental Authority.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of

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the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

“Pledge Agreement” means the Third Amended and Restated Equity Pledge Agreement, dated as of the Closing Date, by and among the Borrower, the Guarantors and the Administrative Agent for the benefit of the Secured Parties, as amended, modified or supplemented from time to time.

“Portfolio Investment” means an investment made by the Borrower in the ordinary course of business and consistent with the Investment Policies in a Person that is accounted for under GAAP as a portfolio investment of the Borrower.  Portfolio Investments shall include Cash, Cash Equivalents, Core Portfolio Investments, Senior Bank Loan Investments and Debt Securities.

“Pre-Positioned Investment” means any Investment that will be funded with the proceeds of an Advance hereunder and which is designated by the Borrower in writing to the Administrative Agent as a “Pre-Positioned Investment”.

“Primary Obligor” means, with respect to any Portfolio Investment, the principal Obligor directly obligated to repay all obligations owing under such Portfolio Investment, including joint and several liability for such obligation, if more than one Obligor exists; provided, however, “Primary Obligor” does not include any Person who acts solely as a guarantor or surety with respect to such Portfolio Investment.

~~“Prime Rate” refers to that interest rate so denominated and set by BB&T from time to time as an interest rate basis for borrowings.  The Prime Rate is but one of several interest rate bases used by BB&T.  BB&T lends at interest rates above and below the Prime Rate.  The Prime Rate is not necessarily the lowest or best rate charged by BB&T to its customers or other banks.~~

“Prime Rate” means the rate which is quoted as the “prime rate” in the print edition of The Wall Street Journal, Money Rates Section.

“Proceeds” shall have the meaning given to it under the UCC and shall include without limitation the collections and distributions of Collateral, cash or non-cash.

“Properties” means all real property owned, leased or otherwise used or occupied by a Loan Party or any Subsidiary of a Loan Party, wherever located.  “Property” means any one of such Properties.

~~“Proposed Excluded Subsidiary” has the meaning given to such term in the definition of “Excluded Subsidiaries.”~~

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the

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Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31, or, if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day.

“Quoted Investment” means a Portfolio Investment for which market quotations are readily available from an Approved Pricing Service, or, in the case of Eligible Quoted Senior Bank Loan Investments, from an Approved Pricing Service or an Approved Dealer.  All Eligible Quoted Senior Bank Loan Investments and Eligible Debt Securities must be Quoted Investments.

“Redeemable Preferred Securities” of any Person means any preferred stock or similar Capital Securities (including, without limitation, limited liability company membership interests and limited partnership interests) issued by such Person which is at any time prior to the ~~Termination~~Final Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof (other than (x) if such holder is a Loan Party, (y) as a result of a change of control or (z) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of Capital Securities that are not Redeemable Preferred Securities).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Adjusted London InterBank Offered Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Adjusted London InterBank Offered Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Related Property” means, with respect to any Portfolio Investment, any property or other assets of the Obligor thereunder pledged or purported to be pledged as collateral to secure the repayment of such Portfolio Investment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Test Period” means with respect to each Obligor on a Debt Security or a Senior Bank Loan Investment, the relevant test period for the calculation of Obligor Net Senior Leverage Ratio or Obligor Interest Coverage Ratio, as applicable, for such Debt Security or Senior Bank Loan Investment in accordance with the related underlying Investment Documents or, if no such period is provided for therein, the last four consecutive reported fiscal quarters of the principal Obligor on such Debt Security or Senior Bank Loan Investment; provided that with respect to any

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Debt Security or Senior Bank Loan Investment for which the relevant test period is not provided for in the related underlying Investment Documents, if four (4) consecutive fiscal quarters have not yet elapsed since the closing date of the relevant underlying Investment Documents, “Relevant Test Period” shall initially include the period from such closing date to the end of the fourth fiscal quarter thereafter, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such Obligor.

~~“Replacement Rate” has the meaning set forth in Section 8.01(b).~~

“Required Lenders” means at any time Lenders having ~~at least 66-2/3~~more than 50% of the aggregate amount of the Revolver Commitments or, if the Revolver Commitments are no longer in effect, Lenders holding ~~at least 66-2/3~~more than 50% of the aggregate outstanding principal amount of the ~~Revolver Advances~~Revolving Credit Exposure; provided, however, that the Revolver Commitments and any outstanding Revolver Advances of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the president, chief executive officer, chief financial officer, senior vice president, vice president, senior managing director or treasurer of such Person.

“Restricted Payment” means (i) any dividend or other distribution on any shares of the Borrower’s Capital Securities (except dividends payable solely in shares of its Capital Securities); (ii) any payment of management, consulting, advisory or similar fees; or (iii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower’s Capital Securities (except shares acquired upon the conversion thereof into other shares of its Capital Securities) or (b) any option, warrant or other right to acquire shares of the Borrower’s Capital Securities (it being understood that none of: (w) the conversion features under convertible notes; (x) the triggering and/or settlement thereof or in respect of the mandatory redemption or repurchase of such notes resulting from a “fundamental change” (as such term is customarily defined in convertible note offerings); or (y) any cash payment made by the Borrower in respect thereof, shall constitute a Restricted Payment hereunder).

“Restrictive Provisions” has the meaning set forth in Section 5.28(d).

“Return of Capital” means (a) any net cash amount received by the Borrower or any Subsidiary (other than a SBIC Entity or a SPV Subsidiary) in respect of the outstanding principal of any Investment (whether at stated maturity, by acceleration or otherwise), (b) without duplication of amounts received under clause (a), any net cash proceeds received by the Borrower from the sale of any property or assets pledged as collateral in respect of any Investment to the extent such net cash proceeds are less than or equal to the outstanding principal balance of such Investment, (c) any net cash amount received by the Borrower in respect of any Investment that is a Capital Security (x) upon the liquidation or dissolution of the issuer of such Investment, (y) as a distribution of capital made on or in respect of such Investment, or (z) pursuant to the recapitalization or reclassification of the capital of the issuer of such Investment or pursuant to the

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reorganization of such issuer or (d) any similar return of capital received by the Borrower in cash in respect of any Investment (in the case of clauses (a), (b), (c) and (d), net of any fees, costs, expenses and Taxes payable with respect thereto).

“Revolver Advance” means an advance made to the Borrower under this Agreement pursuant to Section 2.01.  A Revolver Advance is a Tranche Euro-Dollar Advance if such Revolver Advance has an Interest Period described in subsection (i) of the definition of Interest Period.  A Revolver Advance is an Index Euro-Dollar Advance if such Revolver Advance is a Euro-Dollar Advance and has an Interest Period described in subsection (ii) of the definition of Interest Period.

“Revolver Commitment” means, with respect to each Lender, (i) the amount set forth opposite the name of such Lender on Schedule 2.01, or on any amendment, supplement or joinder that may be executed from time to time after the ~~date hereof~~Closing Date, or (ii) as to any Lender which enters into an Assignment and Assumption (whether as transferor Lender or as assignee thereunder), the amount of such Lender’s Revolver Commitment after giving effect to such Assignment and Assumption, in each case as such amount may be reduced from time to time pursuant to Sections 2.08, 2.09 and 9.04(c).

“Revolver Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit B-1 hereto, evidencing the obligation of the Borrower to repay the Revolver Advances, together with all amendments, consolidations, modifications, renewals, substitutions and supplements thereto or replacements thereof and “Revolver Note” means any one of such Revolver Notes.

“Revolving Credit Exposure” means the aggregate outstanding principal amount of all Revolver Advances of all Lenders, plus the Swingline Exposure, plus the LC Exposure.

“RIC” or “regulated investment company” shall mean an investment company or business development company that qualifies for the special tax treatment provided for by subchapter M of the Code.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale/Leaseback Transaction” means any arrangement with any Person providing, directly or indirectly, for the leasing by any Loan Party or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by any Loan Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Loan Party or such Subsidiary.

“Sanctioned Country” means, at any time, a country, territory or region that is the subject or target of any country or territory Sanctions administered by a Sanctions Authority.

“Sanctions” has the meaning assigned to such term in Section 4.32(a).

“Sanctions Authority” has the meaning assigned to such term in Section 4.32(a).

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“SBIC Equity Commitment” means a commitment by the Borrower to make one or more capital contributions to an SBIC Entity.

“SBIC Entities” means each of (1) Main Street Mezzanine Fund, LP, (2) Main Street Mezzanine Management, LLC, (3) Main Street Capital II, LP, (4) Main Street Capital II GP, LLC, (5) Main Street Capital III, LP, (6) Main Street Capital III GP, LLC and (7) any other future “small business investment company” ~~owned, directly or indirectly, by Borrower~~ that is governed by the Restrictive Provisions or any other company that has applied for a license under the Small Business Investment Act of 1958 and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted, is owned, directly or indirectly, by Borrower, and that has been designated by the Borrower as described below (in each case, including such company’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interests in the SBIC Entity); provided, in the case of clause (7), (a) no portion of the Debt or any other obligations (contingent or otherwise) of such Subsidiary: (i) is Guaranteed by any Loan Party (other than a Permitted SBIC Guarantee or analogous commitment), (ii) is recourse to or obligates any Loan Party in any way (other than in respect of any SBIC Equity Commitment, Permitted SBIC Guarantee or analogous commitment), or (iii) subjects any property of any Loan Party, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than equity interests in any SBIC Entity pledged to secure such Debt, and (b) no Loan Party has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such entity to achieve certain levels of operating results (other than in respect of any SBIC Equity Commitment, Permitted SBIC Guarantee or analogous commitment). Any designation by the Borrower pursuant to clause (7) shall be effected pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

“Secured Parties” shall mean collectively: (1) the Administrative Agent in its capacity as such under this Agreement, the Collateral Documents and the other Loan Documents; (2) the Lenders~~,~~; (3) the Issuing Bank; (4) the Hedge Counterparties in their capacity as such under the Hedging Agreements; (~~4~~5) any Bank Product Bank or Cash Management Bank; and (~~5~~6) except as otherwise provided in the definitions of “Bank Products”, “Cash Management Services” and “Hedging Counterparties,” the successors and assigns of the foregoing.

“Security Agreement” means the Third Amended and Restated General Security Agreement by and among the Borrower, the Guarantors and the Administrative Agent for the benefit of the Secured Parties to be executed and delivered in connection herewith, as amended, modified or supplemented from time to time.

“SEMS” means the Superfund Enterprise Management System Database.

“Senior Bank Loan Investment” means a Portfolio Investment constituting a Debt obligation (including without limitation term loans, the funded portion of revolving credit lines

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and letter of credit facilities and other similar loans and investments including interim loans) which is made by Borrower as a lender under a syndicated loan or credit facility.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any no-action letters or orders of the SEC issued to or with respect to the Borrower or generally to business development companies thereunder, including, without limitation any exemptive relief granted by the SEC with respect to the Debt of any joint venture, SPV Subsidiary or SBIC Entity or otherwise (including, for the avoidance of doubt, any exclusion of such Debt in the foregoing calculation).

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Special Equity Interests” means any Capital Security (excluding Debt Securities and other Eligible Investments) that is an equity investment and subject to a Lien in favor of creditors of the issuer of such Capital Security, provided that (a) such Lien was created to secure only Debt owing by such issuer (or its subsidiaries) to such creditors, and (b) the issuer of such Capital Security is not a Loan Party or a Subsidiary of a Loan Party.  Notwithstanding anything contained herein to the contrary, Special Equity Interests shall exclude Eligible Debt Securities and other Eligible Investments.

“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.10).

“SPV Subsidiary” means :

(a) any bankruptcy remote, special purpose, Wholly Owned Subsidiary of the Borrower appointed by the Borrower as a “SPV Subsidiary” prior to the Omnibus Amendment Effective Date; ~~provided, however,~~

(b) in the case of any entity designated as an SPV Subsidiary (other than a passive holding company) after the Omnibus Amendment Effective Date, a direct or indirect Subsidiary of the Borrower to which any Loan Party sells, conveys or otherwise transfers (whether directly or indirectly) Investments, which engages in no material activities other than in connection with the purchase, holding, disposition or financing of such assets, so long as:

(i) no portion of the Debt or any other obligations (contingent or otherwise) of which (x) is Guaranteed by any Loan Party (other than Guarantees in respect of Standard

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Securitization Undertakings), (y) is recourse to or obligates any Loan Party in any way other than pursuant to Standard Securitization Undertakings or (z) subjects any property of any Loan Party, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;

(ii) no Loan Party has any material contract, agreement, arrangement or understanding other than on terms, taken as a whole, not materially less favorable to such Loan Party than those that might be obtained at the time from Persons that are not Affiliates of any Loan Party, other than fees payable in the ordinary course of business in connection with servicing receivables; and

(iii) no Loan Party has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results; and

(c) in the case of a passive holding company designated as an SPV Subsidiary (as provided below) after the Omnibus Amendment Effective Date, such passive holding company, so long as:

(i) such passive holding company is the direct parent of a SPV Subsidiary referred to in clauses (a) or (b);

(ii) such passive holding company engages in no activities and has no assets (other than in connection with the transfer of assets to and from a SPV Subsidiary referred to in clauses (a) or (b), and its ownership of all of the equity interests of a SPV Subsidiary referred to in clauses (a) or (b)) or liabilities;

(iii)  no Loan Party has any contract, agreement, arrangement or understanding with such passive holding company; and

(iv) no Loan Party has any obligation to maintain or preserve such passive holding company’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation of a SPV Subsidiary by the Borrower pursuant to clauses (b) or (c) shall be effected pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Responsible Officer’s knowledge, such designation complied with each of the conditions set forth in clause (b) or (c), as applicable. Each Subsidiary of an SPV Subsidiary shall be deemed to be an SPV Subsidiary and shall comply with the foregoing requirements of this definition. Each of the parties hereto hereby agree that there shall not be more than two (2) SPV Subsidiaries at any ~~one~~ time.

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors), (c) representations,

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warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in accounts receivable securitizations or securitizations of financial assets and (d) obligations (together with any related performance guarantees) under any bad boy guarantee or guarantee of any make-whole premium.

“Subsequent Borrowings” has the meaning set forth in Section 2.14(e).

“Subsidiary” of any Person means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided however, the term “Subsidiary” shall not include any Person that constitutes an investment made by the Borrower or a Subsidiary in the ordinary course of business and consistently with the Investment Policies in a Person that is accounted for under GAAP as a portfolio investment of the Borrower; provided, however, on condition that MSC solely operates as an investment manager and only holds assets that relate to or facilitate its provision of investment advisory services or otherwise are customarily held by an investment manager, including, without limitation, cash and cash equivalents, receivables, deferred assets, and contractual rights to earn fee income or carried interest. MSC shall not be a “Subsidiary” for purposes of this Agreement.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.  Notwithstanding the foregoing definition, for purposes of Section 4.33~~,~~ and Article V (other than Section 5.01) ~~and Article VI~~ only, each SPV Subsidiary shall not be considered a Subsidiary of any Loan Party and therefore shall not be subject to the requirements or restrictions of Section 4.33 or Article V ~~or the basis for any Default or Event of Default in Article VI~~.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Advance” means an Advance made by the Swingline Lender pursuant to Section 2.01, which must be a Base Rate Advance or an Index Euro-Dollar Advance.

“Swing Advance Note” means the promissory note of the Borrower, substantially in the form of Exhibit B-2, evidencing the obligation of the Borrower to repay the Swing Advances, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

“Swing Borrowing” means a borrowing hereunder consisting of Swing Advances made to the Borrower by the Swingline Lender pursuant to Article II.  A Swing Borrowing is a “Base Rate Borrowing” if such Swing Advances are Base Rate Advances.  A Swing Borrowing is an “Index Euro-Dollar Borrowing” if such Swing Advances are Index Euro-Dollar Advances.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swing Advances outstanding at such time.  The Swingline Exposure of any Lender at any time shall be the sum of (i) its Applicable Percentage of the total Swingline Exposure at such time.

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“Swingline Lender” means ~~BB&T~~Truist, in its capacity as lender of Swing Advances hereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 8.01(b) that is not Term SOFR.

“Termination Date” means the earlier to occur of (i) ~~September 27, 2023~~the Final Maturity Date (or such later date to which such date shall have been extended pursuant to Section 2.15), (ii) the date the Revolver Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Revolver Commitments entirely pursuant to Section 2.08.

“Third Parties” means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower’s business and on a temporary basis.

“Title Policy” means with respect to each Mortgaged Property, the mortgagee title insurance policy (together with such endorsements as the Administrative Agent may reasonably require) issued to the Administrative Agent in respect of such Mortgaged Property by an insurer selected by the Administrative Agent, insuring (in an amount satisfactory to the Administrative Agent) the Lien of the Administrative Agent for the benefit of the Secured Parties on such Mortgaged Property to be duly perfected and first priority~~,~~ (subject ~~only~~ to ~~such exceptions as shall be acceptable to the Administrative Agent~~Permitted Liens).

“Total Assets” means, as of any date of determination, the value of the total assets of the Loan Parties on a consolidated basis (excluding the aggregate value of the equity interests in MSC), less all liabilities and indebtedness not represented by Senior Securities, in each case, as of such date of determination.

“Total Assets Concentration Limitation” means, as of any date of determination, the amount by which the aggregate value of equity interests in SBIC Entities and SPV Subsidiaries held by the Loan Parties as of such date of determination exceeds 15% of the Total Assets as of such date of determination.

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“Total Secured Debt” means, as of any date of determination, the aggregate amount of Senior Securities representing secured indebtedness of the Loan Parties as of such date of determination.

“Total Unused Revolver Commitments” means at any date, an amount equal to: (A) the aggregate amount of the Revolver Commitments of all of the Lenders at such time, less (B) the sum of the aggregate outstanding principal amount of the Revolver Advances and Swing Advances of all of the Lenders at such time, less (C) the LC Exposure of all of the Lenders at such time.

“Truist” means Truist Bank (as successor by merger to Branch Banking and Trust Company).

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unquoted Investment” means a Portfolio Investment for which market quotations from an Approved Pricing Service, or, in the case of Eligible Senior Bank Loan Investments, an Approved Pricing Service or Approved Dealer, are not readily available.  Only ~~Cash, Cash Equivalents,~~ Eligible Core Portfolio Investments and Eligible Unquoted Senior Bank Loan Investments may be Unquoted Investments.

“Unrestricted Assets” means the aggregate amount of Cash and Cash Equivalents held in accounts on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries, to the extent that (a) the application of such Cash and Cash Equivalents to payment of the applicable Debt is not prohibited by Applicable Law or other agreement and (b) such Cash and Cash Equivalents are free and clear of all Liens (other than Liens permitted under Sections 5.14(j) and 5.14(l)); provided that Cash Collateral for outstanding Letters of Credit shall not be treated as Unrestricted Assets.

“Unused Commitment” means at any date, with respect to any Lender, an amount equal to its Revolver Commitment less the sum of the aggregate outstanding principal amount of the sum of its Revolver Advances and its Applicable Percentage of LC Exposure.

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“Value” means, as of any date of determination, the value assigned by the Borrower to each of its Portfolio Investments as provided below:

(a)~~(a)~~ Quoted Investments.  With respect to Quoted Investments, the Borrower shall, not less frequently than once per week, or upon request of the Administrative Agent, determine the market value of such Portfolio Investments in accordance with the following methodologies, as applicable:
(i)~~(i)~~  in the case of any Portfolio Investment traded on an exchange, the closing price for such Portfolio Investment most recently posted on such exchange;
(ii)~~(ii)~~  in the case of any Portfolio Investment not traded on an exchange, the fair market value thereof as determined by an Approved Pricing Service or other quotation acceptable to the Administrative Agent in its sole discretion; and
(iii)~~(iii)~~ in the case of any Eligible Quoted Senior Bank Loan Investment not traded on an exchange or priced by an Approved Pricing Service, the average ask and bid prices as determined by two Approved Dealers selected by the Borrower; provided, however, that to the extent a single agent or counterparty makes the market in the Eligible Quoted Senior Bank Loan Investment, the average ask and bid prices as determined by the single Approved Dealer shall be used.
(b)~~(b)~~ Unquoted Investments.   With respect to Unquoted Investments,
(i)the fair value of such Investment shall be determined, not less frequently than once per Fiscal Quarter, in accordance with, the Investment Company Act and any orders of the SEC by the Board of Directors (or appropriate committee thereof with the necessary delegated authority) of the Borrower in its good faith judgment and consistent with past practices as described in the Borrower’s annual report on Form 10-K for the year ended December 31, 2017 and quarterly report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC as such practices may be amended from time to time in accordance with the last sentence in this definition of “Value”, including consideration of valuation procedures of ~~a third-party valuation firm~~an Approved Third-Party Appraiser selected by the Borrower ~~and reasonably acceptable~~; provided that (x) the Borrower shall cause Approved Third-Party Appraisers selected by the Borrower to assist the ~~Administrative Agent, and as approved by the Administrative Agent in its reasonable credit judgment~~Borrower in determining the Value of at least 25% of Unquoted Investments owned by a Loan Party two weeks prior to the end of each Fiscal Quarter and (y) with respect to all Unquoted Investments (A) that a Loan Party has owned continuously for the immediately preceding four or more Fiscal Quarters and (B) for which an Approved Third-Party Appraiser selected by the Borrower has failed to determine the Value during the immediately preceding four Fiscal Quarters, the aggregate value thereof so determined shall not exceed 10% of the Borrowing Base at any time.  The valuation practices described in the

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Borrower’s annual report on Form 10-K for the year ended December 31, 2017 and quarterly report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC may be amended from time to time as disclosed in any subsequent annual report on Form 10-K or quarterly report on Form 10-Q filed with the SEC; provided that the Borrower shall furnish to the Administrative Agent, prior to the effective date of any material amendment or modification, prompt notice of any such material amendment or modification to such practices and shall not agree or otherwise permit to occur any modification of such practices in any manner that would or would reasonably be expected to adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any Loan Document or impair the collectability of any Investment without the prior written consent of the Administrative Agent (in its sole discretion).
(ii)At least six (6) weeks prior to the end of each Fiscal Quarter, the Administrative Agent in its reasonable discretion shall select (and inform the Borrower of) the particular Unquoted Investments included in the Borrowing Base as of the Fiscal Quarter immediately preceding such Fiscal Quarter (such preceding Fiscal Quarter, the “Testing Quarter”) to be valued by an Approved Third-Party Appraiser selected by the Administrative Agent that collectively have an aggregate Value approximately equal to the Calculation Amount.  The Administrative Agent’s valuation shall not be required to coincide with the timing of any valuations conducted by the Board of Directors (or appropriate committee thereof with the necessary delegated authority) of the Borrower pursuant to the paragraph above.
(iii)Notwithstanding the foregoing, the Administrative Agent shall have the right to request any Unquoted Investment be independently valued by an Approved Third-Party Appraiser selected by the Administrative Agent at any time and there shall be no limit on the number of such appraisals requested by the Administrative Agent; provided that (i) any appraisal shall be conducted in a manner that is not disruptive to the Borrower’s business and (ii) the values determined by an appraisal shall be treated as confidential information by the Administrative Agent and the Lenders and shall be deemed to be “Information” for purposes of this Agreement and the other Loan Documents and shall be subject to all confidentiality provisions hereof and thereof. The Administrative Agent shall notify the Borrower of its receipt of results from such Approved Third-Party Appraiser of any appraisal and provide a copy of the results and any related reports to the Borrower.  If the difference between the Borrower’s valuation and such Approved Third-Party Appraiser’s valuation is (1) less than 5% of the Borrower’s value thereof, then the Borrower’s valuation shall be used, (2) between 5% and 20% of the Borrower’s value thereof, then the valuation of such Unquoted Investment shall be the average of the value determined by the Borrower and the value determined by such Approved Third-Party Appraiser selected by the Administrative Agent, and (3) greater than 20% of the Borrower’s value thereof, then the Borrower and the Administrative Agent shall retain an additional Approved Third-Party Appraiser and the valuation of such Portfolio Investment shall be the average of the three valuations (with the Administrative Agent’s

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Approved Third-Party Appraisers valuation to be used until the third valuation is obtained).  For the avoidance of doubt, such supplemental values shall be applicable only to and used only for determining value under this Agreement and shall not be deemed fair value of such asset under ASC 820 for purposes of the Borrower’s financial statements, the Investment Company Act or otherwise.
(iv)The Borrower shall be required to reimburse the Administrative Agent’s reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the Administrative Agent obtaining a valuation in accordance with this definition; provided that, so long as no Event of Default exists, the Borrower shall not be required to reimburse more than an amount equal to the greater of (i) $200,000 and (ii) 0.05% of the Revolver Commitments of all Lenders of the Administrative Agent’s valuation costs and expenses (excluding any valuation costs and expenses incurred by the Administrative Agent as a result of a regulatory directive) in any twelve month period (the “Valuation Expense Cap”).

“Value Triggering Event” means with respect to a Debt Security or a Senior Bank Loan Investment, such Debt Security or Senior Bank Loan Investment has a Value of less than 65% of par value and any one of more of the following events shall have occurred:

(a)the Obligor Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Debt Security or Senior Bank Loan Investment is (i) greater than 3.50 and (ii) greater than 0.50 higher than the original Obligor Net Senior Leverage Ratio on the date that the investment in the Debt Security or Senior Bank Loan Investment was made by Borrower (such original Obligor Net Senior Leverage Ratio determined based upon pro forma data in the offering materials to the extent such Debt Security or Senior Bank Loan Investment was made by the Borrower prior to four full fiscal quarters elapsing since the date on which the Obligor incurred the relevant Debt); or
(b)the Obligor Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Debt Security or Senior Bank Loan Investment is (i) less than 1.50 to 1.00 and (ii) less than 85% of the original Obligor Interest Coverage Ratio on the date that the investment in the Debt Security or Senior Bank Loan Investment was made by Borrower (such original Obligor Interest Coverage Ratio determined based upon pro forma data in the offering materials to the extent such Debt Security or Senior Bank Loan Investment was made by the Borrower prior to four full fiscal quarters elapsing since the date on which the Obligor incurred the relevant Debt); or
(c)an Obligor payment default under such Debt Security or Senior Bank Loan Investment (after giving effect to any grace and/or cure period set forth in the applicable loan agreement, but not to exceed five days) (including in respect of the acceleration of the debt under the applicable underlying Investment Document); or
(d)a default as to all or any portion of one or more payments of principal or interest has occurred in relation to any other senior or pari passu obligation for borrowed

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money of the related Obligor (after giving effect to any grace and/or cure period set forth in the applicable underlying Investment Document, but not to exceed five days); or
(e)the failure of an Obligor to deliver (i) with respect to quarterly reports, any financial statements (including unaudited financial statements) to the Borrower sufficient to calculate any applicable Obligor Net Senior Leverage Ratio of the related Obligor by the later of (A) the date that is ninety (90) days after the end of the first, second or third quarter of any fiscal year of the related Obligor or (B) the date five (5) days after the delivery date for such information as allowed by the underlying Investment Documents, including any grace periods thereunder, and (ii) with respect to annual reports, any audited financial statements to the Administrative Agent sufficient to calculate any applicable Obligor Net Senior Leverage Ratio of the related Obligor by the later of (A) the date that is one hundred and fifty (150) days after the end of any fiscal year of the related Obligor or (B) the date that is five (5) days after the delivery date for such information as allowed by the underlying Investment Documents, including any grace periods thereunder, unless, in any case, as otherwise agreed to by the Administrative Agent in its sole discretion; or
(f)any amendment or waiver of, or modification or supplement to, the underlying Investment Documents governing a Loan executed on or effected on or after the date on which the Borrower acquired such Loan is entered into that amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio” or “Interest Coverage Ratio” (or any respective comparable definition in the applicable underlying Investment Documents) or the definition of any component thereof in a manner that, in the reasonable discretion of the Administrative Agent, is materially adverse to the Administrative Agent or any Lender.

“Voting Stock” means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to cast votes in any election of any corporate directors (or Persons performing similar functions).

“Wholly Owned Subsidiary” means any Subsidiary all of the Capital Securities of which are at the time directly or indirectly owned by the Borrower.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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SECTION 1.02.Accounting Terms and Determinations.  Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants or otherwise required by a change in GAAP or Applicable Law) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent for distribution to the Lenders, unless with respect to any such change concurred in by the Borrower’s independent public accountants or required or permitted by GAAP or Applicable Law, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).
SECTION 1.03.Use of Defined Terms.  All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.
SECTION 1.04.Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time together with all rules, regulations and interpretations thereunder or related thereto; (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and (g) titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 1.05.Amendment and Restatement of Existing Credit Agreement.  The parties to this Agreement agree that, on the Closing Date, the terms and provisions of the Existing

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Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.  This Agreement is not intended to and shall not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing Credit Agreement and the other Existing Loan Documents as in effect prior to the Closing Date.  All Advances made and Obligations incurred under the Existing Credit Agreement that are outstanding on the Closing Date shall continue as Advances and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents.  Without limiting the foregoing, on the Closing Date: (a) all references in the Existing Loan Documents to the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender that are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Loan Documents, (c) the liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations, and (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s ~~Credit Exposure~~credit exposure and outstanding Advances hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate ~~Credit Exposures~~credit exposures on the Closing Date.

SECTION 1.06.Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized or acquired on the first date of its existence by the holders of its Capital Securities at such time.
ARTICLE II

THE CREDIT
SECTION 2.01.Commitments to Make Advances.  Each Lender severally agrees, on the terms and conditions set forth herein, to make Revolver Advances to the Borrower from time to time before the earlier of the Commitment Termination Date and the Termination Date; provided that, immediately after each such Revolver Advance is made, the aggregate outstanding principal amount of Revolver Advances of such Lender plus such Lender’s Applicable Percentage of the outstanding principal amount of Swing Advances and such Lender’s Applicable Percentage of the LC Exposure shall not exceed the amount of the Revolver Commitment of such Lender at such time, provided further that the ~~aggregate outstanding principal amount of all Revolver Advances of all of the Lenders and all Swing Advances of the Swingline Lender~~Revolving Credit Exposure shall not exceed the~~:~~ lesser of: (1) the Borrowing Base; and (2) the aggregate amount of the Revolver Commitments of all of the Lenders at such time.  Each Revolver Advance shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000 (except that any such Revolver Advance may be in the aggregate amount of the Total Unused Revolver Commitments) and shall be made from the several Lenders ratably in proportion to their respective Revolver Commitments.  Within the foregoing limits, the Borrower may borrow under this

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Section, repay or, to the extent permitted by Section 2.10, prepay Revolver Advances and reborrow under this Section 2.01 at any time before the earlier of the Commitment Termination Date and the Termination Date. In addition to the foregoing, the Swingline Lender shall from time to time, upon the request of the Borrower by delivery of a Notice of Borrowing to the Administrative Agent, if the conditions precedent in Article III have been satisfied, make Swing Advances to the Borrower in an aggregate principal amount at any time outstanding not exceeding $50,000,000; provided that, immediately after such Swing Advance is made, the ~~aggregate outstanding principal amount of all Revolver Advances of all of the Lenders and all Swing Advances of the Swingline Lender~~Revolving Credit Exposure shall not exceed the lesser of:  (1) the Borrowing Base; and (2) the aggregate amount of the Revolver Commitments of all of the Lenders at such time. Each Swing Advance under this Section 2.01 shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000.  Within the foregoing limits, the Borrower may borrow Swing Advances under this Section 2.01, prepay and reborrow Swing Advances under this Section 2.01 at any time before the earlier of the Commitment Termination Date and the Termination Date.  Solely for purposes of calculating fees under Section 2.07, Swing Advances shall not be considered a utilization of an Advance of the Swingline Lender or any other Lender hereunder.  At any time, upon the request of the Swingline Lender, each Lender other than the Swingline Lender shall, on the third Business Day after such request is made, purchase a participating interest in Swing Advances in an amount equal to its Applicable Percentage of such Swing Advances.  On such third Business Day, each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation.  Whenever, at any time after the Swingline Lender has received from any such Lender its participating interest in a Swing Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it.  Each Lender’s obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including:  (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Lender requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, Event of Default or the termination of the Revolver Commitments; (iii) any adverse change in the condition (financial, business or otherwise) of the Borrower, any Loan Party or any other Person; (iv) any breach of this Agreement by any Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.02.Method of Borrowing Advances.
(a)For Revolver Advances, the Borrower shall give the Administrative Agent notice in the form attached hereto as Exhibit A (a “Notice of Borrowing”) prior to (i) 12:00 P.M. (Eastern time) at least one Domestic Business Day before each Base Rate Borrowing, and each Index Euro-Dollar Borrowing, and (ii) 11:00 A.M. (Eastern time) at least three (3) Euro-Dollar Business Days before each Tranche Euro-Dollar Borrowing, certifying that

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the Borrower has, and will have immediately after giving effect to such Borrowing, ~~a BDC~~an Asset Coverage Ratio of at least ~~2.0~~1.5 to 1.0 and specifying:
(i)~~(i)~~ the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or Index Euro-Dollar Borrowing and a Euro-Dollar Business Day in the case of a Tranche Euro-Dollar Borrowing,
(ii)~~(ii)~~ the aggregate amount of such Borrowing,
(iii)~~(iii)~~ whether the Revolver Advances comprising such Borrowing are to be Base Rate Advances, Tranche Euro-Dollar Advances or Index Euro-Dollar Advances and
(iv)~~(iv)~~ in the case of a Tranche Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.
(b)Upon receipt of a Notice of Borrowing requesting Revolver Advances, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall not be revocable by the Borrower.
(c)Not later than 11:00 A.M. (Eastern time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available ~~in Winston-Salem, North Carolina,~~ to the Administrative Agent ~~at its address referred to in or specified pursuant to Section 9.01~~’s Account.  Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will disburse the funds so received from the Lenders to the Borrower.
(d)Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.
(e)In the event that a Notice of Borrowing fails to specify whether the Revolver Advances comprising such Borrowing are to be Base Rate Advances, Tranche Euro-Dollar Advances or Index Euro-Dollar Advances, such Revolver Advances shall be made as Base Rate Advances.  If the Borrower is otherwise entitled under this Agreement to repay any Revolver Advances maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Revolver Advances using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Revolver Advances mature in an amount equal to the principal amount of the Revolver Advances so maturing, and the Revolver Advances comprising such new Borrowing shall be Base Rate Advances.

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(f)Notwithstanding anything to the contrary contained herein, there shall not be more than five (5) Interest Periods outstanding at any given time; provided that for purposes of this Section 2.02(f), neither Base Rate Advances nor Index Euro-Dollar Advances shall be deemed to have an outstanding Interest Period.
(g)For Swing Advances, the Borrower shall give the Administrative Agent notice in the form of a Notice of Borrowing prior to 1:00 P.M. (Eastern time) on the Domestic Business Day of the Swing Advance, specifying (i) the aggregate amount of such Advance, (ii) that it shall be a Swing Advance and (iii) whether the Swing Advance is to be a Base Rate Advance or an Index Euro-Dollar Advance.  Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Swingline Lender will make available to the Borrower the amount of any such Swing Advance.
SECTION 2.03.Continuation and Conversion Elections.  By delivering a notice (a “Notice of Continuation or Conversion”), which shall be substantially in the form of Exhibit C, to the Administrative Agent on or before 12:00 P.M., Eastern time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Tranche Euro-Dollar Advances outstanding), the Borrower may from time to time irrevocably elect, by notice one Domestic Business Day prior in the case of a continuation of or conversion to Base Rate Advances or Index Euro-Dollar Advances or three (3) Euro-Dollar Business Days prior in the case of a continuation of or conversion to Tranche Euro-Dollar Advances, that all, or any portion in an aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000 be, (i) in the case of Base Rate Advances, converted into Euro-Dollar Advances or (ii) in the case of Euro-Dollar Advances, converted into Base Rate Advances or continued as Euro-Dollar Advances; provided, however, that (x) each such conversion or continuation shall be prorated among the applicable outstanding Revolver Advances of all Lenders that have made such Revolver Advances, and (y) no portion of the outstanding principal amount of any Revolver Advances may be continued as, or be converted into, any Tranche Euro-Dollar Advance when any Default has occurred and is continuing.  In the absence of delivery of a Notice of Continuation or Conversion with respect to any Tranche Euro-Dollar Advance at least three (3) Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Tranche Euro-Dollar Advance shall, on such last day, automatically convert to a Base Rate Advance.
SECTION 2.04.Letters of Credit.
(a)General.  Subject to the terms and conditions set forth herein, in addition to the Advances provided for in Section 2.01, the Borrower may request the Issuing Bank to issue, and the Issuing Bank shall, subject to the terms and conditions of this Agreement (including Section 2.04) issue, at any time and from time to time before the earlier of the Commitment Termination Date and the Termination Date, Letters of Credit denominated in Dollars for its own account or the account of its designee (provided that the Loan Parties shall remain liable to the Lenders hereunder for payment and reimbursement of all amounts payable in respect of the Letters of Credit hereunder) in such form as is acceptable to the Issuing Bank in its reasonable determination and for the benefit of such named beneficiary or beneficiaries as are specified by the Borrower.  Letters of Credit issued hereunder shall

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constitute utilization of the Revolver Commitments up to the aggregate amount available to be drawn thereunder.
(b)Notice of Issuance, Amendment, Renewal or Extension.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(c)Limitations on Amounts.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Bank (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $40,000,000, (ii) the total Revolving Credit Exposures shall not exceed the aggregate Revolver Commitments, and (iii) the Revolving Credit Exposure shall not exceed the Borrowing Base then in effect.
(d)Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date); provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods.  No Letter of Credit may be renewed following the earlier to occur of the Commitment Termination Date and the Termination Date, except to the extent that the relevant Letter of Credit is Cash Collateralized no later than five (5) Business Days prior to the Commitment Termination Date or Termination Date, as applicable, or supported by another letter of credit, in each case pursuant to arrangements reasonably satisfactory to the Issuing Bank and the Administrative Agent.
(e)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Bank, and without any further

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action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolver Commitments; provided that no Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.04(e) if (x) the conditions set forth in Section 3.02 would not be satisfied in respect of a Borrowing at the time such Letter of Credit was issued and (y) the Required Lenders shall have so notified the Issuing Bank in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank in respect of Letters of Credit promptly upon the request of the Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason.  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Revolver Advances made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Revolver Advance and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in Dollars (i) not later than 3:00 p.m., Eastern time, on the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., Eastern time, or (ii) not later than 1:00 p.m., Eastern time on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that, the Borrower may, subject to the conditions to borrowing set forth herein (other than any limitations with respect to minimum borrowing amount), request in accordance with Section 2.01 and Section 2.02 that such payment be financed with a Base Rate Borrowing, an Index Euro-Dollar Borrowing or a Swing

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Advance in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing, an Index Euro-Dollar Borrowing or Swing Advance.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.

(g)Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s fraud, gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that:

(i)the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
(ii)the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

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(iii)this sentence shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
(h)Disbursement Procedures.  The Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.
(i)Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate ABR Advances; provided that, if the Borrower fails to reimburse such LC Disbursement within two Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.06(e) shall apply.  Interest accrued pursuant to this paragraph shall be for account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for account of such Lender to the extent of such payment.
(j)Resignation and/or Replacement of Issuing Bank.  The Issuing Bank may resign and be replaced at any time by written agreement among the Borrower, the Administrative Agent, the resigning Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation and replacement of the Issuing Bank.  Upon the effectiveness of any resignation or replacement of the Issuing Bank, the Borrower shall pay all unpaid fees accrued for account of the resigning or replaced Issuing Bank pursuant to Section 2.07(c). From and after the effective date of the appointment of a successor Issuing Bank, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the effective replacement or resignation of the Issuing Bank hereunder, the resigning or replaced Issuing Bank, as the case may be, shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

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(k)Cash Collateralization.  If the Borrower shall be required to provide Cash Collateral for LC Exposure pursuant to Section 2.04(d), Section 2.09(a), Section 2.11(a), (b) or (c) or the last paragraph of Article VI, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent Cash in an amount equal to the amount required under Section 2.04(d), Section 2.09(a), Section 2.11(a), (b) or (c) or the last paragraph of Article VI, as applicable.  Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the Obligations, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.
(l)No Obligation to Issue After Certain Events.  The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank shall refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Omnibus Amendment Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Omnibus Amendment Effective Date and which the Issuing Bank in good faith deems material to it, or the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.
(m)Applicability of ISP and UCP.  Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the International Standby Practices shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
(n)Conflict with Letter of Credit Documents.  In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Document, the terms of this Agreement shall control.
(o)Additional Issuing Banks.  From time to time, the Borrower may, by notice to the Administrative Agent, designate additional Lenders as an Issuing Bank, each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent; provided that each such notice shall include an updated Schedule 2.04; provided, further, that the Borrower shall not update Schedule 2.04 to increase any Issuing Bank’s maximum LC Exposure without such Issuing Bank’s consent.  Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the

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approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.
SECTION 2.05.Repayments of Advances.
(a)Repayment.  The Borrower hereby unconditionally promises to pay the Advances as follows:
(i)to the Administrative Agent for account of the Lenders the outstanding principal amount of the Revolver Advances and all other amounts due and owing hereunder and under the other Loan Documents on the Final Maturity Date; and
(ii)to the Swingline Lender the then unpaid principal amount of each Swing Advance denominated in Dollars, on the earlier of the Commitment Termination Date and the first date after such Swing Advance is made that is the 15th or last day of a calendar month and is at least ten Business Days after such Swing Advance is made; provided that on each date that a Revolver Advance is made, the Borrower shall repay all Swing Advances then outstanding.

In addition, on the Commitment Termination Date, the Borrower shall deposit into the Letter of Credit Collateral Account Cash in an amount equal to 100% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the Commitment Termination Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b)Maintenance of Records by Lenders.  Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)Maintenance of Records by the Administrative Agent.  The Administrative Agent shall maintain records in which it shall record (i) the amount of each Advance made hereunder, the type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.
(d)Effect of Entries.  The entries made in the records maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

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(e)~~SECTION 2.04.~~ Notes.  The Revolver Advances of each Lender shall, upon the request of such Lender made through the Administrative Agent, be evidenced by a single Revolver Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender’s Revolver Commitment.  The Swing Advances of the Swingline Lender shall be evidenced by a single Swing Advance Note payable to the order of the Swingline Lender.  Upon receipt of any Lender’s Note pursuant to Section 3.01, the Administrative Agent shall deliver such Note to such Lender.  Each Lender requesting a Note shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Advance made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Lender’s Note; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of any Lender to assign its Notes.  Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

~~SECTION 2.05.Maturity of Advances.  Each Advance included in any Borrowing or Swing Borrowing shall mature, and the principal amount thereof, together with all accrued unpaid interest thereon, shall be due and payable on the Termination Date.~~

SECTION 2.06.Interest Rates.
(a)“Applicable Margin” means (~~a~~i) with respect to any Base Rate Advance, 1.0% and (~~b~~ii) with respect to any Euro-Dollar Advance, 2.0%; provided, however, for any period in which both the Collateral Coverage Test and the Leverage Test are met as of the end of Borrower’s most recent Fiscal Quarter, as demonstrated in the applicable Compliance Certificate delivered to the Administrative Agent, “Applicable Margin” shall mean (A) with respect to any Base Rate Advance, 0.875% and (B) with respect to any Euro-Dollar Advance, 1.875%.  Each change in the Applicable Margin resulting from the Borrower’s meeting both the Collateral Coverage Test and the Leverage Test, or failing to meet either of the Collateral Coverage Test or the Leverage Test, shall be effective five (5) Domestic Business Days after delivery of the applicable Compliance Certificate demonstrating that  both the Collateral Coverage Test and the Leverage Test are met, or that either of the Collateral Coverage Test or the Leverage Test is not met, as applicable.

“Borrower Assets” means the sum of (a) the aggregate on a consolidated basis value of the Borrower’s assets minus (b) the aggregate value of MSC to the extent included in the aggregate value of the Borrower’s assets minus (c) the aggregate value of the assets in the SBIC Entities to the extent included in the aggregate value of the Borrower’s assets, in each case in clauses (a), (b) and (c) as set forth in the Compliance Certificate delivered pursuant to Section 5.01(c) for the applicable Fiscal Quarter, calculated on the basis of the asset values of the Borrower and its Subsidiaries set forth in Borrower’s financial statements delivered pursuant to Section 5.01 and supported by such documentation as Administrative Agent shall reasonably require.

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“Collateral Coverage Test” means that, as of the end of the applicable Fiscal Quarter of the Borrower, the ratio of (a) sum of (i) Borrower Assets minus (ii) the average daily ~~Outstandings~~Revolving Credit Exposure for such Fiscal Quarter to (b) the average daily ~~Outstandings~~Revolving Credit Exposure for such Fiscal Quarter shall exceed 3.0 to 1.0.

“Funded Debt” of any Person means at any date, Debt of such Person for borrowed money other than (a) Debt of the type described in clauses (x) and (xiii) of the definition of “Debt”, (b) Guarantees of Debt of the type described in clauses (x) and (xiii) of the definition of “Debt” and (c) Debt of others of the type described in clauses (x) and (xiii) of the definition of “Debt” that is secured by a Lien on any asset of such Person.

“Leverage Test” means that, as of the end of the applicable Fiscal Quarter of the Borrower, the ratio of (a) Funded Debt of the Borrower and its Consolidated Subsidiaries to (b) the sum of (i) the total assets of the Borrower and its Consolidated Subsidiaries minus (ii) the total liabilities of the Borrower and its Consolidated Subsidiaries, in each case in clauses (a) and (b), as set forth in the financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, for such Fiscal Quarter, does not exceed 1.0 to 1.0.

~~“Outstandings” means the aggregate outstanding principal amount of all Revolver Advances and Swing Advances of all Lenders.~~

(b)Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin.  Such interest shall be payable on each Interest Payment Date while such Base Rate Advance is outstanding and on the date such Base Rate Advance is converted to a Tranche Euro-Dollar Advance or repaid.  ~~Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.~~
(c)Each Euro-Dollar Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of: (1) the Applicable Margin, plus (2) the applicable Adjusted London InterBank Offered Rate for such Interest Period.  Such interest shall be payable on each applicable Interest Payment Date~~.  Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any~~ while such Euro-Dollar Advance ~~shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate~~is outstanding.

Subject to implementation of the Benchmark Replacement ~~Rate~~ in accordance with Section 8.01(b), the “London InterBank Offered Rate” applicable to any Euro-Dollar Advance means for the Interest Period of such Euro-Dollar Advance the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Advance offered for a term comparable to such Interest Period, which rate appears on the display designated as Reuters Screen LIBOR01

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Page (the “Screen Rate”) (or such other successor page as may replace Reuters Screen LIBOR01 Page or such other service or services as may be nominated by the ICE Benchmark Administration for the purpose of displaying London InterBank Offered Rates for U.S. dollar deposits) determined as of 11:00 a.m. London, England time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the “London InterBank Offered Rate” for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major lenders in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Advance.  If the London InterBank Offered Rate determined as provided above would be less than zero, then the London InterBank Offered Rate shall be deemed to be zero.

“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on such Euro-Dollar Advance is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).  The Adjusted London InterBank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

(d)The Administrative Agent shall determine each interest rate applicable to the Advances hereunder in accordance with the terms of this Agreement.  The Administrative Agent shall give prompt notice to the Borrower and the Lenders by facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.  To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “London InterBank Offered Rate.”
(e)After the occurrence and during the continuance of an Event of Default (other than an Event of Default under Sections 6.01(g) or (h)), the principal amount of the Advances and LC Disbursements (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Lenders, bear interest at the Default Rate; provided, however, that automatically whether or not the Required Lenders elect to do so, (i) any overdue principal of and, to the extent permitted by law, overdue interest on the Advances and LC Disbursements shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate, and (ii) after the occurrence and during the continuance of an Event of Default described in Section 6.01(g)

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or 6.01(h), the principal amount of the Advances and LC Disbursements (and, to the extent permitted by applicable law, all accrued interest thereon) shall bear interest payable on demand for each day until paid at a rate per annum equal to the Default Rate.
SECTION 2.07.Fees.
(a)The Borrower shall pay to the Administrative Agent for the ratable account of each Lender an unused commitment fee equal to the product of:  (i) the aggregate of the daily average amounts of such Lender’s Unused Commitment, times (ii) a per annum percentage equal to 0.25%.  Such unused commitment fee shall accrue from but not including the Closing Date to and including the earlier of the Commitment Termination Date and the Termination Date.  Unused commitment fees shall be determined quarterly in arrears and shall be payable on the third Business Day following each Quarterly Payment Date and on the Commitment Termination Date; provided that should the Revolver Commitments be terminated at any time prior to the Commitment Termination Date for any reason, the entire accrued and unpaid commitment fee shall be paid on the date of such termination.
(b)The Borrower shall pay (i) to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as agreed with the Administrative Agent and (ii) to the Lenders such fees and other amounts at such times as agreed with the Lenders.
(c)The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Euro-Dollar Advances on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Omnibus Amendment Effective Date to but excluding the later of the date on which such Lender’s Revolver Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Omnibus Amendment Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including each Quarterly Payment Date shall be payable on the third Business Day following such Quarterly Payment Date, commencing on the first such date to occur after the Omnibus Amendment Effective Date; provided that all such fees with respect to the Letters of Credit shall be payable on the Termination Date and the Borrower shall pay any such fees that have accrued and that are unpaid on the Termination Date and, in the event any Letters of Credit shall be outstanding that have expiration dates after the Termination Date, the Borrower shall prepay on the Termination Date the full amount of the participation and fronting fees that will accrue on such Letters of Credit subsequent to the Termination Date through but not including the date such outstanding Letters of Credit are

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scheduled to expire (and, in that connection, the Lenders agree not later than the date two Business Days after the date upon which the last such Letter of Credit shall expire or be terminated to rebate to the Borrower the excess, if any, of the aggregate participation and fronting fees that have been prepaid by the Borrower over the sum of the amount of such fees that ultimately accrue through the date of such expiration or termination and the aggregate amount of all other unpaid obligations hereunder at such time).  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.08.Optional Termination or Reduction of Commitments.  The Borrower may, subject to any applicable prepayments pursuant to Section 2.11, upon at least 3 Domestic Business ~~Day~~Days’~~s irrevocable~~ notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $10,000,000 or any larger multiple of $1,000,000, the Revolver Commitments; provided, however: (1) each termination or reduction (and notice thereof), as the case may be, shall be permanent and irrevocable~~; (2)~~ (except that a notice of termination of the Revolver Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied); (2) after giving effect to any concurrent prepayments, no such termination or reduction shall be in an amount greater than the Total Unused Revolver Commitments on the date of such termination or reduction; and (3) no such reduction pursuant to this Section 2.08 shall result in the aggregate Revolver Commitments of all of the Lenders being reduced to an amount less than $30,000,000, unless the Revolver Commitments are terminated in their entirety, in which case all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination.  Each reduction shall be made ratably among the Lenders in accordance with their respective Revolver Commitments.
SECTION 2.09.Scheduled Termination of Commitments.  ~~The~~Unless previously terminated, the Revolver Commitments shall: (a) equal the Revolving Credit Exposure on the Commitment Termination Date, (b) thereafter be reduced automatically as and to the extent of reductions in the Revolving Credit Exposure and (iii) terminate on the ~~Termination~~Final Maturity Date.
SECTION 2.10.Optional Prepayments.
(a)The Borrower may prepay any Base Rate Borrowing or Index Euro-Dollar Borrowing, in whole at any time, or from time to time in part in, in each case without premium or penalty (except for payments under Section 8.05, if any), amounts aggregating at least $1,000,000 or any larger integral multiple of $100,000 (or any lesser amount equal to the outstanding balance of such Advance), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, (i) upon at least one (1) Domestic Business Day’s notice to the Administrative Agent any Borrowing that is a Base Rate Borrowing or Index Euro-Dollar Borrowing or (ii) without any notice, any Swing Borrowing.  Each such optional prepayment shall be applied (i) first to any Swing

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Advances outstanding, and (ii) then applied to prepay ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority: (a) first, to Base Rate Advances, and (b) second, to Index Euro-Dollar Advances~~; (c) lastly, to Tranche Euro-Dollar Advances~~.
(b)Subject to any payments required pursuant to the terms of Article VIII for such Tranche Euro-Dollar Borrowing, the Borrower may, upon at least three (3) Domestic Business Day’s prior written notice, prepay in minimum amounts of $1,000,000 with additional increments of $100,000 (or any lesser amount equal to the outstanding balance of such ~~Advances~~Advance) all or any portion of the principal amount of any Tranche Euro-Dollar Borrowing prior to the maturity thereof, without premium or penalty (except for payments under Section 8.05, if any), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and such payments required pursuant to the terms of Article VIII.  Each such optional prepayment shall be applied to prepay ratably the Tranche Euro-Dollar Advances of the several Lenders included in such Tranche Euro-Dollar Borrowing.
(c)Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.
SECTION 2.11.Mandatory Prepayments.
(a)On each date on which the Revolver Commitments are reduced or terminated pursuant to Section 2.08, Section 2.09 or Section 9.04(c), the Borrower shall repay or prepay such principal amount of the outstanding Revolver Advances (or provide Cash Collateral for Letters of Credit as contemplated by Section 2.04(k)), if any (together with interest accrued thereon and any amount due under Section 8.05), as may be necessary so that after such payment the ~~aggregate unpaid principal amount of the Revolver Advances and Swing Advances~~Revolving Credit Exposure does not exceed the aggregate amount of the Revolver Commitments as then reduced.  Each such payment or prepayment of Advances shall be applied (i) first to any Swing Advances outstanding, and (ii) then applied to prepay ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority:  (a) first, to Base Rate Advances, (b) second, to Index Euro-Dollar Advances; (c) lastly, to Tranche Euro-Dollar Advances.
(b)In the event that the ~~aggregate principal amount of all Advances at any one time outstanding~~Revolving Credit Exposure shall at any time exceed the aggregate amount of the Revolver Commitments of all of the Lenders at such time, the Borrower shall immediately repay so much of the Advances (or provide Cash Collateral for Letters of Credit as contemplated by Section 2.04(k)) as is necessary in order that the ~~aggregate principal amount of the Advances thereafter outstanding~~Revolving Credit Exposure, shall not exceed the aggregate amount of the Revolver Commitments of all of the Lenders at such time.  Each such payment or prepayment of Advances shall be applied (i) first to any Swing Advances outstanding, and (ii) then applied to prepay ratably to the Revolver

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Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority: (a) first, to Base Rate Advances, (b) second, to Index Euro-Dollar Advances; (c) lastly, to Tranche Euro-Dollar Advances.
(c)In the event that the ~~aggregate principal amount of all Advances~~Revolving Credit Exposure at any one time outstanding shall at any time exceed the Borrowing Base, the Borrower shall ~~immediately~~, within five Domestic Business Days after delivery of the applicable Borrowing Base Certification Report, repay so much of the Advances (or provide Cash Collateral for Letters of Credit as contemplated by Section 2.04(k)) as is necessary in order that the aggregate principal amount of the ~~Advances thereafter outstanding~~Revolving Credit Exposure shall not exceed the Borrowing Base; provided that if within five Domestic Business Days after delivery of a Borrowing Base Certification Report demonstrating such deficiency, the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such deficiency to be cured within 30 Domestic Business Days (which 30 Domestic Business Day period shall (i) include the five Domestic Business Days permitted for delivery of such plan and (ii) be subject to extension beyond 30 Domestic Business Days for an additional period not exceeding 15 Domestic Business Days with the consent of the Administrative Agent in its sole discretion), then such repayment or Cash Collateralization shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such deficiency is cured within such 30 Domestic Business Day period (or any extended period consented to by the Administrative Agent in its sole discretion).
(d)~~If at any time the Borrower is not in compliance with the Minimum Availability Requirement, the Borrower shall immediately repay so much of the Revolver Advances as is necessary in order that, after giving effect to such repayment, the Minimum Availability Requirement is satisfied.  Each such payment or prepayment shall be applied ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority:  (i) first, to Base Rate Advances, and (ii) lastly to Euro-Dollar Advances.~~ During the period commencing on the date immediately following the Commitment Termination Date and ending on the Final Maturity Date:

~~(e)If at any time (i) the Administrative Agent on behalf of the Secured Parties does not own or have a valid and perfected first priority security interest in any Eligible Investment or (ii) any representation or warranty with respect to any Eligible Investment included in the Borrowing Base is not true and correct, then upon the earlier of the Borrower’s receipt of notice from the Administrative Agent or the Borrower becoming aware thereof, the Borrower shall either (x) repay the Advances outstanding (together with any amounts owing under Article VIII relating to such repayment) to the extent required by Section 2.11(c) after giving effect to the exclusion of such ineligible Portfolio Investment from the Borrowing Base, or (y) substitute an Eligible Investment for such ineligible Portfolio Investment; provided that no such substitution shall be permitted unless (1) such substitute Portfolio Investment is an Eligible Investment on the date of substitution, (2) after giving effect to the inclusion of the substitute Eligible Investment, no repayment of any Advances outstanding shall be required under Section 2.11(c) (after~~

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~~giving effect to the exclusion of such ineligible Portfolio Investment from the Borrowing Base), (3) all representations and warranties of the Borrower contained in Article IV shall be true and correct as of the date of substitution, (4) all actions or additional actions (if any) necessary to perfect the security interest of the Administrative Agent in such substitute Portfolio Investment and related Collateral shall have been taken as of or prior to the date of substitution and (4) the Borrower shall deliver to the Administrative Agent on the date of such substitution (A) a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date and (B) a Borrowing Base Certification Report (including a calculation of Borrowing Base after giving effect to such substitution).~~

~~(f)[Intentionally Omitted].~~

(i)If the Borrower or any of its Subsidiaries (other than a SBIC Entity or a SPV Subsidiary) Disposes of any property which results in the receipt by such Person of Net Cash Proceeds in excess of $2,000,000 in the aggregate for any single Disposition or series of Dispositions, the Borrower shall prepay an aggregate principal amount of Advances equal to 100% of such Net Cash Proceeds; provided that the Borrower shall not be required to prepay any Loans pursuant to this clause (i) until the aggregate amount of unpaid Net Cash Proceeds required to be paid under this clause (i) equals or exceeds $2,000,000 (either for the first time or at any time since the last prepayment of Advances pursuant to this clause (i)) in which event the Borrower shall prepay an aggregate principal amount of Advances equal to 100% of such unpaid Net Cash Proceeds within five (5) Business Days of such date (such prepayments to be applied as set forth in Section 2.05(b)).
(ii)Upon the sale or issuance by the Borrower or any of its Subsidiaries (other than a SBIC Entity or a SPV Subsidiary) of any of its Capital Securities (other than any sales or issuances of Capital Securities to the Borrower or any Guarantor), the Borrower shall prepay an aggregate principal amount of Advances equal to 75% of all Net Cash Proceeds received therefrom no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.05(b)).
(iii)Upon the incurrence or issuance by the Borrower or any of its Subsidiaries (other than a SBIC Entity or a SPV Subsidiary) of any Debt, the Borrower shall prepay an aggregate principal amount of Advances equal to 100% of all Net Cash Proceeds received therefrom no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.05(b)).
(iv)Upon any Extraordinary Receipt (which, when taken with all other Extraordinary Receipts received after the Commitment Termination Date, exceeds $5,000,000 in the aggregate) received by or paid to or for the account of the Borrower or any of its Subsidiaries (other than a SBIC Entity or a SPV Subsidiary), and not otherwise included in clauses (i), (ii) or (iii) of this Section 2.11(d), the Borrower shall prepay an aggregate principal amount of Advances equal to 100%

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of all Net Cash Proceeds received therefrom no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.05(b)).
(v)If the Borrower shall receive any Return of Capital (other than from any SBIC Entity or SPV Subsidiary), and is not otherwise included in clauses (i), (ii), (iii) or (iv) of this Section 2.11(d), the Borrower shall prepay an aggregate principal amount of Loans equal to 90% of such Return of Capital (excluding amounts payable by the Borrower pursuant to Section 8.05) no later than the fifth Business Day following the receipt of such Return of Capital (such prepayments to be applied as set forth in Section 2.05(b)).
(vi)The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic communication) of any prepayment under this clause (d) not later than 11:00 a.m., Eastern time, one Domestic Business Day before the date of prepayment or such lesser period as the Administrative Agent may reasonably agree.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and a reasonably detailed calculation of the amount of such prepayment; provided that any notice given in connection with this clause (d) may be conditioned on the consummation of the applicable transaction contemplated by such clause and the receipt by the Borrower or any such Subsidiary (other than a SBIC Entity or a SPV Subsidiary) of Net Cash Proceeds.  Promptly following receipt of any such notice relating to a Revolver Advance, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each such prepayment of Advances under this clause (d) shall be applied (i) first to any Swing Advances outstanding, and (ii) then applied to prepay ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority:  (a) first, to Base Rate Advances, (b) second, to Index Euro-Dollar Advances; (c) lastly, to Tranche Euro-Dollar Advances.
(vii)Notwithstanding anything to the contrary in this clause (d), prepayments under this clause (d) shall (A) exclude the amounts necessary for the Borrower to make all required dividends and distributions (which shall be no less than the amount estimated in good faith by Borrower under Section 5.12) to maintain its Tax status as a RIC under the Code and its election to be treated as a “business development company” under the Investment Company Act for so long as the Borrower retains such status and to avoid payment by the Borrower of federal excise Taxes imposed by Section 4982 of the Code for so long as the Borrower retains the status of a RIC under the Code, and (B) if the Revolver Advances to be prepaid are Euro-Dollar Advances, the Borrower may defer such prepayment until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to such Net Cash Proceeds, no later than the fifth Business Day following the receipt of such Net Cash Proceeds, into a segregated collateral account in the name and under the dominion and control of the Administrative Agent, pending application of such amount to the prepayment of the Advances on

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the last day of such Interest Period; provided, further, that the Administrative Agent may direct the application of such deposits as set forth in Section 2.11(d)(vi) at any time and if the Administrative Agent does so, no amounts will be payable by the Borrower pursuant to Section 8.05.
(e)~~(g)~~ Any repayment or prepayment made pursuant to this Section shall not affect the ~~Borrowers~~Borrower’s obligation to continue to make payments under any Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Hedging Agreement.
(f)~~(h)~~ Any repayment or prepayment made pursuant to this Section shall be in cash without any prepayment premium or penalty (but including all breakage or similar costs) on the customary terms of the Administrative Agent.
SECTION 2.12.General Provisions as to Payments.
(a)The Borrower shall make each payment of principal of, and interest on, the Advances or LC Disbursements and of fees hereunder without any set off, counterclaim or any deduction whatsoever, not later than 12:00 P.M. (Eastern time) on the date when due, in Federal or other funds immediately available ~~in Winston-Salem, North Carolina,~~ to the Administrative Agent ~~at its address referred to in Section 9.01~~’s Account.  The Administrative Agent will promptly distribute to the Issuing Bank or each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Issuing Bank or the Lenders, as applicable.
(b)Whenever any payment of principal of, or interest on, the Base Rate Advances or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.  Whenever any payment of principal of or interest on, the Euro-Dollar Advances shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
(c)Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the

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Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Advances.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Advance included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(d)Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Issuing Bank or the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Issuing Bank or the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then the Issuing Bank or each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to the Issuing Bank or such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation
(e)Taxes.
(i)~~(i)~~ Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes from such payments, then (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Issuing Bank or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(ii)~~(ii)~~ Payment of Other Taxes by the Borrower.  The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(iii)~~(A)~~  (A)  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, within 10

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days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that the Borrower shall not be obligated to make a payment pursuant to this Section in respect of penalties, interest and additions to Tax attributable to any Indemnified Taxes or Other Taxes (and, for the avoidance of doubt, reasonable expenses arising therefrom or with respect thereto), if (i) such penalties, interest or additions to Tax are attributable to the failure of the Administrative Agent, the Issuing Bank or any Lender to pay to the relevant Governmental Authority amounts received by it from the Borrower in respect of Indemnified Taxes or Other Taxes within thirty (30) calendar days after receipt of such amount from the Borrower or (ii) such penalties, interest or additions to Tax are attributable to the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any Lender.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Issuing Bank, a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(B)~~(B)~~ Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (B).
(iv)~~(iv)~~ Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such

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payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(v)~~(v)~~ Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.12(e)(v)(1), (e)(v)(2)(A)-(D) and (e)(vi)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, (1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax and (2) any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)~~(A)~~ in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption

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from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)~~(B)~~ executed copies of IRS Form W-8ECI;
(C)~~(C)~~ in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN or IRS Form W-8BEN-E, as applicable;
(D)~~(D)~~ to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner; or
(E)~~(E)~~ any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made, or
(vi)~~(vi)~~ If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from

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such payment.  Solely for purposes of this clause (F), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  For purposes of Section 2.12(e)(v) and (vi), the term “Lender” includes the Issuing Bank.

(vii)~~(vii)~~ Treatment of Certain Refunds.  If the Administrative Agent, the Issuing Bank or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Issuing Bank or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, the Issuing Bank or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Issuing Bank or such Lender in the event the Administrative Agent, the Issuing Bank or such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, the Issuing Bank or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.  Notwithstanding anything to the contrary in this paragraph (vii), in no event will the Administrative Agent, the Issuing Bank or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (vii) the payment of which would place the Administrative Agent, the Issuing Bank or such Lender in a less favorable net after-Tax position than the Administrative Agent, the Issuing Bank or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(viii)~~(vii)~~ Survival.  Each party’s obligations under this Section 2.12(e) shall survive the resignation or replacement of the Administrative Agent or the Issuing Bank or any assignment of rights by, or replacement of, a Lender, the termination of the Revolver Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.13.Computation of Interest and Fees.  Interest on the Advances shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  Utilization fees, unused commitment fees and

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any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.14.Increase in Commitments.
(a)The Borrower shall have the right, at any time prior to the date that is ~~one hundred eighty~~thirty (~~180~~30) ~~days~~ prior to the Commitment Termination Date by written notice to and in consultation with the Administrative Agent, to request an increase in the aggregate Revolver Commitments (each such requested increase, a “Commitment Increase”), by having one or more existing Lenders increase their respective Revolver Commitments then in effect (each, an “Increasing Lender”), by adding as a Lender with a new Revolver Commitment hereunder one or more Persons that are not already Lenders (each, an “Additional Lender”), or a combination thereof, provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $10,000,000, or such lesser amount as the Administrative Agent may reasonably agree, (ii) immediately after giving effect to any Commitment Increase, the aggregate Revolver Commitments shall not exceed $~~800,000,000~~1,200,000,000, and (iii) no Default or Event of Default shall have occurred and be continuing on the applicable Commitment Increase Date or shall result from any Commitment Increase~~, (iv) immediately after giving effect to any Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower shall be in compliance with the covenants contained in Article V and (v) no~~. No consent of any Lender to such Commitment Increase shall be required ~~and no Lender shall be obligated to participate as a Lender in such Commitment Increase~~.  Such notice from the Borrower shall specify the requested amount of the Commitment Increase.  No Lender shall have any obligation to become an Increasing Lender and any decision by a Lender to increase its Commitment shall be made in its sole discretion independently from any other Lender.  Other than fees payable under any letter agreement with the Administrative Agent or under any other letter agreement with a Lender acting as an arranger approved by the Administrative Agent, which shall be paid in accordance with their terms, any fees paid by the Borrower for a Commitment Increase to an Increasing Lender, an Additional Lender, the Administrative Agent or any Lender, as arranger, shall be for their own account and shall be in an amount, if any, mutually agreed upon by each such party and the Borrower, in each party’s sole discretion.
(b)Each Additional Lender must qualify as an Eligible Assignee (the selection of which shall include the prior approval, not to be unreasonably withheld, conditioned or delayed, of the Administrative Agent and the Issuing Bank).  The Borrower and each Additional Lender shall execute a joinder agreement, and the Borrower and each Lender shall execute all such other documentation as the Administrative Agent and the Borrowers may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, to evidence the Revolver Commitment adjustments referred to in Section 2.14(e); provided that the failure of any Lender that is not an Additional Lender or an Increasing Lender to execute any such documentation shall not impair the ability of the Additional Lenders, the Increasing Lenders and the Borrower to effect a Commitment Increase pursuant to this Section 2.14.

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(c)If the aggregate Revolver Commitments are increased in accordance with this Section 2.14, the Borrower (in consultation with the Administrative Agent), Increasing Lender(s) (if any) and Additional Lender(s) (if any) shall agree upon the effective date (the “Commitment Increase Date,” which shall be a Domestic Business Day not less than thirty (30) days prior to the Commitment Termination Date).  The Administrative Agent shall promptly notify the Lenders of such increase and the Commitment Increase Date.
(d)Notwithstanding anything set forth in this Section 2.14 to the contrary, the Borrower shall not incur any Revolver Advances pursuant to any Commitment Increase (and no Commitment Increase shall be effective) unless the conditions set forth in Section 2.14(a)(i) through (iii) as well as the following conditions precedent are satisfied on the applicable Commitment Increase Date:
(i)~~(i)~~ The Administrative Agent shall have received the following, each dated the Commitment Increase Date and in form and substance reasonably satisfactory to the Administrative Agent:
(A)~~(A)~~ a supplement to this Agreement signed by the Administrative Agent and each other Lender committing to the Commitment Increase and, all other documentation required by the Administrative Agent pursuant to Section 2.14(b) ~~and such other modifications, documents or items as the Administrative Agent, the Additional Lender, Increasing Lender or their counsel may reasonably request~~; and

~~(B)an instrument, duly executed by the Borrower and each Guarantor acknowledging and reaffirming its obligations under this Agreement, the Collateral Documents, and the other Loan Documents to which it is a party;~~

~~(C)a certificate of the secretary or an assistant secretary of the Borrower and each Guarantor, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such party approving or consenting to such Commitment Increase;~~

~~(D)a certificate of the Chief Financial Officer~~

(B)a certificate of the chief financial officer or another Responsible Officer of the Borrower, certifying that (x) as of the Commitment Increase Date, all representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject a materiality qualifier, true and correct in all respects) (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct in all material respects (or, in the case of any portion of any

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representations and warranties already subject to a materiality qualifier, true and correct in all respects) as of such date), and (y) ~~immediately after giving effect to such Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower is in compliance with the covenants contained in Article V, and (z)~~ no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to such Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof)~~; and~~

~~(E)such other documents or items that the Administrative Agent, any Additional Lender, any Increasing Lender or their counsel may reasonably request~~.

(ii)~~(ii)~~ In the case of any Borrowing of Revolver Advances in connection with such Commitment Increase for the purpose of funding an Acquisition, the applicable conditions set forth in this Agreement with respect to Acquisitions shall have been satisfied.
(e)~~(e)~~ On the Commitment Increase Date, (i) the aggregate principal outstanding amount of the Revolver Advances (the “Initial Advances”) immediately prior to giving effect to the Commitment Increase shall be deemed to be repaid, (ii) immediately after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings of Revolver Advances (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Advances and of the types and for the Interest Periods specified in a Notice of Borrowing delivered to the Administrative Agent in accordance with Section 2.01, (iii) each Lender shall pay to the Administrative Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Lender’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (z) such Lender’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds equal to the difference, if positive, between (y) such Lender’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances and (z) such Lender’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (v) the Lenders shall be deemed to hold the Subsequent Borrowings ratably in accordance with their respective Revolver Commitments (calculated after giving effect to the Commitment Increase), (vi) the Borrower shall pay all accrued but unpaid interest on the Initial Advances to the Lenders entitled thereto, and (vii) Schedule 2.01 shall be deemed amended to reflect the Revolver Commitments of all Lenders after giving effect to the Commitment Increase.  The deemed payments made pursuant to clause (i) above in respect of each Tranche Euro-Dollar Advance shall be subject to indemnification by the Borrower pursuant to the provisions of Section 8.05 if the Commitment Increase Date occurs other than on the last day of the Interest Period relating thereto.  Concurrently with any Subsequent Borrowings hereunder,

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the Lenders shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit so that such interests are held ratably in accordance with their commitments after giving effect to any Commitment Increase.
SECTION 2.15.Extension Options.  On or prior to each of the ~~fifth~~fourth anniversary of the ~~Closing~~Omnibus Amendment Effective Date (the “First Extension Date”) and the ~~sixth~~fifth anniversary of the ~~Closing~~Omnibus Amendment Effective Date (the “Second Extension Date”), the Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) request that the Administrative Agent and the Lenders extend the ~~date~~dates set forth in the ~~definition~~definitions of Commitment Termination Date and Final Maturity Date by one year, and the Administrative Agent and the Lenders may, each in their sole and individual discretion, elect to do so, it being understood that (i) no extension shall be effective unless all Lenders unanimously agree to extend and (ii) any Lender who has not responded to such extension request within fifteen (15) Domestic Business Days following the date of the Administrative Agent’s notice of such extension request to the Lenders, shall be deemed to have rejected such request.  In the event that one extension request is exercised and accepted by all Lenders, this Agreement shall be automatically amended as of the First Extension Date to provide that the ~~definition~~definitions of Commitment Termination Date and Final Maturity Date would each be extended by one year. In the event that two extension requests are exercised and accepted by all Lenders, upon effectiveness of the second extension, this Agreement shall be automatically amended as of the Second Extension Date to provide that the ~~definition~~definitions of Commitment Termination Date and Final Maturity Date would each be extended by a subsequent year.  Any extension pursuant to this Section 2.15 shall be effective as of the date of the amendment to this Agreement effecting such extension and each such amendment shall be conditioned upon: (x) no Default or Event of Default and (y) continued accuracy of the representations and warranties, in each case as of the date of such amendment in all material respects.  The first extension request shall expire if not made on or prior to the First Extension Date and shall not take effect prior to the First Extension Date.  The second extension request shall expire if not made on or prior to the Second Extension Date and shall not take effect prior to the Second Extension Date.  There shall be no more than two (2) extension requests, resulting in total extensions no longer than two (2) years, so that the Commitment Termination Date is no later than the sixth anniversary of the Omnibus Amendment Effective Date and the Final Maturity Date is no later than the seventh anniversary date of the ~~Closing~~Omnibus Amendment Effective Date.
ARTICLE III

CONDITIONS TO BORROWINGS
SECTION 3.01.Conditions to Closing and First Borrowing.  The obligation of each Lender to make an Advance on the Closing Date is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:
(a)receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Agreement signed by such party;
(b)receipt by the Administrative Agent of a duly executed Revolver Note for the account of each Lender that requested a Revolver Note and a duly executed Swing

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Advance Note for the account of the Swingline Lender, in each case complying with the provisions of Section 2.04;
(c)receipt by the Administrative Agent of an opinion of counsel to the Loan Parties, dated as of the Closing Date (or in the case of an opinion delivered pursuant to Section 5.28 hereof such later date as specified by the Administrative Agent) in a form satisfactory to Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;
(d)receipt by the Administrative Agent of a certificate (the “Closing Certificate”), dated the date of the first Borrowing, signed by a chief financial officer or other authorized officer of each Loan Party, to the effect that, to his knowledge, (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Loan Parties contained in Article IV are true on and as of the date of the first Borrowing hereunder;
(e)receipt by the Administrative Agent of all documents which the Administrative Agent or any Lender may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of each Loan Party (the “Officer’s Certificate”), signed by the Secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party, authorized to execute and deliver the Loan Documents, and certified copies of the following items:  (i) the Loan Party’s Organizational Documents; (ii) the Loan Party’s Operating Documents; (iii) if applicable, a certificate of the Secretary of State of such Loan Party’s state of organization as to the good standing or existence of such Loan Party, and (iv) the Organizational Action, if any, taken by the board of directors of the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Loan Party is a party;
(f)completion of due diligence to the satisfaction of the Administrative Agent with respect to the Borrower and its Subsidiaries, including but not limited to review of the Investment Policies, risk management procedures, accounting policies, systems integrity, compliance, management and organizational structure and the loan and investment portfolio of the Borrower and its Subsidiaries;
(g)the Security Agreement and the other Collateral Documents, each in form and content satisfactory to the Administrative Agent shall have been duly executed by the applicable Loan Parties and such documents shall have been delivered to the Administrative Agent and shall be in full force and effect and each document (including each UCC financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties, upon filing, recording or

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possession by the Administrative Agent, as the case may be, a valid, legal and perfected first-priority security interest in and lien on the Collateral described in the Collateral Documents shall have been delivered to the Administrative Agent; Borrower shall also deliver or cause to be delivered the certificates (with undated stock powers executed in blank) for all shares of stock or other equity interests pledged to the Administrative Agent for the benefit of Lenders pursuant to the Pledge Agreement;
(h)the Administrative Agent shall have received the results of a search of the UCC filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the Loan Parties are organized and the other jurisdictions in which UCC filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens other than Permitted Encumbrances indicated in any such financing statement (or similar document) have been released or subordinated to the satisfaction of Administrative Agent;
(i)receipt by the Administrative Agent of a Borrowing Base Certification Report, dated as of the date of the initial Notice of Borrowing and satisfactory in all respects to the Administrative Agent;
(j)the Borrower shall have paid all fees required to be paid by it on the Closing Date and shall have reimbursed the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Loan Documents, including the reasonable legal, audit and other document preparation costs incurred by the Administrative Agent; and
(k)such other documents or items as the Administrative Agent, the Lenders or their counsel may reasonably request.

For purposes of determining compliance with the conditions specified in this Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 3.02.Conditions to All ~~Borrowings~~Credit Extensions.  The obligation of each Lender to make an Advance on the occasion of each Borrowing or Swing Borrowing ~~is~~and the obligation of the Issuing Bank to issue, amend, renew or extend any Letter of Credit are each subject to the satisfaction of the following conditions:
(a)with respect to any Borrowing, receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, together with a Borrowing Base Certification Report dated as of the date of delivery and satisfactory in all respects to the Administrative Agent;

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~~(b)receipt by the Administrative Agent of such documentation as the Administrative Agent shall reasonably require confirming that the Borrower shall be in compliance with the Minimum Availability Requirement;~~

(b)~~(c)~~ the fact that, immediately before and after such Borrowing ~~or~~, Swing Borrowing or issuance, amendment, renewal or extension of a Letter of Credit, no Default shall have occurred and be continuing;
(c)~~(d)~~ the fact that the representations and warranties of the Loan Parties contained in Article IV of this Agreement and the other representations and warranties contained in the Loan Documents shall be true~~, on~~ in all material respects (or, in the case of any portion of any representations and warranties already subject to a materiality qualifier, true and correct in all respects), and as of the date of such Borrowing ~~or~~, Swing Borrowing or issuance, amendment, renewal or extension of a Letter of Credit and after giving effect thereto (except to the extent that any such representations and warranties speak as to a specific date, in which case such representations and warranties shall be true in all material respects (or, in the case of any portion of any representations and warranties already subject to a materiality qualifier, true and correct in all respects) as of such date);
(d)~~(e)~~ the fact that, immediately after such Borrowing ~~or~~, Swing Borrowing or issuance, amendment, renewal or extension of a Letter of Credit: (A) the aggregate outstanding principal amount of the Revolver Advances of each Lender plus such Lender’s Applicable Percentage of the outstanding principal amount of Swing Advances and LC Exposure will not exceed the amount of its Revolver Commitment and (B) the ~~aggregate outstanding principal amount of the Revolver Advances and Swing Advances~~Revolving Credit Exposure will not exceed the lesser of (x) the aggregate amount of the Revolver Commitments of all of the Lenders as of such date and (y) the Borrowing Base; and
(e)~~(f)~~ with respect to each Pre-Positioned Investment that is funded with the proceeds of such Advance, the Administrative Agent and the Collateral Custodian shall have received a faxed or .PDF copy of the executed note, if any, evidencing such Pre-Positioned Investment, and, if requested in writing by the Administrative Agent, the Administrative Agent shall have received a copy of the credit analysis, underwriting materials and any similar document previously prepared by the Borrower in connection with its investment decision in such Pre-Positioned Investment~~; and~~

~~(g)the fact that, immediately after such Borrowing or Swing Borrowing the aggregate outstanding principal amount of the Revolver Advances and Swing Advances will not exceed the lesser of:  (A) the aggregate amount of the Revolver Commitments of all of the Lenders as of such date; and (B) the Borrowing Base~~.

Each Borrowing ~~or~~, Swing Borrowing or issuance, amendment, renewal or extension of a Letter of Credit and each Notice of Continuation or Conversion hereunder shall be deemed to be a representation and warranty by the Loan Parties on the date of such Borrowing ~~or~~, Swing Borrowing or issuance, amendment, renewal or extension of a Letter of Credit as to the truth and accuracy of the facts specified in clauses (b), (c)~~,~~ and (d) ~~and (e)~~ of this Section.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower and Guarantors represent and warrant to the Administrative Agent and the Lenders that:

SECTION 4.01.Existence and Power.  The Borrower is a corporation, and each ~~Guarantor~~of its Subsidiaries (other than a Foreclosed Subsidiary) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, is, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
SECTION 4.02.Organizational and Governmental Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of this Agreement, the Notes, the Collateral Documents and the other Loan Documents to which such Loan Party is a party (i) are within such Loan Party’s organizational powers, (ii) have been duly authorized by all necessary Organizational Action, (iii) require no action by or in respect of, or filing with, any Governmental Authority that has not been obtained or made when required, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents and Operating Documents of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations).
SECTION 4.03.Binding Effect.  This Agreement constitutes a valid and binding agreement of the Loan Parties enforceable in accordance with its terms, and the Notes, the Collateral Documents and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Loan Parties party to such Loan Document enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.
SECTION 4.04.Financial Information.
(a)The audited consolidated balance sheet of the Borrower as of December 31, ~~2017~~2020 and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, reported on by Grant Thornton LLP, copies of which have been delivered to the Administrative Agent for delivery to each of the Lenders, ~~and the unaudited consolidated financial statements of the Borrower for the interim period~~

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~~ended March 31, 2018, copies of which have been delivered to each of the Lenders,~~ fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.
(b)Since December 31, ~~2017~~2020 there has been no event, act, condition or occurrence having a Material Adverse Effect.
SECTION 4.05.Litigation.  There is no action, suit or proceeding pending, or to the knowledge of the Loan Parties threatened in writing, against or affecting the Loan Parties or any of their respective Subsidiaries before any court or arbitrator or any Governmental Authority which in any manner draws into question the validity or enforceability of, or could impair the ability of the Borrower or the Borrower and the other Loan Parties, taken as a whole, to perform their ~~respective~~ obligations under, this Agreement, the Notes, the Collateral Documents or any of the other Loan Documents.
SECTION 4.06.Compliance with ERISA.
(a)The Loan Parties and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance  with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.
(b)Neither the Loan Parties nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.
(c)The assets of the Loan Parties or any Subsidiary of any Loan Party do not and will not constitute “plan assets,” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.  The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Code.
SECTION 4.07.Payment of Taxes.  There have been filed on behalf of the Loan Parties and their respective Subsidiaries all material U.S. federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Loan Parties or any Subsidiary have been paid other than those being contested in good faith and by appropriate proceedings diligently conducted and with respect to which such Person has established adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the Loan Parties and their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Loan Parties, adequate.  No Loan Party has been given or been requested to give a waiver of the statute of limitation relating to the payment of Federal, state, local or foreign taxes.
SECTION 4.08.Subsidiaries.  ~~Each of the Subsidiaries (other than any Foreclosed Subsidiary) of each Loan Party is a corporation, a limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of~~

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~~organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.~~  No Loan Party has any Subsidiaries except those Subsidiaries listed on Schedule ~~4.08~~4.24 and as set forth in any Compliance Certificate provided to the Administrative Agent and Lenders pursuant to Section 5.01(c) after the ~~Closing~~Omnibus Amendment Effective Date, which accurately sets forth each such Subsidiary’s complete name and jurisdiction of organization.

SECTION 4.09.Investment Company Act, Etc.  ~~Neither the Borrower nor any of its Affiliates is a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.~~  The Borrower qualifies as an RIC and is an “investment company” that has elected to be regulated as a “business development company” as defined in Section 2(a)(48) of the Investment Company Act and is subject to regulation as such under the Investment Company Act including Section 18, as modified by Section 61, of the Investment Company Act.  The business and other activities of the Borrower, including but not limited to, the making of the Advances by the Lenders and the issuance, amendment, renewal or extensions of the Letters of Credit, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents to which the Borrower is a party do not result in any violations, with respect to the Borrower, of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case, that are applicable to the Borrower.
SECTION 4.10.All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Loan Parties of this Agreement and any Loan Document to which any Loan Party is a party, have been obtained.
SECTION 4.11.Ownership of Property; Liens.  Each of the Loan Parties and their respective Subsidiaries has title or the contractual right to possess its properties ~~sufficient for the~~material to its business, except for minor defects in title that do not interfere with its ability to conduct ~~of~~ its business as currently conducted or to utilize such properties for their intended purposes, and none of such properties is subject to any Lien except as permitted in Section 5.14 and except for Liens on the properties or Capital Securities of any SPV Subsidiary.
SECTION 4.12.No Default.  No Loan Party or any of their respective Subsidiaries is in default in any material respect under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound.  No Default or Event of Default has occurred and is continuing.
SECTION 4.13.~~Full Disclosure~~[Intentionally Omitted].~~.  The Loan Parties have disclosed to the Lenders in writing any and all facts which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to materially affect or alter the business of the Loan Parties as presently conducted.~~

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SECTION 4.14.Environmental Matters.
(a)No Loan Party or any Subsidiary of a Loan Party is subject to any Environmental Liability which would reasonably be expected to have a Material Adverse Effect and no Loan Party or any Subsidiary of a Loan Party has been designated as a potentially responsible party under CERCLA.  None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. § 300, (ii) ~~CERCLIS~~SEMS Database list or (iii) any list arising from a state statute similar to CERCLA.
(b)No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, ~~or, to the best of the knowledge of the Loan Parties, at or from any adjacent site or facility,~~ except for Hazardous Materials, such as cleaning solvents, office supplies, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in minimal amounts in the ordinary course of business of such Loan Party or Subsidiary of a Loan Party in compliance with all applicable Environmental Requirements, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(c)The Loan Parties, and each of their respective Subsidiaries, has procured all material Environmental Authorizations necessary for the conduct of the business contemplated on such Property, and is in compliance ~~in all material respects~~ with all Environmental Requirements in connection with the operation of the Properties and the Loan Party’s, and each of their respective Subsidiary’s, respective businesses, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.15.Compliance with Laws.  Each Loan Party and each Subsidiary of a Loan Party is in compliance ~~in all material respects~~ with all applicable laws, including, without limitation, all Environmental Laws and all regulations and requirements of the SEC and the National Association of Securities Dealers, Inc. (including with respect to timely filing of reports), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.16.Capital Securities.  All Capital Securities, debentures, bonds, notes and all other securities of each Loan Party and their respective Subsidiaries presently issued and outstanding are, if applicable, validly and properly issued in accordance with all applicable laws, including, but not limited to, the “Blue Sky” laws of all applicable states and the federal securities laws.  The issued shares of Capital Securities of each of the Loan Party’s respective Subsidiaries are owned by the Loan Parties free and clear of any lien or adverse claim other than Liens ~~granted pursuant to the Collateral Documents~~permitted under Section 5.14 and Liens with respect to the Capital Securities of any SPV Subsidiary.

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SECTION 4.17.Margin Stock.  No Loan Party or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System.  Following the application of the proceeds from each Advance, not more than 25% of the value of the assets, either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis, will be “Margin Stock.”
SECTION 4.18.Insolvency.  After giving effect to the execution and delivery of the Loan Documents and the making of the Advances or issuance, amendment, renewal or extension of any Letter of Credit under this Agreement, no Loan Party will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code or Section 2 of either the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in ~~any~~its business or any transaction undertaken by it, whether current or contemplated.
SECTION 4.19.Collateral Documents.  Upon execution by the applicable Loan Parties, the Collateral Documents shall be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral, securing the Obligations, and, upon (i) the filing of one or more UCC financing statements in the appropriate jurisdictions, (ii) delivery of the certificates evidencing shares of stock, membership interests and other equity interests and delivery of the original notes and other instruments representing debt or other obligations owing to the Loan Parties to the Collateral Custodian as bailee for the Administrative Agent and (iii) execution and delivery of notices to the depositary banks in the form attached hereto as Exhibit E with respect to the amendment and restatement of the Existing Credit Agreement provided in this Agreement, the Administrative Agent shall have or continue to have a fully perfected first priority Lien (subject to Permitted Liens) on, and security interest in, all right, title and interest of the applicable Loan Parties, in such Collateral and the proceeds thereof that can be perfected upon filing of one or more UCC financing statements and execution and delivery of such equity interests, notes and other instruments and such control agreements, in each case prior and superior in any right to any other Person (other than Liens permitted under Section 5.14).  ~~The representations and warranties of the Loan Parties contained in the Collateral Documents are true and correct.~~
SECTION 4.20.Labor Matters.  There are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Subsidiary of any Loan Party pending or, to the knowledge of any Loan Party, threatened.  The hours worked by and payment made to employees of the Loan Parties and each Subsidiary of any Loan Party have been in compliance with the Fair Labor Standards Act and any other applicable federal, state or foreign law dealing with such matters.  All payments due from the Loan Parties or any of their respective Subsidiaries, or for which any claim may be made against the Loan Parties or any of their respective Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid

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or accrued as a liability on the books of the Loan Party or such Subsidiary, as appropriate.  No Loan Party or any Subsidiary of a Loan Party is party to a collective bargaining agreement.

SECTION 4.21.Patents, Trademarks, Etc.  The Loan Parties and their respective Subsidiaries own, or are licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are material to the businesses, assets, operations, properties or condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Loan Parties and their respective Subsidiaries, does not infringe on the rights of any Person, except where the failure to do so, individually or in aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.22.Insurance.  The Loan Parties and each of their Subsidiaries (other than Immaterial Subsidiaries) has (either in the name of such Loan Party or in such Subsidiary~~'~~’s name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks ~~(including on all its property, and public liability and worker's compensation)~~ as are usually insured against ~~in the same general area~~ by companies of established repute engaged in the same or similar business.
SECTION 4.23.Anti-Terrorism Laws.  None of the Loan Parties, or any of their respective Subsidiaries, is in violation of any laws relating to terrorism or money laundering, including, without limitation, the Patriot Act.
SECTION 4.24.Ownership Structure.  As of the ~~Closing~~Omnibus Amendment Effective Date, Schedule 4.24 is a complete and correct list of all Subsidiaries ~~and Affiliates~~ of the Borrower and of each Loan Party setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Capital Securities in such Subsidiary, (iii) the nature of the Capital Securities held by each such Person, and (iv) the percentage of ownership of such Subsidiary represented by such Capital Securities.  Except as disclosed in such Schedule, as of the ~~Closing~~Omnibus Amendment Effective Date, (i) the Borrower and its Subsidiaries owns, free and clear of all Liens and has the unencumbered right to vote, all outstanding Capital Securities in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding Capital Securities of each Person is, if applicable, validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional Capital Securities of any type in, any such Person.
SECTION 4.25.Reports Accurate; Disclosure.  ~~All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Loan Parties to the Administrative Agent or any Lender in connection with this Agreement or any Loan Document, including without limitation all reports furnished pursuant to Section 4.04, are true, complete and accurate in all material respects; it being recognized by the Administrative Agent and the Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period~~

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~~or periods covered by any such projections and forecasts may differ from the projected or forecasted results~~

   As of the Omnibus Amendment Effective Date, the Borrower has disclosed in its public filings or to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, that, if terminated prior to its term, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither this Agreement, nor any Loan Document, nor any other written agreement, document, certificate or statement (other than projected financial information, other forward looking information and information of a general economic or general industry nature or information relating to third parties that, for the avoidance of doubt, are not Affiliates) furnished by or on behalf of the Borrower to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby (as modified or supplemented by other information so furnished) when taken together with the Borrower’s public filings and as a whole (and after giving effect to all updates, modifications and supplements) contains any ~~untrue statement of~~ material misstatement of fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made~~.  There is no fact known to any Loan Party which materially and adversely affects the Borrower and its Subsidiaries, or in the future is reasonably likely to have a Material Adverse Effect~~; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of the preparation thereof (it being understood that projections are subject to significant and inherent uncertainties and contingencies which may be outside of the Borrower’s control and that no assurance can be given that projections will be realized, and are therefore not to be viewed as fact, and that actual results for the periods covered by projections may differ from the projected results set forth in such projections and that such differences may be material).

SECTION 4.26.~~Location of Offices~~[Intentionally Omitted].~~.  The Borrower’s name is Main Street Capital Corporation.  The Initial Guarantors’ names are Main Street Capital Partners, LLC, Main Street Equity Interests, Inc., Main Street CA Lending, LLC and MS International Holdings, Inc.  The location of Borrower (within the meaning of Article 9 of the UCC) is Maryland.  The Location of the Initial Guarantors (within the meaning of Article 9 of the UCC) is Delaware.  Neither the Borrower nor any Initial Guarantor has changed its name, identity, structure, existence or state of formation, whether by amendment of its Organizational Documents, by reorganization or otherwise, or has changed its location (within the meaning of Article 9 of the UCC) within the four (4) months preceding the Closing Date or any subsequent date on which this representation is made.~~
SECTION 4.27.Affiliate Transactions.  Except as disclosed on Schedule 4.27 or otherwise permitted by Section 5.27, neither the Borrower nor any Subsidiary nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower, any Subsidiary or any other Loan Party is a party.
SECTION 4.28.Broker’s Fees.  Except as set forth in any letter agreement with the Administrative Agent or any Lender, no broker’s or finder’s fee, commission or similar compensation will be payable with respect ~~to the transactions contemplated hereby.  Except as set forth in any letter agreement with the Administrative Agent or any Lender, no other similar fees~~

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~~or commissions will be payable by any Loan Party for any other services rendered to the Borrower or any of its Subsidiaries ancillary~~ to the transactions contemplated hereby.

SECTION 4.29.Survival of Representations and Warranties, Etc.  All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any Subsidiary or any other Loan Party to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Closing Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Loan Parties in favor of the Administrative Agent and each of the Lenders under this Agreement.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Advances or issuance of any Letters of Credit.
SECTION 4.30.Loans and Investments.  No Loan Party nor any of their respective Subsidiaries has made a loan, advance or Investment which is outstanding or existing on the ~~Closing~~Omnibus Amendment Effective Date except (i) Portfolio Investments in the ordinary course of business and consistently with the Investment Policies, (ii) Investments in Subsidiaries ~~and Affiliates~~ as set forth on Schedule 4.24, (iii) Investments in Cash and Cash Equivalents, and (iv) other Investments in existence on the ~~Closing~~Omnibus Amendment Effective Date and described on Schedule 4.30.
SECTION 4.31.~~No Default or Event of Default~~[~~.  No event has occurred and is continuing and no condition exists, or would result from any Advance or from the application of the proceeds therefrom, which constitutes or would reasonably be expected to constitute a Default or Event of Default.~~Intentionally Omitted].
SECTION 4.32.USA Patriot Act; OFAC; Anti-Corruption Laws.
(a)Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any other Affiliate of the Borrower or any director, officer, agent or employee of the Borrower or of any of its Affiliates, is: (i) subject to comprehensive sanctions or economic embargoes (collectively, “Sanctions”) administered by OFAC, the U.S. Department of State, the European Union, Her Majesty’s Treasury, the United Nations Security Council, or any other relevant sanctions authority (collectively, “Sanctions Authority”) or (ii) organized or resident in a Sanctioned Country.  Furthermore, no part of the proceeds of any Advance will be used, directly or indirectly, by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any other Affiliate of the Borrower or any director, officer, agent or employee of the Borrower or of any of its Affiliates, to finance or facilitate a transaction with a person subject to Sanctions.
(b)Borrower has implemented an anti-money laundering program to the extent required by the Patriot Act, as amended, and the rules and regulations thereunder.

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(c)Neither the Borrower nor any of its Subsidiaries nor, to the Borrower’s knowledge, any other Affiliate of the Borrower or any director, officer, agent or employee of the Borrower or of any Affiliate of the Borrower, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act of 2010, as amended and the rules and regulations thereunder and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (collectively with the FCPA, the “Anti-Corruption Laws”); and each of the Borrower and its Subsidiaries, and, to Borrower’s knowledge, each other Affiliate and each director, officer, agent and employee of the Borrower and of its Affiliates, have conducted their business in compliance with the Anti-Corruption Laws and have instituted and maintained policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, compliance therewith.  Furthermore, no part of the proceeds of any Advance will be used, directly or indirectly, by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any other Affiliate or any director, officer, agent or employee of the Borrower or of any of its Affiliates, to finance or facilitate a transaction in violation of any Anti-Corruption Law.
SECTION 4.33.~~Material Contracts~~Material Contract.  Schedule 4.33 is a complete and correct list, as of the Omnibus Amendment Effective Date, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Debt for borrowed money or any extension of credit (or commitment for any extension of credit) to, or guarantee for borrowed money by, the Borrower or any other Loan Party outstanding on the Omnibus Amendment Effective Date (in each case, other than any such agreement or arrangement that is between or among an Obligor and any other Loan Party), and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement, in each case, as of the Omnibus Amendment Effective Date, is correctly described in Schedule 4.33.  None of the Loan Parties is subject to any contract or other arrangement, the performance of which by them could reasonably be expected to result in a Material Adverse Effect.~~.  Schedule 4.33 is, as of the Closing Date, a true, correct and complete listing of all contracts to which any Loan Party is a party, the breach of or failure to perform which, either by a Loan Party or other party to such contract, could reasonably be expected to have a Material Adverse Effect (“Material Contract”).  The Borrower, its Subsidiaries and the other Loan Parties that is a party to any Material Contract has performed and is in compliance with all of the material terms of such Material Contract, and no Loan Party has knowledge of any default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, that exists with respect to any such Material Contract.~~
SECTION 4.34.Collateral-~~Mortgage Property~~Mortgaged Properties.  With respect to each Mortgaged Property within the Collateral the Administrative Agent has:  (i) a first priority lien (subject to Permitted Liens) upon the fee simple title to the Mortgaged Property; (ii) a first

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priority lien (subject to Permitted Liens) upon the leases and rents applicable to the Mortgaged Property; (iii) a first priority lien (subject to Permitted Liens) upon all equipment and fixtures applicable to the Mortgaged Property; and (iv) all Mortgaged Property Security Documents reasonably requested by the Administrative Agent.

SECTION 4.35.Mortgaged Properties.  As of the ~~Closing~~Omnibus Amendment Effective Date, Schedule 1.01(b) is a correct and complete list of all Mortgaged Properties included in the Collateral.
SECTION 4.36.Common Enterprise.  The successful operation and condition of the Loan Parties is dependent on the continued successful performance of the functions of the group of Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
SECTION 4.37.Investment Policies.  Since the ~~Closing~~Omnibus Amendment Effective Date, there have been no material changes in the Investment Policies other than ~~in accordance with this Agreement~~Permitted Policy Amendments, and the Borrower has at all times complied in all material respects with the Investment Policies with respect to each Portfolio Investment.  The Investment Policies are fully and accurately described in all material respects in the Borrower’s annual report on Form 10-K most recently filed with the SEC, and any subsequent quarterly reports on Form 10-Q filed with the SEC.
SECTION 4.38.~~Eligibility of~~ Portfolio Investments~~.  On the date of each Borrowing or Swing Borrowing, (i) the information contained in the Borrowing Base Certification Report delivered pursuant to Section 3.02 is an accurate and complete listing in all material respects of all the Eligible Investments that are part of the Collateral as of such date, and the information contained therein with respect to the identity of such Portfolio Investment and the amounts owing thereunder is true and correct in all material respects as of such date and (ii) each such Portfolio Investment is an Eligible Investment.~~

~~SECTION 4.39.Portfolio Investments~~.  The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Portfolio Investments owned directly by the Borrower other than any financing statement ~~that has been terminated, financing statements naming the Administrative Agent for the benefit of the Secured Parties as secured party and financing statements covering assets transferred to an SPV Subsidiary as permitted by Section 5.17.  The Borrower is not aware of the filing of any judgment or tax Lien filings against the Borrower. Each Portfolio Investment was originated without any fraud or material misrepresentation by the Borrower or, to the best of the Borrower’s knowledge, on the part of the Obligor~~arising from a Permitted Lien.

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~~SECTION 4.40.Selection Procedures.  No procedures believed by the Borrower to be adverse to the interests of the Administrative Agent and the Lenders were utilized by the Borrower in identifying and/or selecting the Portfolio Investments that are part of the Eligible Investments and are included in the Borrowing Base or in determining which assets to transfer to an SPV Subsidiary.~~

~~SECTION 4.41.Coverage Requirement.  The Advances outstanding do not exceed the lesser of (i) the aggregate amount of the Revolver Commitments of all the Lenders and (ii) the Borrowing Base.~~

ARTICLE V

COVENANTS

The Borrower and Guarantors agree, jointly and severally, that, so long as any Lender has any Revolver Commitment hereunder or any Obligation remains unpaid (and, with respect to Letters of Credit, have not expired, been terminated, cash collateralized or backstopped):

SECTION 5.01.Information.  The Borrower will deliver to the Administrative Agent, who will then promptly deliver to each of the Lenders:
(a)as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by Grant Thornton LLP or other independent public accountants reasonably acceptable to the Administrative Agent, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;
(b)as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation in all material respects, GAAP and consistency (except as set forth therein) by the chief financial officer or other authorized officer of the Borrower;
(c)simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit  F and with compliance calculations in form and content reasonably satisfactory to the Administrative Agent (a “Compliance Certificate”), of the chief financial officer or other authorized officers of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether a Value Triggering Event has occurred, including calculations setting

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forth the Value of each Debt Security and Senior Bank Loan Investment to its par value, the Obligor Net Senior Leverage Ratio for the Relevant Test Period for each Obligor, and the Obligor Interest Coverage Ratio for the Relevant Test Period for each Obligor, (ii) setting forth in reasonable detail the calculations required to establish whether the Loan Parties were in compliance with the requirements of Sections 5.04, 5.05, 5.07, 5.09, 5.10, 5.11~~,~~ and 5.12 ~~and 5.37~~ on the date of such financial statements, (iii) setting forth in reasonable detail the calculations required to establish whether the Loan Parties had met the Collateral Coverage Test and the Leverage Test on the date of such financial statements, including without limitation the value of Borrower Assets on such date, (iv) setting forth the identities of the respective Subsidiaries on the date of such financial statements, (v) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto, (vi) setting forth certain Separate Company Selected Financial Information for each of the SBIC Entities and each SPV Subsidiary as set forth in Exhibit F, and (vii) setting forth in reasonable detail the calculation of the ~~BDC~~ Asset Coverage Ratio of the Borrower as of the end of the most recent Fiscal Quarter;
(d)promptly at the request of the Administrative Agent, financial statements, calculations, and any other information with respect to Debt Securities and Senior Bank Loan Investments reasonably necessary for the Administrative Agent to determine whether a Value Triggering Event has occurred and is continuing, including calculations setting for the Value of each Debt Security and Senior Bank Loan Investment to its respective par value, the Obligor Net Senior Leverage Ratio for the Relevant Test Period for each Obligor, and the Obligor Interest Coverage Ratio for the Relevant Test Period for each Obligor;
(e)within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default (unless the Borrower first becomes aware of such Default from a notice delivered by the Administrative Agent), a certificate of the chief financial officer or other authorized officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(f)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the SEC, or any Governmental Authority succeeding to any or all functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
(g)if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

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(h)promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding (and any material development in respect of such proceedings) involving a claim against a Loan Party and/or any Subsidiary of a Loan Party ~~for $3,000,000 or more in excess of amounts covered in full by applicable insurance (subject to customary deductibles);~~that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.
(i)a Borrowing Base Certification Report, substantially in the form of Exhibit D and otherwise in form and content reasonably satisfactory to the Administrative Agent, which report is certified as to truth and accuracy by the ~~Chief Financial Officer~~chief financial officer or other authorized officer of the Borrower and which report shall be delivered (A) while any Advances or Letters of Credit or other amounts are outstanding, by the tenth Domestic Business Day following the last day of each month and (B) otherwise, by the tenth Domestic Business Day following the last day of each Fiscal Quarter;
(j)promptly at the request of the Administrative Agent, (i) copies of the Investment Documents with respect to any Portfolio Investment and (ii) ~~to the extent not subject to a nondisclosure provision,~~ the most recent valuation report of the Borrower’s and its Subsidiaries’ loan and investment portfolio, conducted by ~~Deloitte Financial Advisory Services LLP or such other third party appraiser reasonably acceptable to~~an Approved Third-Party Appraiser designated by the Borrower (provided that the Administrative Agent~~; provided that, the Borrower shall use its best efforts to obtain the consent of Deloitte Financial Advisory Services LLP or such other appraiser to release such report to the Administrative Agent~~ executes and delivers any non-reliance letter, release, confidentiality agreement or similar agreements required by such Approved Third-Party Appraiser);
(k)[Intentionally Omitted];
(l)promptly upon the occurrence of any Internal Control Event which is required to be publicly disclosed of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge; and
(m)from time to time such additional information regarding the financial position or business of the Borrower, its Subsidiaries, and each Loan Party as the Administrative Agent, at the request of any Lender, may reasonably request.

For purposes of clauses (a), (b) and (f) of this Section 5.01, all financial statements and other information contained therein filed with the SEC shall be deemed delivered hereunder; provided, however, that nothing in the foregoing shall be deemed to relieve the Borrower of its obligation to deliver a Compliance Certificate pursuant to clause (c).

SECTION 5.02.Inspection of Property, Books and Records.  The Borrower will (i) keep, and will cause each of its Subsidiaries to keep, proper books of record and account in ~~which full, true and correct entries in~~ conformity with GAAP ~~shall be made of all dealings and transactions in relation to its business and activities~~; (ii) permit, and will cause each Subsidiary of

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the Borrower and each Loan Party to permit, with at least five (5) Domestic Business Days’ prior notice (or such lesser time period agreed upon by the Administrative Agent and the Borrower), which notice shall not be required in the case of an emergency, the Administrative Agent or its designee, at the expense of the Borrower and Loan Parties, to perform periodic field audits and investigations of the Borrower, the Loan Parties and the Collateral, from time to time; provided that the Borrower shall only be required to reimburse the Administrative Agent for one such audit and investigation each Fiscal Year unless an Event of Default shall have occurred and be continuing at the time of any subsequent audit and investigation; and (iii) permit, and will cause each Subsidiary to permit, with at least five (5) Domestic Business Days’ prior notice (or such lesser time period agreed upon by the Administrative Agent and the Borrower), the Administrative Agent or its designee, at the expense of the Borrower and the Loan Parties, to visit and inspect any of their respective properties, to examine and make ~~abstracts from~~copies of any of their respective books and records (but only to the extent the Borrower is not prohibited from disclosing such information or providing access to such information pursuant to Applicable Law or an agreement any Loan Party entered into with a third party in the ordinary course of its business), and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants~~; provided that~~, in each case, to the extent such inspection or requests for such information are reasonable and such information can be provided or discussed without violation of law, rule, regulation or contract; provided that (x) the Borrower or such Obligor shall be entitled to have its representatives and advisers present during any inspection of its books and records and (y) the Borrower shall only be required to reimburse the Administrative Agent for only one such inspection each Fiscal ~~Quarter~~Year unless ~~a~~an Event of Default shall have occurred and be continuing.  The Loan Parties agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

SECTION 5.03.Maintenance of RIC Status and Business Development Company.  The Borrower will maintain its status as an RIC under the Code and as a “business development company” under the Investment Company Act.
SECTION 5.04.Minimum ~~Availability~~Liquidity.  The Borrower ~~shall cause the aggregate outstanding principal amount of the Advances to be less~~will calculate and report to the Administrative Agent no less frequently than with the monthly or quarterly, as applicable, Borrowing Base Certification Report and will not permit the aggregate Value of the Portfolio Investments that are Cash (excluding Cash Collateral for outstanding Letters of Credit) or that can be converted to Cash in fewer than 10 Business Days without more than a 5% change in price, to be less than 10% of the Revolving Credit Exposure, for more than 30 consecutive Business Days during any period when the Adjusted Debt Balance is greater than 90% of the Adjusted Borrowing Base ~~at all times (the “Minimum Availability Requirement”)~~.
SECTION 5.05.~~Capital Expenditures~~Minimum Borrower Asset Coverage Ratio~~.  Capital Expenditures will not exceed in the aggregate in any Fiscal Year the sum of $3,000,000; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing (with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period)~~.  The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2021, a Borrower Asset Coverage Ratio of not less than 2.00:1.00.

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SECTION 5.06.Sale/Leasebacks.  The Loan Parties shall not, nor shall they permit any Subsidiary to, enter into any Sale/Leaseback Transaction.
SECTION 5.07.Minimum Consolidated Tangible Net Worth.  Consolidated Tangible Net Worth shall not be less than the sum of (i) $555,000,000 plus (ii) ~~80.0~~35.0% of the cumulative Net Proceeds of Capital Securities/Conversion of Debt received after September 27, 2013, calculated quarterly at the end of each Fiscal Quarter.
SECTION 5.08.Acquisitions.  No Loan Party or any Subsidiary of a Loan Party shall make any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition.
SECTION 5.09.Interest Coverage Ratio.  The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending ~~June 30~~March 31, ~~2018~~2021, an Interest Coverage Ratio of not less than 2.00:1.00, determined for the period of the four consecutive preceding Fiscal Quarters ending on the date of determination.
SECTION 5.10.Asset Coverage Ratio.  The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending ~~June 30~~March 31, ~~2018~~2021, an Asset Coverage Ratio of not less than 1.50:1.00.
SECTION 5.11.Loans or Advances.  No Loan Party nor any Subsidiary of a Loan Party shall make loans or advances to any Person except: (i) solely to the extent not prohibited by Applicable Laws, employee loans or advances that do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any one time outstanding made on an arms’-length basis in the ordinary course of business and consistently with practices existing on ~~March~~December 31 ~~2018~~, 2020 and described in the Borrower’s Form 10-~~Q~~K for the ~~quarter~~year ended ~~March~~December 31, ~~2018~~2020 filed with the SEC as may be amended from time to time as disclosed in any subsequent annual report on Form 10-K or quarterly report on Form 10-Q filed with the SEC; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to the Borrower or any Guarantor ~~that is a Consolidated Subsidiary~~; (iv) loans and advances by SBIC Entities in the ordinary course of business, (v) loans or advances consisting of Portfolio Investments, (vi) loans and advances outstanding on the ~~Closing~~Omnibus Amendment Effective Date and set forth on Schedule ~~5.11~~4.30, (vii) loans and advances by Loan Parties and/or Subsidiaries of Loan Parties to SBIC Entities not to exceed $~~40,000,000~~60,000,000 in the aggregate at any one time outstanding with maturities not to exceed twelve (12) months~~,~~ (provided that the Loan Parties and/or Subsidiaries of Loan Parties shall not be permitted to make loans and advances to SBIC Entities in excess of $20,000,000 following the Commitment Termination Date) and (viii) loans and advances by a Loan Party arising from payments under any MSC Springing Guarantee; provided that after giving effect to the making of any loans, advances or deposits by a Loan Party that is permitted by ~~this~~ Section 5.11~~, no Default shall have occurred and be continuing~~(vii) or (viii), the Revolving Credit Exposure shall not exceed the Borrowing Base.  All loans or advances permitted under this Section 5.11 (excluding ~~Senior Bank Loan Investments that are~~ Noteless Loans) shall be evidenced by written promissory notes.  Except as approved by the Administrative Agent in writing, no Loan Party nor any Subsidiary of a Loan Party shall request or receive a promissory note or other instrument from any Obligor in connection with a Noteless Loan.

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SECTION 5.12.Restricted Payments.  The Loan Parties will not declare or make any Restricted Payment during any Fiscal Year, except that:
(a)any Subsidiary of the Borrower may pay Restricted Payments to the Borrower, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by the Borrower and other Wholly Owned Subsidiaries; and
(b)the Borrower may declare or make Restricted Payments from time to time in accordance with Applicable Law to owners of its Capital Securities so long as (i) at the time when any such Restricted Payment is to be made, no Default or Event of Default has occurred and is continuing or would result therefrom; and (ii) the chief executive officer, chief financial officer or other authorized officer of the Borrower shall have certified to the Administrative Agent and Lenders as to compliance with the preceding clause (i) in a certificate attaching calculations; provided, however, that notwithstanding the existence of a Default or an Event of Default ~~(other than an Event of Default specified in Sections 6.01(g) or (h))~~, the Borrower may pay dividends in an amount equal to 110% of its investment company taxable income, net tax-exempt interest income and capital gain net income that is required to be distributed to its shareholders in order to maintain its status as an RIC and to avoid U.S. federal income and excise taxes imposed on RICs.
SECTION 5.13.Investments.  No Loan Party nor any Subsidiary of a Loan Party shall make Investments in any Person except as permitted by Sections 5.08 and 5.11~~(i) through (iv)~~ and except Investments in (i) Cash and Cash Equivalents, (ii) Investments not constituting loans or advances in the Capital Securities of their respective Subsidiaries and equity investments as set forth on Schedule 4.24, (iii)  Investments in Portfolio Investments made in the ordinary course of business and consistently with the Investment Policies, (iv) any MSC Springing Guarantee and any Investments by a Loan Party arising from payments under any MSC Springing Guarantee, ~~and~~ (v) ~~equity investments by the Borrower in an aggregate amount not to exceed $127,500,000 at any time outstanding, or such other amount as approved by the Required Lenders,~~Investments by a Loan Party or any Subsidiary of a Loan Party in the SPV Subsidiaries, so long as, immediately before and after giving effect to such ~~equity investments~~Investments, no Default exists under this Agreement or any Loan Document, ~~no defaults exists under any loan facility in favor of any SPV Subsidiary~~the Borrowing Base after giving effect to such equity investment is at least 110% of the Revolving Credit Exposure, ~~and~~ the Borrower ~~and the Guarantors are~~is in pro forma compliance with ~~all financial covenants set forth in this Article V~~Sections 5.04, 5.05, 5.07 and 5.10 and the aggregate amount of additional Investments made by a Loan Party or any Subsidiary of a Loan Party to the SPV Subsidiaries following the Commitment Termination Date shall not exceed $20,000,000, and (vi) Hedge Transactions entered into in the ordinary course of such Loan Party’s or such Subsidiary’s financial planning and not for speculative purposes.
SECTION 5.14.Negative Pledge.  No Loan Party nor any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:
(a)Liens existing on the ~~date of this Agreement~~Omnibus Amendment Effective Date encumbering assets (other than Collateral) securing Debt outstanding on the ~~date of~~

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~~this Agreement~~Omnibus Amendment Effective Date, in each case as described and in the principal amounts set forth on Schedule 5.14;
(b)Liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith and with due diligence by appropriate proceedings;
(c)Liens incurred or pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs ~~which~~(other than in ~~no event shall become a Lien prior to any Collateral Documents~~respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;
(d)Liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations (other than Debt for borrowed money) incurred in the ordinary course of business that:  (1) are not yet due and payable ~~and which in no event shall become a Lien prior to any Collateral Documents~~; or (2) are being contested diligently in good faith pursuant to appropriate proceedings and with respect to which the Loan Party has established adequate reserves ~~reasonably satisfactory to the Administrative Agent and Required Lenders and which in no event shall become a Lien prior to any Collateral Documents~~on its books and records in accordance with GAAP;
(e)good faith pledges or deposits made in the ordinary course of business to secure performance of bids, insurance premiums, deductibles or co-insured amounts, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, stay, customs, appeal, indemnity, performance or other similar bonds required in the ordinary course of business ~~which in no event shall become a Lien prior to any Collateral Document~~;
(f)any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the outstanding principal amount of such Debt secured by any such Lien is not increased;
(g)encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use;
(h)any Lien on Margin Stock;
(i)any Lien imposed as a result of a taking under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority;

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(j)~~Liens securing reasonable and~~ customary ~~fees~~rights of setoff and Liens upon (i) deposits of cash in favor of banks ~~and~~or other depository institutions ~~on Cash and Cash Equivalents held on deposit with such~~in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions~~; provided that~~ with which such ~~Liens~~accounts are ~~subordinated to the Liens described in Section 5.14~~maintained in the ordinary course of business and (~~l~~iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities and other similar obligations;
(k)Liens restricting the ability of any SBIC Entity to encumber its assets pursuant to (i) Applicable Law, (ii) agreements with the Small Business Administration entered into in the ordinary course of business or (iii) Debt obligations of the SBIC Entities permitted under Section 5.31;
(l)Liens securing the Administrative Agent and the Secured Parties created or arising under the Loan Documents;
(m)Liens securing Debt permitted under Section 5.31(d), provided that (i) such Liens do not at any time encumber any property other than property financed by such Debt, (ii) the Debt secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) such Liens attach to such property concurrently with or within ninety (90) days after the acquisition thereof;
(n)Liens securing Debt permitted under Section 5.31(h); ~~and~~
(o)Liens on Special Equity Interests but only to the extent securing obligations in the manner provided in the definition of ~~"~~“Special Equity Interests~~"~~” in Section 1.01~~.~~;

~~Notwithstanding anything contained in this Section 5.14 to the contrary, no Loan Party or any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on the Collateral except the Liens in favor of the Secured Parties under the Collateral Documents and the Permitted Encumbrances~~

(p)Liens on Capital Securities in any SBIC Entity created in favor of the SBA or its designee and Liens on Capital Securities in any SPV Subsidiary in favor of and required by any lender providing third-party financing to such SPV Subsidiary;
(q)Liens securing repurchase obligations arising in the ordinary course of business with respect to securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof;
(r)Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing;

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(s)Liens arising out of judgments or awards so long as such judgments or awards do not constitute an Event of Default under Section 6.01(j);
(t)Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or in respect of assets sold or otherwise disposed of to any Person not prohibited hereunder;
(u)deposits of money securing leases to which Borrower is a party as lessee made in the ordinary course of business; and
(v)Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder).
SECTION 5.15.Maintenance of Existence, etc.  Each Loan Party shall, and shall cause each Subsidiary of a Loan Party (other than the ~~Excluded~~Immaterial Subsidiaries) to, maintain its organizational existence in its jurisdiction of organization and carry on its business in substantially the same manner and in substantially the same line or lines of business or line or lines of business reasonably related to the business now carried on and maintained~~.  Any Subsidiary pledging Collateral hereunder shall be organized as a corporation, limited liability company, limited partnership or other legal entity~~; provided that the foregoing shall not prohibit any merger consolidation, liquidation or dissolution permitted under Sections 5.16 and 5.17.
SECTION 5.16.Dissolution.  No Loan Party nor any Subsidiary of a Loan Party (other than the ~~Excluded~~Immaterial Subsidiaries) shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own Capital Securities or that of any Subsidiary of a Loan Party, except: (1) through corporate or company reorganization to the extent permitted by Section 5.17; ~~and~~ (2) Restricted Payments permitted by Section 5.12; and (3) with respect to any Subsidiary, so long as (x) in connection with such dissolution or liquidation, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to a Loan Party and (y) such dissolution or liquidation is not materially adverse to the Lenders.
SECTION 5.17.Consolidations, Mergers and Sales of Assets.  No Loan Party will, nor will it permit any Subsidiary of a Loan Party to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person~~, or discontinue or eliminate any business line or segment, provided that~~.  The Borrower will not, nor will it permit any of the Guarantors to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets, whether not owned or hereafter acquired, but excluding (w) any transaction permitted under Section 5.12 or 5.42, (x) assets (other than Portfolio Investments) sold or disposed of in the ordinary course of business (including to make expenditures of Cash and Cash Equivalents in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries) and (y) subject to the provisions of clauses (c)(1) and (c)(2) below, Portfolio Investments. Notwithstanding the foregoing in this Section 5.17, (a) pursuant to the consummation of an Acquisition permitted under Section 5.08 (but not otherwise)

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a Loan Party may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Loan Party is the Person surviving such merger, (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iv) if the Borrower merges with another Loan Party, the Borrower is the Person surviving such merger; (b) Subsidiaries of a Loan Party (excluding Loan Parties) may merge with one another; and (c) the ~~foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment~~following shall not ~~prohibit~~be prohibited: (1) ~~a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) in the ordinary course of business if, after giving effect thereto the Borrower and its Subsidiaries shall be in compliance on a pro forma basis,~~divestitures of Portfolio Investments (other than to a SPV Subsidiary) so long as after giving effect to such sale, transfer~~, discontinuation or elimination, with the terms and conditions of this Agreement and~~ or other disposition (and any concurrent acquisitions of Portfolio Investments or payment or cash collateralization of Revolving Credit Exposure at such time) either (A) the Revolving Credit Exposure does not exceed the Borrowing Base or (B) if such sale, transfer or other disposition is made pursuant to, and in accordance with, a plan submitted and accepted in accordance with Section 2.11(c) or if the Administrative Agent otherwise consents in writing, the amount by which the Revolving Credit Exposure exceeds the Borrowing Base is reduced thereby or maintained, (2) divestitures of Portfolio Investments ~~in the ordinary course of business if, after giving effect thereto~~to a SPV Subsidiary so long as the Borrower ~~and its Subsidiaries shall be~~is in compliance ~~on a pro forma basis, after giving effect to any such divestiture,~~ with each of the ~~terms and~~ conditions ~~of this Agreement;~~set forth in Section 5.13(v), (3) any sale, lease or other transfer of assets by any Guarantor to the Borrower or any Wholly Owned Subsidiary of the Borrower that is a Guarantor and (4) divestitures (including by way of consolidation or merger) of the Capital Securities of any Subsidiary of the Borrower (i) to the Borrower or any Wholly Owned Subsidiary of the Borrower that is a Guarantor or (ii) so long as such transaction results in a Loan Party receiving the proceeds of such disposition, to any other Person, provided~~, however,~~ that ~~upon the occurrence and during the continuance of a Default or an Event of Default~~in the case of this clause (ii) if such Subsidiary is a Guarantor or holds any Portfolio Investments, the Borrower ~~shall~~would not ~~sell, transfer or otherwise dispose of any asset (including without limitation any Portfolio Investment) without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, and to the extent approved by the Required Lenders, the Borrower may transfer Portfolio Investments to any SPV Subsidiary, so long as (i) such Portfolio Investments are sold to such SPV Subsidiary for fair market value, in compliance with the requirements of Section 4.40 and without recourse to the Borrower other than such repurchase or substitution rights or obligations under the applicable purchase agreement as approved by the Required Lenders, (ii) the Borrower is in compliance with Section 5.13; and (iii) immediately before and after giving effect to such transfer, no Default or Event of Default shall exist~~have been prohibited from disposing of any such Portfolio Investments to such other Person under any other term of this Agreement.

SECTION 5.18.Use of Proceeds.  No portion of the proceeds of any Advance will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for stock of any corporation with a view towards obtaining control of such other corporation (other than a Portfolio Investment; provided that the board of directors or comparable governing body of the Obligor in which such Investment is made has approved such offer and change of control), (ii) directly or indirectly, for the purpose, whether immediate, incidental or

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ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.  Except as otherwise provided herein, the proceeds of the Advances shall be used: (i) to refinance the Borrower’s existing debt pursuant to the Existing Credit Agreement and to refinance any other Debt of a Loan Party in accordance with this Agreement, (ii) for working capital and other lawful corporate purposes, (iii) to pay fees and expenses incurred in connection with this Agreement and (iv) for investments in Portfolio Investments. No part of the proceeds of any Advance will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

SECTION 5.19.Compliance with Laws; Payment of Taxes.  Each Loan Party will, and will cause each Subsidiary of a Loan Party and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA and the Patriot Act), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the ~~necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued~~failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each Loan Party will, and will cause each Subsidiary of a Loan Party to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, ~~might become a lien against the property of a Loan Party or any Subsidiary of a Loan Party~~could reasonably be expected to have a Material Adverse Effect, except (a) liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrower shall have set up reserves in accordance with GAAP and (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.20.Insurance.  Each Loan Party will maintain, and will cause each Subsidiary of a Loan Party (other than Immaterial Subsidiaries) to maintain (either in the name of such Loan Party or in such Subsidiary’s own name), with financially sound and reputable insurance companies, insurance ~~on all its Property~~ in at least such amounts and against at least such risks as are usually insured against ~~in the same general area~~ by companies of established repute engaged in the same or similar business.  Upon request, the Loan Parties shall promptly furnish the Administrative Agent copies of all such insurance policies or certificates evidencing such insurance and such other documents and evidence of insurance as the Administrative Agent shall request.
SECTION 5.21.Change in Fiscal Year.  No Loan Party will make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP or Applicable Law, or change its Fiscal Year (except to conform with the Fiscal Year of the Borrower) without the consent of the Required Lenders.
SECTION 5.22.Maintenance of Property.  Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain all of its properties and assets material to the conduct of its business in good condition, repair and working order, ordinary wear and tear excepted.
SECTION 5.23.Environmental Notices.  Each Loan Party shall furnish to the Lenders and the Administrative Agent ~~prompt~~, promptly upon obtaining actual knowledge, written

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notice of all Environmental Liabilities, pending, threatened (in writing) or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting in any material respects the Properties or any adjacent property, and all facts, events, or conditions that could reasonably be expected to lead to any of the foregoing.

SECTION 5.24.Environmental Matters.  No Loan Party or any Subsidiary of a Loan Party will, nor will any Loan Party permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, office supplies, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.25.Environmental Release.  Each Loan Party agrees that upon obtaining actual knowledge of the occurrence of an Environmental Release at, under or on any of the Properties, if and to the extent required by Environmental Laws, it will act immediately to investigate the extent of, and to take appropriate remedial action with respect to ~~eliminate,~~ such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.
SECTION 5.26.[Intentionally ~~omitted~~Omitted].~~]~~
SECTION 5.27.Transactions with Affiliates.  No Loan Party nor any Subsidiary of a Loan Party shall enter into, or be a party to, any transaction with any Affiliate of a Loan Party or such Subsidiary (which Affiliate is not a Loan Party or a Subsidiary of a Loan Party), except (a) as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Loan Party or such Subsidiary (other than an SBIC Entity) than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate, ~~and~~ (b) transactions otherwise permitted under Sections 5.11, 5.12~~(a)~~, 5.13 and 5.17, (c) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (d) transactions described on Schedule 4.27 (as amended, supplemented, restated or otherwise modified by notice from the Borrower to the Administrative Agent so long as (x) in the aggregate, payments by the Borrower and its Subsidiaries are not materially increased, or (y) such amendment, supplement, restatement or other modification is not materially adverse to the Lenders), (e) any Investment that results in the creation of an Affiliate, (f) transactions between or among the Loan Parties and any SBIC Entity or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of a Loan Party at prices and on terms and conditions, taken as a whole, not materially less favorable to the Loan Parties than in good faith is believed could be obtained at the time on an arm’s-length basis from unrelated third parties, (g) the payment of reasonable fees to, and indemnities and director’s and officer’s insurance provided for the benefit of, directors, managers and officers of the Investment Adviser, the Borrower or any Subsidiary in the ordinary course of business, (h) the Borrower may issue and sell Capital Securities to its Affiliates, (i) transactions with one or more Affiliates (including co-investments) permitted by an exemptive order granted by the SEC (as may be

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amended from time to time), any no action letter or as otherwise permitted by applicable law, rule or regulation and SEC staff interpretations thereof, (j) transactions between a Subsidiary that is not a Loan Party and an Affiliate thereof that is not a Loan Party and (k) transactions approved by a majority of the independent members of the board of directors of the Borrower.

SECTION 5.28.Joinder of Subsidiaries.
(a)The Loan Parties shall cause any Person which becomes a Domestic Subsidiary of a Loan Party (other than a Foreclosed Subsidiary, ~~Excluded~~an Immaterial Subsidiary, or, subject to clause (d), any SBIC Entity) after the ~~Closing~~Omnibus Amendment Effective Date to become a party to, and agree to be bound by the terms of, this Agreement and the other Loan Documents pursuant to a Joinder Agreement in the form attached hereto as Exhibit G and otherwise reasonably satisfactory to the Administrative Agent in all respects and executed and delivered to the Administrative Agent within ~~ten~~thirty (~~10~~30) ~~Domestic Business Days~~days after the day on which such Person became a Domestic Subsidiary (or such longer period as shall reasonably be agreed by the Administrative Agent).  The Loan Parties shall also cause the items specified in Section 3.01(c), (e), (g) and (h) to be delivered to the Administrative Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Subsidiary.
(b)The Loan Parties shall, or shall cause any Subsidiary (other than, subject to clause (d), any SBIC Entity) (the “Pledgor Subsidiary”) to pledge:  (a) 65% (or, if less, the entire interest owned by the applicable Loan Party) of the issued and outstanding voting Capital Securities or equivalent equity interests in any Person which becomes a Foreign Subsidiary after the ~~Closing~~Omnibus Amendment Effective Date; (b) 100% (or, if less, the entire interest owned by the applicable Loan Party) of the issued and outstanding non-voting Capital Securities or equivalent equity interests in any Person which becomes a Foreign Subsidiary after the ~~Closing~~Omnibus Amendment Effective Date and (c) the entire interest owned by the Loan Parties and such Pledgor Subsidiary, of the Capital Securities or equivalent equity interest in any Person which becomes a Domestic Subsidiary (other than ~~an Excluded Subsidiary~~any SBIC Entity) after the ~~Closing~~Omnibus Amendment Effective Date, all pursuant to a Pledge Agreement executed and delivered by the Loan Parties or such Pledgor Subsidiary to the Administrative Agent within ~~ten~~thirty (~~10~~30) ~~Domestic Business Days~~days after the day on which such Person became a Domestic Subsidiary (or such longer period as shall reasonably be agreed by the Administrative Agent) and shall deliver to the Collateral Custodian, as bailee for the Administrative Agent, such shares of capital stock (if certified) together with stock powers executed in blank.  The Loan Parties shall also cause the items specified in Section 3.01(c), (e), (g) and (h) to be delivered to the Administrative Agent concurrently with the pledge agreement referred to above, modified appropriately to refer to such pledge agreement, ~~the pledgor~~ and such Pledgor Subsidiary.
(c)~~Once~~Subject to Section 7.12, once any Subsidiary becomes a party to this Agreement in accordance with Section 5.28(a) or any Capital Securities (or equivalent equity interests) of a Subsidiary are pledged to the Administrative Agent in accordance with Section 5.28(b), such Subsidiary (including, without limitation, all Initial Guarantors)

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thereafter shall remain a party to this Agreement and the Capital Securities (or equivalent equity interests) in such Subsidiary (including, without limitation, all initial Subsidiaries) shall remain subject to the pledge to the Administrative Agent, as the case may be~~, even if such Subsidiary ceases to be a Subsidiary; provided that if a Subsidiary ceases to be a Subsidiary of the Borrower as a result of the Borrower’s transfer or sale of all of the Capital Securities of such Subsidiary owned by Borrower in accordance with and to the extent permitted by the terms of Section 5.17, the Administrative Agent and the Lenders agree to release such Subsidiary from this Agreement and release the Capital Securities of such Subsidiary from the Pledge Agreement~~.
(d)The Loan Parties acknowledge that the SBIC Entities are not Loan Parties because the Loan Parties have advised the Administrative Agent and Lenders that the SBIC Entities are restricted by the terms of certain agreements, regulations and other restrictions that prohibit the SBIC Entities from being Guarantors, from granting any security interest in their property to secure the Obligations and from having their respective issued equity interests subject to a pledge to secure the Obligations (the “Restrictive Provisions”) or have applied for a license under the Small Business Investment Act of 1958 and are actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted.  The Loan Parties shall immediately notify the Administrative Agent if either there is:  (1) a modification, expiration or termination of the Restrictive Provisions the result of which will permit any SBIC Entity to be a Guarantor or the Borrower ceases actively pursuing the granting of such license, to grant a security interest in its property to secure the Obligations or to have its issued equity interests pledged to secure the Obligations; or (2) the Restrictive Provisions are waived for any other transaction in which any SBIC Entity guarantees or becomes a co-borrower of, grants a security interest in any of its property to secure, or the equity interests it has issued are pledged to secure, the indebtedness, liabilities and obligations of, any one or more of the Loan Parties.  In either of such events, the Loan Parties shall cause the SBIC Entities, as applicable, to become a party to, and agree to be bound by the terms of, this Agreement and the other Loan Documents pursuant to a Joinder Agreement, in the form attached hereto as Exhibit G satisfactory to the Administrative Agent in all respects and executed and delivered to the Administrative Agent within ~~ten~~thirty (~~10~~30) ~~Domestic Business Days~~days after the occurrence of such event (or such longer period as shall reasonably be agreed by the Administrative Agent) and the Loan Party owning the issued Capital Securities or other equity interests in such SBIC Entities shall pledge such Capital Securities or other equity interests to the Administrative Agent in accordance with Section 5.28(b).  The Loan Parties shall also cause the items specified in Section 3.01(c), (e), (g) and (h) to be delivered to the Administrative Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument, and the new Loan Party (the SBIC Entities, as applicable) and shall take all such further actions and execute all such further documents and instruments as may be necessary or, in the opinion of Administrative Agent, desirable, to effect the transactions described herein.

~~(e)No Excluded Subsidiary nor any Proposed Excluded Subsidiary shall have any assets or operations on or after the date that such Subsidiary is treated as an Excluded Subsidiary.~~

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SECTION 5.29.No Restrictive Agreement.  No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, enter into, after the ~~date of this Agreement~~Omnibus Amendment Effective Date, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Loan Party or any such Subsidiary:  (a) the incurrence or payment of Debt, (b) the granting of Liens (other than normal and customary restrictions on the granting of Liens on Capital Securities issued by a Person other than a Subsidiary in respect of any Portfolio Investment made in the ordinary course of business), (c) the making of loans, advances or Investments or (d) the sale, assignment, transfer or other disposition of property, real, personal or mixed, or tangible; except in each case for prohibitions and restraints (i) on SBIC Entities and MSC arising in the ordinary course of business as a result of Applicable Law, (ii) imposed pursuant to Debt incurred pursuant to Section 5.31(a), 5.31(e), Section 5.31(g) or Section 5.31(h) of this Agreement ~~or~~, (iii) imposed pursuant to Debt incurred pursuant to Section 5.31(d) on the granting of Liens on, and the sale, assignment, transfer or other disposition of, the property financed with such Debt, (iv) documents creating Liens permitted under Section 5.14 prohibiting further Liens on the assets encumbered thereby, (v) customary restrictions contained in leases but subject to a waiver, (vi) for the avoidance of doubt, any such document, agreement or instrument that imposes customary restrictions on any Capital Securities, (vii) any other document that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require (other than pursuant to a grant of a Lien under the Loan Documents) the direct or indirect granting of any Lien securing any Debt or other obligation (other than such Obligations) by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Advances or any Hedge Transaction and (viii) the underlying governing agreements of any minority equity interest that impose such restrictions only on such equity interest; provided that in no event shall Debt incurred pursuant to Section 5.31(d), Section 5.31(e), Section 5.31(g) or Section 5.31(h) of this Agreement directly or indirectly, prohibit or restrain, or have the effect of prohibiting or restraining, or impose materially adverse conditions upon:  (i) the payment of the Obligations, (ii) other than prohibitions, restraints and conditions set forth in the Investment Company Act (whether or not the Investment Company Act applies to such Debt),  the incurrence of Debt, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of property, real, personal or mixed or tangible, the proceeds from which shall be used in whole or in part to repay Obligations, or (iii) the granting of Liens to secure the Obligations and any extensions, renewals and refinancings thereof (other than the granting of Liens on the property financed with Debt incurred pursuant to Section 5.31(d)).  No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, enter into, after the ~~date of this Agreement~~Omnibus Amendment Effective Date, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of the Loan Party or any of its Subsidiaries to declare or pay Restricted Payments or other distributions in respect of Capital Securities of the Loan Party or any Subsidiary, except for prohibitions and restraints imposed pursuant to Debt incurred pursuant to Section 5.31(e), Section 5.31(g) or Section 5.31(h) of this Agreement provided that in no event shall Debt incurred pursuant to Section 5.31(e), Section 5.31(g) or Section 5.31(h) of this Agreement directly or indirectly, prohibit or restrain, or have the effect of prohibiting or restraining or impose materially adverse conditions (other than prohibitions, restraints and conditions imposed by the Investment Company Act) upon the ability of any Loan Party (other than Borrower) or any of their respective

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Subsidiaries to declare or pay Restricted Payments or other distributions in respect of Capital Securities of the Loan Party (other than Borrower) or any Subsidiary to any other Loan Party or Subsidiary, the proceeds of which shall be used in whole or in part to repay the Obligations.

SECTION 5.30.Partnerships and Joint Ventures.  No Loan Party shall become a general partner in any general or limited partnership or a joint venturer in any joint venture, except for Investments permitted under Section 5.13 (for the avoidance of doubt, including, without limitation, I-45 SLF LLC and any other general partnership, limited partnership or joint venture that is a Portfolio Investment).
SECTION 5.31.Additional Debt.  No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under capital leases), except for:
(a)~~(a)~~ the Debt owed to the Lenders and Hedge Counterparties under the Loan Documents;
(b)~~(b)~~ Debt of SBIC Entities;
(c)~~(c)~~ MSC Springing Guarantees, for Debt in an aggregate outstanding principal amount not to exceed $50,000,000;
(d)~~(d)~~ purchase money Debt hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of equipment so long as (i) such Debt when incurred shall not exceed the purchase price of the asset(s) financed, and (ii) the aggregate outstanding principal amount of all Debt permitted under this clause (d) shall not at any time exceed $5,000,000;
(e)~~(e)~~ Debt incurred after the ~~date hereof~~Omnibus Amendment Effective Date with a maturity when incurred not less than one year after the ~~Termination~~Final Maturity Date (after giving effect to any extensions of the ~~Termination~~Final Maturity Date which have been exercised at the time of incurrence of the Debt but not giving effect to any extensions exercised after the incurrence of such Debt) and with terms materially no more restrictive than those in this Agreement, so long as such Debt is unsecured;
(f)~~(f)~~ loans by Loan Parties and/or Subsidiaries of Loan Parties to SBIC Entities not to exceed $~~40,000,000~~60,000,000 in the aggregate at any one time outstanding with maturities not to exceed twelve (12) months (provided that the Loan Parties and/or Subsidiaries of Loan Parties shall not be permitted to make loans and advances to SBIC Entities in excess of $20,000,000 following the Commitment Termination Date);
(g)~~(g)~~ unsecured Debt of the Loan Parties in an aggregate outstanding principal amount not in excess of $~~775,000,000~~1,235,000,000 at any time (including without limitation the Existing Debt (as defined below) and any Debt incurred in whole or in part in full or partial refinancing of the Existing Debt) (and provided, however, that any Debt incurred to both satisfy the Available Liquidity requirement in this Section 5.31(g) and refinance outstanding Debt shall not count toward the limitation on unsecured Debt under

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this Section 5.31(g) (except to the extent the amount of such new Debt exceeds the amount of such outstanding Debt being refinanced) during the period starting on the later of (i) the incurrence of such new Debt and (ii) 180 days prior to the maturity date of such outstanding Debt and ending upon the refinance of such outstanding Debt), so long as:
(i) ~~(i)~~  with respect to the Existing Debt (as defined below), during each  period beginning on each date that is ninety (90) days prior to the maturity of any such Debt and continuing until the maturity of any such Debt, the Borrower shall have Available Liquidity that is equal to or greater than the principal amount of Debt that is due and payable on such maturity date; and
(ii)~~(ii)~~ with respect to any Debt other than Existing Debt (but including without limitation any full or partial refinancing of the Existing Debt):
(A) ~~(A)~~ the Debt has a maturity after the ~~Termination~~Final Maturity Date (after giving effect to any extensions of the ~~Termination~~Final Maturity Date which have been exercised at the time of incurrence or refinance of the Debt but not giving effect to any extensions exercised after the incurrence or refinance of such Debt);
(B) ~~(B)~~ the Debt has no amortization, or mandatory redemption, repurchase or prepayment, prior to the ~~Termination~~Final Maturity Date (after giving effect to any extensions of the ~~Termination~~Final Maturity Date which have been exercised at the time of incurrence or refinance of the Debt but not giving effect to any extensions exercised after the incurrence or refinance of such Debt); provided, however, Debt up to an aggregate outstanding principal amount of $175,000,000 with mandatory amortization payments may be incurred under this clause (B) as long as the amortization payments on such Debt do not exceed 10% of the original principal amount of such Debt in any twelve (12) month period; provided further, that the customary put rights or repurchase or redemption obligations arising out of circumstances that would constitute a “fundamental change” or a “change of control repurchase event” (as such terms are customarily defined in convertible note offerings and investment grade note offerings, as applicable) or be Events of Default under this Agreement shall not be deemed to be “amortization”, “mandatory redemption”, “mandatory repurchase” or “mandatory prepayment” for purposes of this clause (B); provided further, that none of (w) the conversion features under convertible notes; (x) the triggering and/settlement thereof or (y) any cash payment made in respect thereof, shall be deemed to be “amortization”, “mandatory redemption”, “mandatory repurchase” or “mandatory prepayment” for purposes of this clause (B);
(C)~~(C)~~ the terms of the Debt are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by Borrower (other than financial covenants and events of default, which shall be no more restrictive

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upon Borrower and the other Loan Parties, while any Revolver Commitments, LC Exposure or Advances are outstanding, than those set forth in this Agreement; provided, however, that the customary put rights or repurchase or redemption obligations arising out of circumstances that would constitute a “fundamental change” or a “change of control repurchase event” (as such terms are customarily defined in convertible note offerings and investment grade note offerings, as applicable) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this clause (C)); and
(D) ~~(D)~~ during each period beginning on each date that is ninety (90) days prior to the maturity of any such Debt and continuing until the maturity of any such Debt, the Borrower shall have Available Liquidity that is equal to or greater than the principal amount of Debt that is due and payable on such maturity date; ~~and~~
(h)obligations (including Guarantees) in respect of Standard Securitization Undertakings;
(i)Permitted SBIC Guarantees and any SBIC Equity Commitment or analogous commitment; and
(j)~~(h)~~ other Debt of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding.

The “Existing Debt” means (a) the Debt evidenced by Borrower’s 4.50% Notes due ~~2019 and~~ 2022, (b) the Debt evidenced by Borrower’s ~~4.50~~5.20% Notes due ~~2022 (as defined in Schedule 4.33 to this Agreement)~~2024 and (c) the Debt evidenced by Borrower’s 3.00% Notes due 2026.

For the avoidance of doubt, any Debt incurred or refinanced after the ~~date hereof~~Closing Date shall not be deemed to be in violation of clause (e) or (g) as a result of (i) extensions to the ~~Termination~~Final Maturity Date effective after the original incurrence or refinance of such Debt or (ii) the inclusion of terms that relate to the Borrower’s compliance with any provisions of or amendments to the Investment Company Act (whether or not the Investment Company Act applies to such Debt).

SECTION 5.32.[Intentionally ~~omitted~~Omitted].
SECTION 5.33.~~Modifications of Organizational Documents~~Lines of Business.  The Borrower will not, nor will it permit any of its Subsidiaries (other than Immaterial Subsidiaries) to, engage to any material extent in any business other than in accordance with its Investment Policies.  ~~.  The Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its Organizational Documents or Operating Documents or other applicable document if such amendment, supplement, restatement or other modification has or would reasonably be expected to be materially adverse to the Lenders.~~

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SECTION 5.34.ERISA Exemptions.  The Loan Parties shall not permit any of their respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.
SECTION 5.35.Hedge Transactions.  The Loan Parties will not, and will not permit any of their Subsidiaries to, enter into any Hedge Transaction, other than Hedge Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Loan Parties are exposed in the conduct of their business or the management of their liabilities.  Solely for the avoidance of doubt, the Borrower acknowledges that a Hedge Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedge Transaction under which any Loan Party is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Debt or (ii) as a result of changes in the market value of any common stock or any Debt) is not a Hedge Transaction entered into in the ordinary course of business to hedge or mitigate risks.
SECTION 5.36.~~Performance of Loan Documents~~[Intentionally Omitted].~~.  Each Loan Party will at its own expense duly fulfill and comply with all obligations on its part to be fulfilled or complied with under or in connection with the Collateral and all documents related thereto and will do nothing to impair the rights of any Loan Party or the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral.  Each Loan Party shall clearly and unambiguously set forth, in a manner reasonably satisfactory to the Administrative Agent, in its financial statements filed with the SEC that the Administrative Agent, as agent for the Secured Parties has the interest therein granted by the Loan Parties pursuant to the Loan Documents.~~
SECTION 5.37.~~Operating Leases~~[Intentionally Omitted].~~.  No Loan Party nor any Subsidiary of a Loan Party shall create, assume or suffer to exist any operating lease except operating leases which:  (A) (1) are entered into in the ordinary course of business, and (2) the aggregate indebtedness, liabilities and obligations of the Loan Parties under all such operating leases during any period of four (4) consecutive Fiscal Quarters shall at no time exceed $5,000,000; (B) are between a Borrower or Guarantor, as landlord and a Borrower or Guarantor as tenant; or (C) are set forth on Schedule 5.37.~~
SECTION 5.38.[Intentionally ~~omitted~~Omitted].~~.~~
SECTION 5.39.Compliance with Investment Policies ~~and Investment Documents~~.  The Borrower shall, and shall cause its Subsidiaries to, comply at all times with its Investment Policies in all material respects ~~and, at their own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by each of them under the Portfolio Investments and the related Investment Documents.  The Borrower shall furnish to the Administrative Agent, prior to its effective date, prompt notice of any changes in the Investment Policies and~~.  The Borrower shall not agree or otherwise permit to occur any modification of the Investment Policies in any manner ~~that would or would reasonably be expected to adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any Loan Document or impair the collectability of any Portfolio Investment without the prior written consent of the Administrative Agent (in its sole discretion)~~other than a Permitted Policy Amendment.

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SECTION 5.40.Delivery of Collateral to Collateral Custodian.  With respect to any Collateral, the Borrower shall deliver possession of all “instruments” (within the meaning of Article 9 of the UCC) not constituting part of “chattel paper” (within the meaning of Article 9 of the UCC) that evidence any Investment, including all original promissory notes, and certificated securities to the Administrative Agent for the benefit of the Secured Parties, or to a Collateral Custodian on its behalf, indorsed in blank without recourse and transfer powers executed in blank, as applicable; provided, however, that notwithstanding the foregoing, with respect to any Pre-Positioned Investment, the Borrower shall have a copy of the executed note, if any, evidencing such Pre-Positioned Investment and any certificates representing Capital Securities pledged in connection with such Pre-Positioned Investment faxed to a Collateral Custodian on the applicable date of Borrowing or Swing Borrowing with the original to be received by such Collateral Custodian within five (5) Domestic Business Days after such date of Borrowing or Swing Borrowing; provided that, prior to delivery thereof, such original and indorsement are held in the custody of a bailee that has delivered a valid, binding and effective Bailee Agreement to the Administrative Agent.
SECTION 5.41.Custody Agreements.  No Loan Party shall enter into any custody agreement or equivalent arrangement with any person to hold securities, cash or other assets of any Loan Party unless the Person acting as custodian shall have delivered a Custodial Agreement and, if requested by the Administrative Agent, a control agreement, to the Administrative Agent (in each case in form and substance satisfactory to the Administrative Agent).
SECTION 5.42.Prepayment and Amendment of Certain Debt.  The Borrower will not, and will not permit any Subsidiary to:
(a)~~(a)~~ voluntarily redeem, retire or otherwise acquire for value, or voluntarily set apart any money for a sinking, defeasance or other analogous fund for the voluntary purchase, redemption, retirement or other acquisition of or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Debt permitted under Section 5.31(g) (collectively, “Voluntary Payments”) (it being understood that any voluntary cash payment made in respect of the conversion features of convertible notes or the settlement in cash or stock or a combination thereof upon conversion of such notes shall be permitted by this Section 5.42) except for the following payments:
(i)so long as the Voluntary Payment Conditions (as defined below) are satisfied, any Voluntary Payment of Debt with the proceeds of (A) Debt permitted under Section 5.31(e), Section 5.31(g), or Section 5.31(h) or (B) an issuance by the Borrower of its Capital Securities; and
(ii)any Voluntary Payment of Debt so long as (A) the Voluntary Payment Conditions (as defined below) are satisfied and (B) the ~~aggregate principal amount of the Advances outstanding~~Revolving Credit Exposure does not exceed eighty percent (80%) of the lesser of (x) the aggregate Revolver Commitments and (y) the Borrowing Base determined and calculated on a pro forma basis after giving effect to such Voluntary Payment (and on the date of such Voluntary Payment the Borrower delivers to the Administrative Agent a Borrowing Base Certification

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Report confirming the foregoing Borrowing Base calculation; provided, however, Borrower shall not be required to deliver such a Borrowing Base Certification Report with respect to any Voluntary Payment so long as the amount of such Voluntary Payment, together with all prior Voluntary Payments made during such Fiscal Quarter, does not exceed $2,000,000).

As used herein, “Voluntary Payment Conditions” shall mean as to each Voluntary Payment (i) immediately prior to and after giving effect to such Voluntary Payment, no Default shall have occurred and be continuing, and (ii) after giving effect to such Voluntary Payment, the Borrower shall be in pro forma compliance with each of the covenants set forth in Sections 5.04, 5.05, 5.07~~, 5.09~~ and 5.10 (and on the date of such Voluntary Payment, the Borrower shall deliver to the Administrative Agent a certificate of the chief financial officer or other authorized officer of the Borrower to such effect; provided, however, Borrower shall not be required to deliver such a certificate with respect to any Voluntary Payment so long as the amount of such Voluntary Payment, together with all prior Voluntary Payments made during such Fiscal Quarter, does not exceed $2,000,000); or

(b)amend, modify, waive, or extend or permit the amendment, modification, waiver or extension of any term of any document governing or relating to any Debt permitted under Section 5.31(g) in a manner resulting in such Debt not meeting the requirements of clauses (A) through (C) of Section 5.31(g)(ii).
ARTICLE VI

DEFAULTS
SECTION 6.01.Events of Default.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
(a)the Borrower shall (i) fail to pay when due and payable any principal of any Advance (including, without limitation, any Advance or portion thereof to be repaid pursuant to Section 2.11) or LC Disbursement, or shall fail to pay any interest on any Advance within three Domestic Business Days after such interest shall become due and payable, or any Loan Party shall fail to pay any fee or other amount payable hereunder within three Domestic Business Days after such fee or other amount becomes due and payable or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as required by Section 2.05(a) on the Commitment Termination Date; or
(b)any Loan Party shall fail to observe or perform any covenant contained in Section 5.01(e) and (i), 5.02(ii) and (iii), 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.12, 5.13, 5.14, 5.16, 5.17, 5.18, 5.29, 5.31, 5.33, 5.34, 5.41 and 5.42; or
(c)any Loan Party shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above or clauses (n) or (q) below) or any other Loan Document; provided

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that such failure continues for (1) ten (10) days in the case of Section 5.01, Section 5.11 or 5.27 or (2) otherwise, thirty days, in each case after the earlier of (A) the first day on which any Loan Party has knowledge of such failure ~~or~~and (B) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; it being acknowledged and agreed that a failure of a Loan Party to deliver any particular Collateral to the extent required by Section 5.40 shall result in such Collateral not being included in the Borrowing Base but shall not (in and of itself) be, or result in, a Default or an Event of Default; or
(d)any representation, warranty, certification or statement made or deemed made by the Loan Parties in Article IV of this Agreement, any other Loan Document or in any financial statement, material certificate or other material document or report delivered pursuant to any Loan Document shall prove to have been untrue or misleading in any material respect when made (or deemed made); or
(e)any Loan Party or any Subsidiary of a Loan Party shall fail to make any payment in respect of Debt (other than the Advances) having an aggregate principal amount in excess of $~~3,000,000~~20,000,000, when the same shall become due and payable, after expiration of any applicable cure or grace period; or
(f)any event or condition shall occur which (i) results in (A) the acceleration of the maturity of Debt outstanding of any Loan Party or any Subsidiary of a Loan Party in an aggregate principal amount in excess of $~~3,000,000~~20,000,000 or (B) the mandatory prepayment or purchase of such Debt by any Loan Party (or its designee) or such Subsidiary of a Loan Party (or its designee) prior to the scheduled maturity thereof, or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment to provide such Debt or any Person acting on such holders’ behalf, as a result of an event of default under such Debt, to accelerate the maturity thereof, terminate any such commitment or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof~~, without regard to whether such~~ (for the avoidance of doubt, after giving effect to any applicable grace period), unless, in the case of this clause (ii), such event or condition is no longer continuing or has been waived in accordance with the terms of such Debt such that the holder or holders thereof or ~~other Person shall have exercised or waived their right to do so~~any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to (x) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt; (y) convertible debt or investment grade debt that becomes due as a result of a conversion or redemption event, other than to the extent it becomes due or is paid in cash (other than interest, expenses or fractional shares, which may be paid in cash in accordance with conversion provisions of convertible indebtedness) as a result of an “event of default”, “fundamental change” or “change of control repurchase event” (each as ~~such terms are customarily~~ defined in ~~convertible note offerings and investment grade note offerings, as applicable)~~the documents governing such Debt); (z) in the case of clause (f)(ii), any Debt of a SBIC Entity

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or a SPV Subsidiary to the extent the event or condition giving rise to the circumstances in clause (f)(ii) was not a payment or insolvency default; or
(g)any Loan Party or any Subsidiary of a Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or
(h)an involuntary case or other proceeding shall be commenced against any Loan Party or any Subsidiary of a Loan Party (other than an Immaterial Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any Bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, and, in any such case, such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Loan Party or any Subsidiary of a Loan Party (other than an Immaterial Subsidiary) under the federal Bankruptcy laws as now or hereafter in effect; or
(i)any Loan Party or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Loan Party, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or
(j)one or more judgments or orders for the payment of money in an aggregate amount in excess of $~~3,000,000~~20,000,000 (after taking into account the application of insurance proceeds) shall be rendered against any Loan Party or any Subsidiary of a Loan Party (other than an Immaterial Subsidiary) and such judgment or order shall continue undischarged, unvacated, unsatisfied and unstayed for a period of 30 consecutive days; or
(k)a federal tax lien shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 6323 of the Code or a lien of the PBGC shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 4068 of ERISA and in

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either case such lien shall remain undischarged for a period of 30 days after the date of filing; or
(l)a Change in Control shall occur; or
(m)the Administrative Agent, as agent for the Secured Parties, shall fail for any reason to have a valid first priority security interest in any of the Collateral having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments (other than Liens permitted under Section 5.14 or by reason of any act or omission solely on behalf of the Administrative Agent); or
(n)a default or event of default shall occur and be continuing under any of the Collateral Documents or any Loan Party shall fail to observe or perform any obligation to be observed or performed by it under any Collateral Document, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Collateral Document; or

~~(o)a default or event of default shall occur and be continuing under any of the Material Contracts that would reasonably be likely to have a Material Adverse Effect or any Loan Party shall fail to observe or perform any material provision or any payment obligation to be observed or performed by it under any Material Contract, and such default, event of default or failure to perform or observe any such provision or obligation continues beyond any applicable cure or grace period provided in such Material Contract; or~~

(o)~~(p)~~ [Intentionally ~~omitted.~~Omitted]   .
(p)[Intentionally Omitted].
(q) (i) any of the Guarantors shall fail to pay when due and payable any Guaranteed Obligations (after giving effect to any applicable grace period) or shall fail to pay any fee or other amount payable hereunder when due; or (ii) except for release, expiration or termination in accordance with the terms of this Agreement, any Guarantor shall disaffirm, contest or deny its obligations under Article X; or
(r)if the Borrower at any time fails to own (directly or indirectly, through Wholly Owned Subsidiaries) 100% of the outstanding shares of the voting stock, voting membership interests or equivalent equity interests of each Guarantor; or
(s)except for release, expiration or termination in accordance with its terms, any Loan Party shall (or shall attempt to) disaffirm, contest or deny its obligations under any Loan Document or, except for expiration or termination in accordance with its terms, any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms; or
(t)~~a Collateral Custodian that is in the possession of any Collateral (1) shall (or shall attempt to) disaffirm, contest or deny its obligations under, or terminates or attempts to terminate, or is in default of its obligations under, a Custodial Agreement or (2)~~

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~~ceases in any respect to be acceptable to the Administrative Agent in its reasonable discretion and, in each case, such Collateral Custodian is not replaced by, and any Collateral held by such Collateral Custodian is not delivered to, a replacement Collateral Custodian satisfactory to the Administrative Agent within 10 days after (A) the first date of such occurrence, in the case of clause (1) or (B) the date written notice thereof has been given to the Borrower by the Administrative Agent, in the case of clause (2); or~~[Intentionally Omitted].
(u)~~any SBIC Entity becomes the subject of an enforcement action and is transferred into liquidation status by the U.S. Small Business Administration; or~~[Intentionally Omitted].
(v)the Borrower agrees or consents to, or otherwise permits any amendment, modification, change, supplement or rescission of or to the Investment Policies ~~in whole or in part that has or would reasonably be expected to adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any Loan Document or impair the collectability of any Portfolio Investment without the prior written consent of the Administrative Agent~~(other than a Permitted Policy Amendment); or
(w)the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any ~~event, act or~~ condition ~~which the Required Lenders determine either does or has a reasonable probability of causing a Material Adverse Effect,~~or event that would result in any recourse to any Loan Party under any Permitted SBIC Guarantee.

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower terminate the Revolver Commitments and they shall thereupon terminate and (ii) if requested by the Required Lenders, by notice to the Borrower declare the Advances and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Advances and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to any Loan Party or any Subsidiary of a Loan Party, without any notice to any Loan Party or any other act by the Administrative Agent or the Lenders, the Revolver Commitments shall thereupon automatically terminate and the Advances and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.  Notwithstanding the foregoing, the Administrative Agent shall have available to it all rights and remedies provided under the Loan Documents (including, without limitation, the rights of a secured party pursuant to the Collateral Documents) and in addition thereto, all other rights and remedies at law or equity, and the Administrative Agent shall exercise any one or all of them at the request of the Required Lenders.

In the event that the Advances shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders

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with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Letter of Credit Collateral Account cash in an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of this Article.

SECTION 6.02.Notice of Default.  The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
SECTION 6.03.[Intentionally ~~omitted~~Omitted].~~]~~
SECTION 6.04.Allocation of Proceeds.  If an Event of Default has occurred and not been waived, and the maturity of the Advances and the Notes has been accelerated pursuant to Article VI hereof, all payments received by the Administrative Agent hereunder or under the other Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or under the other Loan Documents, shall be applied by the Administrative Agent in the following order:
(a)To payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article VIII and Section 2.12) payable to the Administrative Agent in its capacity as such; and then
(b)To payment of that portion of the Obligations constituting indemnities, Credit Party Expenses and other amounts (other than principal, interest and fees) payable to the Issuing Bank and the Lenders (including fees, charges and disbursements of counsel to the respective Issuing Bank and Lenders and amounts payable under Article VIII and Section 2.12), ratably among them in proportion to the amounts described in this clause payable to them; and then
(c)To Cash Collateralize all the outstanding amount of all Letters of Credit;
(d)~~(c)~~ To payment of that portion of the Obligations constituting accrued and unpaid interest on the Advances and other Obligations, and fees (including unused commitment fees), ratably among the Issuing Bank and Lenders in proportion to the respective amounts described in this clause payable to them; and then
(e)~~(d)~~ To payment on a pro rata basis of that portion of the Obligations constituting unpaid principal of the Swing Advances and LC Disbursements; and then
(f)~~(e)~~ To payment of that portion of the Obligations constituting unpaid principal of the Revolver Advances, ratably among the Lenders in proportion to the respective amounts described in this clause held by them; and then

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(g)~~(f)~~ To payment of all other Obligations (excluding any Obligations arising from Cash Management Services and Bank Products), ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and then
(h)~~(g)~~ To payment of all other Obligations arising from Bank Products and Cash Management Services to the extent secured under the Collateral Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and then
(i)~~(h)~~ The balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by law;

provided, that Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payment from other Loan Parties to preserve the Obligations otherwise set forth above in this Section 6.04.

ARTICLE VII

THE ADMINISTRATIVE AGENT
SECTION 7.01.Appointment and Authority.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints ~~BB&T~~Truist to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 7.02.Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 7.03.Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents,

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and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)~~(a)~~ shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)~~(b)~~ shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)~~(c)~~ shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

 The Administrative Agent shall not be liable to any Lender or the Issuing Bank for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.05 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

 The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 7.04.Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request,

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certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05.Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
SECTION 7.06.Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Issuing Bank, the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date, (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Issuing Bank and the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to the Issuing Bank or each Lender directly,

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until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Truist as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 7.07.Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 7.08.No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
SECTION 7.09.Other Agents.  The Borrower and each Lender hereby acknowledges that any Lender designated as an “Agent” on the signature pages hereof (other than the Administrative Agent) shall not have any obligations, duties or liabilities hereunder other than in its capacity as a Lender.

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SECTION 7.10.Hedging Agreements, Cash Management Services and Bank Products.  Except as otherwise expressly set forth herein or in any Collateral Document, no Bank Product Bank, Cash Management Bank or Hedge Counterparty that obtains the guarantees hereunder or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) or any Guaranty (including the release or impairment of any Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article VII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Bank Product Bank or Hedge Counterparty, as the case may be.
SECTION 7.11.Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 9.03) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 9.03.

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SECTION 7.12.Collateral and Guaranty Matters.  ~~(a)~~i)  The Issuing Bank and Lenders irrevocably authorize the Administrative Agent to, ~~at its option~~ and ~~in its discretion~~the Administrative Agent shall,
(i)~~to~~ release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon termination of all Revolver Commitments and payment in full (or, with respect to Letters of Credit, expiration, termination, cash collateralization or backstop of such Letters of Credit) of all Obligations (other than unasserted contingent indemnification obligations), (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (z) subject to Section 9.05,  if approved, authorized or ratified in writing by the Required Lenders;  ~~and~~
(ii)(a) ~~to~~ subordinate any Lien on any Special Equity Interest granted to or held by the Administrative Agent under any Loan Document, upon terms and conditions satisfactory to the Administrative Agent in its sole discretion, in the event that such Special Equity Interest is pledged to the holder of a Lien to secure obligations in the manner provided in the definition of “Special Equity Interest” in Section 1.01 if the documentation creating or documenting such other Lien permits the inclusion of such Special Equity Interest in the Collateral; and (b) ~~to~~ release any Lien on any Special Equity Interest granted to or held by the Administrative Agent under any Loan Document in the event that such Special Equity Interest is pledged to the holder of a Lien to secure obligations in the manner provided in the definition of “Special Equity Interest” in Section 1.01 if the documentation creating or documenting such other Lien prohibits the inclusion of such Special Equity Interest in the Collateral~~.~~; and
(iii)~~to~~ release any Guarantor from its obligations under Article X if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon any sale or other disposition by any Loan Party (other than to the Borrower or any of its Subsidiaries) of any Collateral pursuant to a sale or other disposition that is permitted by the Loan Documents, the Liens created by the Collateral Documents on such sold or disposed of Collateral shall be automatically released.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under Article X pursuant to this Section 7.12.  Upon the request of a Loan Party, the Administrative Agent shall (i) subordinate any Lien on any Special Equity Interest granted to or held by the Administrative Agent under any Loan Document, upon terms and conditions satisfactory to the Administrative Agent in its sole discretion, in the event that such Special Equity Interest is pledged to the holder of a Lien to secure obligations in the manner provided in the definition of “Special Equity Interest” in Section 1.01 if the documentation creating or documenting such other Lien permits the inclusion of such Special Equity Interest in the Collateral and (ii) release any Lien on any Special Equity Interest granted to or held by the Administrative Agent under any Loan Document in the event that such Special Equity Interest is pledged to the holder of a Lien to secure

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obligations in the manner provided in the definition of “Special Equity Interest” in Section 1.01 if the documentation creating or documenting such other Lien prohibits the inclusion of such Special Equity Interest in the Collateral.

(b)  ~~(b)~~ The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Issuing Bank or the Lenders for any failure to monitor or maintain any portion of the Collateral.
SECTION 7.13.Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not

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preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 7.13(b).
(c)Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Advances or LC Disbursements, as applicable (but not its Revolver Commitments or LC Exposure, as applicable), of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances or LC Disbursements, as applicable (but not its Revolver Commitments or LC Exposure, as applicable) of the Erroneous Payment  Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes or Letter of Credit Documents, as applicable, evidencing such Advances or LC Disbursements, as applicable, to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous

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Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolver Commitments or LC Exposure, as applicable, which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Advances or LC Disbursements, as applicable, subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Advances or LC Disbursements, as applicable, acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Advance or LC Disbursement (or portion thereof), as applicable, and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolver Commitments or LC Exposure, as applicable, of any Lender or Issuing Bank and such Revolver Commitments or LC Exposure, as applicable, shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold an Advance or LC Disbursement (or portion thereof), as applicable, acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 7.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of

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rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Revolver Commitments or LC Exposures, as applicable, and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE VIII

CHANGE IN CIRCUMSTANCES; COMPENSATION
SECTION 8.01.Interest Rate Matters.
(a)Basis for Determining Interest Rate Inadequate or Unfair.  If on or prior to the first day of any Interest Period:
(i)~~(i)~~ the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or
(ii)~~(ii)~~ the Required Lenders advise the Administrative Agent that the London InterBank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding the Euro-Dollar Advances for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Euro-Dollar Advances specified in such notice, or to permit continuations or conversions into Euro-Dollar Advances, shall be suspended.  Unless the Borrower notifies the Administrative Agent at least two (2) Euro-Dollar Business Days before the date of any Borrowing or Swing Borrowing of Euro-Dollar Advances for which a Notice of Borrowing has previously been given, or continuation or conversion into such Euro-Dollar Advances for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing or Swing Borrowing shall instead be made as a Base Rate Borrowing, or such Euro-Dollar Advance shall be converted to a Base Rate Advance.

(b)~~Alternative Rate of Interest.  Notwithstanding anything to the contrary in Section 8.01(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 8.01(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market~~

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~~in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 8.01(a)(i), (a)(ii), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Advances bearing interest at the Replacement Rate, and in which case the provisions of the last paragraph of Section 8.01(a) shall apply to any Loans accruing interest at the Replacement Rate in the same manner as would apply to Euro-Dollar Advances affected by the same circumstances.  In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 8.01(b).  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 9.05, such amendment shall become effective without any further action or consent of any party other than the Administrative Agent and the Borrower so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects).  To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with any of the Lenders).~~Inability to Determine Interest Rates.
(i)If, prior to the commencement of any Interest Period for any Euro-Dollar Borrowing:
(A)  the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted London InterBank Offered Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, provided that no Benchmark Transition Event or Early Opt-In Election shall have occurred at such time or for such Interest Period, or

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(B)  the Administrative Agent shall have received notice from the Required Lenders that the Adjusted London InterBank Offered Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Euro-Dollar Advances for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.  Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Advances or to continue or convert outstanding Advances as or into Euro-Dollar Advances shall be suspended and (ii) all such affected Advances shall be converted into Base Rate Advances on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Advances in accordance with this Agreement.  Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow, continue or convert to a Euro-Dollar Borrowing on such date, then such Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.

(ii)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 8.01(b)), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

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(iii)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent  Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.
(iv)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(v)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (vi) below and (v) the commencement or conclusion of any Benchmark  Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 8.01(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.01(b).
(vi)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the Adjusted London InterBank Offered Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer

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representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(vii)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Euro-Dollar Borrowing of, conversion to or continuation of Euro-Dollar Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
SECTION 8.02.Illegality.  If, after the ~~date hereof~~Omnibus Amendment Effective Date, any Change in Law shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Advances and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make or permit continuations or conversions of Euro-Dollar Advances shall be suspended.  Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.  If such Lender shall determine that it may not lawfully continue to maintain and fund any of its portion of the outstanding Euro-Dollar Advances to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of the Euro-Dollar Advances of such Lender, together with accrued interest thereon and any amount due such Lender pursuant to Section 8.05.  Concurrently with prepaying such Euro-Dollar Advances, the Borrower shall borrow a Base Rate Advance in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Advances of the other Lenders), and such Lender shall make such a Base Rate Advance.

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SECTION 8.03.Increased Cost and Reduced Return.
(a)If after the ~~date hereof~~Omnibus Amendment Effective Date, a Change in Law shall:
(i)~~(i)~~ impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the applicable Euro-Dollar Reserve Percentage) or the Issuing Bank; or
(ii)~~(ii)~~ subject the Issuing Bank or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Euro-Dollar Advances made by ~~it~~such Lender, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.12(e) and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
(iii)~~(iii)~~ impose on the Issuing Bank or any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Euro-Dollar Advances by such Lender or participation therein;

and the result of any of the foregoing is to increase the cost to the Issuing Bank or such Lender of participating in, issuing or maintaining any Letter of Credit or of making, continuing, converting to, or maintaining any Euro-Dollar Advance (or of maintaining its obligation to make any such Advance), or to reduce the amount of any sum received or receivable by the Issuing Bank or such Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Issuing Bank or such Lender, the Borrower will pay to the Issuing Bank or such Lender such additional amount or amounts as will compensate the Issuing Bank or such Lender for such additional costs incurred or reduction suffered.

(b)If the Issuing Bank or any Lender determines that any Change in Law affecting the Issuing Bank or such Lender or any lending office of the Issuing Bank or such Lender or the Issuing Bank’s or such Lender’s holding company, if any, regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on the Issuing Bank’s or such Lender’s capital or on the capital of the Issuing Bank’s or such Lender’s holding company, if any, as a consequence of this Agreement, the Revolver Commitments of such Lender or the Advances made by, or the participations in Swing Advances and Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which the Issuing Bank or such Lender or the Issuing Bank’s or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Issuing Bank’s or such Lender’s policies and the policies of the Issuing Bank’s or such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Issuing Bank or such Lender such additional amount or amounts as will compensate the Issuing Bank or such Lender or the Issuing Bank’s or such Lender’s holding company for any such reduction suffered.

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(c)A certificate of the Issuing Bank or a Lender setting forth the amount or amounts necessary to compensate the Issuing Bank or such Lender or ~~its~~the Issuing Bank’s or such Lender’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay the Issuing Bank or such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Failure or delay on the part of the Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Issuing Bank’s or such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate the Issuing Bank or a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Issuing Bank or such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Issuing Bank’s or such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 8.04.Base Rate Advances Substituted for Affected Euro-Dollar Advances.  If (i) the obligation of any Lender to make or maintain a Euro-Dollar Advance has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03, and the Borrower shall, by at least five (5) Euro-Dollar Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:
(a)all Advances which would otherwise be made by such Lender as or permitted to be continued as or converted into Euro-Dollar Advances shall instead be made as or converted into Base Rate Advances, (in all cases interest and principal on such Advances shall be payable contemporaneously with the related Euro-Dollar Advances of the other Lenders), and
(b)after its portion of the Euro-Dollar Advance has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Advance shall be applied to repay its Base Rate Advance instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Lender, the Borrower shall remain liable for, and shall pay to such Lender as provided herein, all amounts due such Lender under Section 8.03 in respect of the period preceding the date of conversion of such Lender’s portion of any Advance resulting from the Borrower’s election.

SECTION 8.05.Compensation.  Upon the request of any Lender, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

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(a)~~(a)~~ any payment or prepayment (pursuant to Sections 2.10, 2.11, 6.01, 8.02 or otherwise) of a Euro-Dollar Advance on a date other than the last day of an Interest Period for such Advance; or
(b)~~(b)~~ any failure by the Borrower to prepay a Euro-Dollar Advance on the date for such prepayment specified in the relevant notice of prepayment hereunder; or
(c)~~(c)~~ any failure by the Borrower to borrow a Euro-Dollar Advance on the date for the Borrowing of which such Euro-Dollar Advance is a part specified on the ~~Closing~~Omnibus Amendment Effective Date;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Advance (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Advance which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Advance provided for herein over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading lenders in the London interbank market (if such Advance is a Euro-Dollar Advance).

ARTICLE IX

MISCELLANEOUS
SECTION 9.01.Notices Generally.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)~~(i)~~ if to the Borrower or any other Loan Party, to it at 1300 Post Oak Boulevard, ~~Suite 800~~8th Floor, Houston, TX 77056, Attention of Brent Smith (Facsimile No. (713) 350-6042; Telephone No. (713) 350-6045;
(ii)~~(ii)~~ if to the Administrative Agent or Swingline Lender, to ~~Branch Banking and Trust Company at 200 West Second Street, 16th Floor, Winston-Salem, NC 27101, Attention of Michael Skorich (Facsimile No. (336) 733-2740; Telephone No. (336) 733-2709 and Brent Keene (Facsimile No. (336) 733-2740; Telephone No. (336) 733-1456);~~it at

Truist Bank

3333 Peachtree Road, 7th Floor

Atlanta, Georgia 30326

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Attention: Hays Wood

Telecopy Number: (404) 836-5879

with a copy to:

Truist Bank

Agency Services

303 Peachtree Street, N. E./ 25th Floor

Atlanta, Georgia 30308

Attention: Wanda Gregory

Telecopy Number: (404) 658-4906;

(iii)if to the Issuing Bank, to it at:

Truist Bank

303 Peachtree Street, N. E./ 25th Floor

Atlanta, Georgia 30308

Attention: Wanda Gregory

Telecopy Number: (404) 658-4906

(iv)~~(iii)~~ if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications.  Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business

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hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)Change of Address, Etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)Platform.
(i)~~(i)~~ Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)~~(ii)~~ The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 9.02.No Waivers.  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against

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the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VI for the benefit of the Issuing Bank and all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank or any Lender from exercising setoff rights in accordance with Section 9.04, or (c) the Issuing Bank or any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under the Bankruptcy Code or any other applicable Debtor Relief Law.

SECTION 9.03.Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses.  The Loan Parties shall, jointly and severally, pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (~~including~~with respect to legal expenses, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii)  all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender (~~including the~~with respect to legal expenses, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of ~~any~~one outside counsel for the Administrative Agent ~~or any Lender~~, the Issuing Bank and the Swingline Lender as well as one outside counsel for the Lenders and additional counsel should any conflict of interest arise, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Advances or Letters of Credit made hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit.
(b)Indemnification by the Loan Parties.  The Loan Parties shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), the Issuing Bank and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (~~including~~in the case of legal expenses, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of ~~any~~one outside counsel for ~~any Indemnitee~~all Indemnitees taken as a whole (and, if reasonably necessary, of one local counsel in any relevant jurisdiction for all Indemnitees) unless, in the reasonable opinion of an Indemnitee, representation of all Indemnitees by such counsel would be inappropriate due to the existence of an actual or potential conflict of interest), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this

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Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Environmental Releases on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (~~x~~w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or ~~(y~~its Related Parties, (x) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) result from the settlement of any such claim, investigation, litigation or other proceedings described in clause (iv) above unless the Borrower has consented to such settlement (which consent shall not be unreasonably withheld or delayed (provided that nothing in this clause (y) shall restrict the right of any person to settle any claim for which it has waived its right of indemnity by the Borrower) or (z) result from disputes solely among Indemnitees and not involving any act or omission of an Obligor or any of Affiliate thereof (other than any dispute against the Administrative Agent in its capacity as such).
(c)Reimbursement by Lenders.  To the extent that a Loan Party for any reason fails to ~~indefeasibly~~ pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or the Issuing Bank, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank in connection with such capacity.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 9.10 and 9.11.
(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, ~~the Loan Parties~~no party hereto shall ~~not~~ assert, and each party hereby ~~waive~~waives, any claim against any ~~Indemnitee~~other party, on any theory of liability, for

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special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent caused by the gross negligence or willful misconduct of such Indemnitee or its Related Parties as determined by a court of competent jurisdiction by final and nonappealable judgment.
(e)Payments.  All amounts due under this Section shall be payable promptly after written demand therefor.
(f)Survival.  Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
SECTION 9.04.Setoffs; Sharing of Set-Offs; Application of Payments; Replacement of Lenders.
(a)If an Event of Default shall have occurred and be continuing, the Issuing Bank and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Issuing Bank or such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 9.08 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of the Issuing Bank and each ~~Lender~~of the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Issuing Bank or such Lender or their respective Affiliates may have.  ~~Each~~The Issuing Bank and each Lender agrees to notify the Borrower and the Administrative Agent

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promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
(b)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations (excluding any Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) hereunder or under any other Loan Document resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such Obligations (excluding any Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other Obligations (excluding any Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them, provided that:
(i)~~(i)~~ if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)~~(ii)~~ the provisions of this paragraph shall not be construed to apply to (x) any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

(c)If any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 8.03 or Section 2.12(e)) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (ii) remove such

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Person as a Lender and reduce the Revolver Commitments by the amount of such Lender’s Revolver Commitment; provided that:
(i) ~~(i)~~ in the case of an assignment, the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.07;
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.05) (A) in the case of an assignment, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (B) in the case of the removal of a Lender, from the Borrower;
(iii)such assignment or removal does not conflict with applicable law;
(iv)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and
(v)in the case of the removal of a Lender and the reduction of the Revolver Commitments, (A) the amount of such reduction of the Revolver Commitments shall constitute availability for a future Commitment Increase under and subject to Section 2.14 (for the avoidance of doubt, in no event shall the aggregate Revolver Commitments exceed $~~800,000,000~~1,200,000,000); (B) no such reduction shall be in an amount greater than the Total Unused Revolver Commitments on the date of such termination or reduction; and (C) no such reduction pursuant to this Section 9.04(c) shall result in the aggregate Revolver Commitments of all of the Lenders being reduced to an amount less than $30,000,000, unless the Revolver Commitments are terminated in their entirety pursuant to Section 2.08, in which case all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination.

A Lender shall not be required to make any such assignment or delegation, or shall not be removed as a Lender, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation or removal cease to apply.

SECTION 9.05.Amendments and Waivers.
(a)Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent, the Swingline Lender or the Issuing Bank are affected thereby, by the Administrative Agent, the Swingline Lender or the Issuing Bank, as applicable); provided that no such amendment or waiver shall, unless signed by all the Lenders or as otherwise noted below, (i) increase the Revolver Commitment of any Lender or subject any Lender to any additional obligation (it being understood and agreed that a waiver of

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any condition precedent set forth in Section 3.02 or of any Default or Event of Default is not considered an increase in Revolver Commitments of any Lender or any Lender’s obligation to fund) without the consent of such Lender, (ii) defer the date fixed for any payment of principal (including any extension of the Commitment Termination Date or the Final Maturity Date but excluding mandatory prepayments) or interest on any Advance or any fees hereunder; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate, (iii) reduce the amount of principal or decrease the amount of interest on any Advance, or decrease the amount of fees due on any date fixed for the payment thereof; provided, however, that (A) only the consent of the Required Lenders shall be necessary to (1) amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (2) amend any financial covenant or test hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Advance or to reduce any fee payable hereunder and (B) the Administrative Agent shall have the authority to establish a Benchmark Replacement ~~Rate~~ as set forth in Section 8.01(b), (iv) change the application of any payments made under this Agreement or the other Loan Documents in a manner that would alter any pro rata sharing requirements, (v) except as expressly set forth herein (including pursuant to Section 7.12), release or subordinate all or substantially all of the Collateral held as security for the Obligations, (vi) change or modify the definition of “Required Lenders,” this Section 9.05, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby, (vii) change the definition of the term “Borrowing Base” or “Eligible ~~Portfolio~~ Investment”~~,~~ or any component the definition ~~of any of them~~thereof if as a result thereof the amounts available to be borrowed by the Borrower would be increased without the consent of each Lender, ~~provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any reserves or to make determinations with respect to the eligibility or value of any Investment,~~ or (viii) except as expressly set forth herein (including pursuant to Section 7.12), release any guaranty given to support payment of the Guaranteed Obligations.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, or consent hereunder (and any amendment, waiver, or consent which by its terms requires the consent of all Lenders may be effected with the consent of all Lenders other than Defaulting Lenders) provided that, without in any way limiting Section 9.08, any such amendment, waiver, or consent that would increase or extend the term of the Revolver Commitment or Revolver Advances of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.  Notwithstanding the foregoing, (1) the Hedging Agreements, any letter agreement with the Administrative Agent, any other letter agreement with a Lender and the agreements evidencing the Bank Products and Cash Management Services may be amended, or rights or privileges thereunder waived, in a writing executed only by the

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parties thereto and (2) any Commitment Increase meeting the conditions set forth in Section 2.14 shall not require the consent of any Lender other than those Lenders, if any, which have agreed to increase their Revolver Commitment in connection with the proposed Commitment Increase.
(b)Notwithstanding anything in clause (a), (i) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) any letter agreement with the Administrative Agent may be amended, or rights or privileges thereunder waived, only by means of a written agreement executed by all of the parties thereto. Additionally, notwithstanding anything to the contrary herein, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Advances, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
(c)Notwithstanding anything to the contrary, unless signed by the Swingline Lender or the Issuing Bank, as applicable, no amendment, waiver of consent shall affect the rights or duties of the Swingline Lender or the Issuing Bank, applicable, under this Agreement or any other Loan Document.
(d)The Administrative Agent and the Borrower may, without the consent of any Lender, enter into the amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement ~~Rate~~ or otherwise effectuate the terms of Section 8.01(b) in accordance with the terms of Section 8.01(b).
SECTION 9.06.Margin Stock Collateral.  Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.
SECTION 9.07.Successors and Assigns.
(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be

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construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolver Commitment and the Revolver Advances at the time owing to it); provided that
(i)~~(i)~~ except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitment and the Revolver Advances at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolver Commitment (which for this purpose includes Revolver Advances outstanding thereunder) or, if the applicable Revolver Commitment is not then in effect, the principal outstanding balance of the Revolver Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii)~~(ii)~~ each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolver Advances or the Revolver Commitment assigned;
(iii)~~(iii)~~ no assignment shall be made to any Defaulting Lender or its Subsidiaries or Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (iii);
(iv)~~(iv)~~ the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) ~~a~~an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;
(v)~~(v)~~ any assignment of a Revolver Commitment must be approved by the Administrative Agent and the Issuing Bank (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee

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is itself a Lender with a Revolver Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);
(vi)~~(vi)~~ the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, for which the Borrower and Guarantors shall not be obligated, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(vii)~~(vii)~~ In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Swingline Lender, the Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Swing Advances and LC Exposure in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.03 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall

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be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in ~~Winston-Salem~~Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolver Commitments of, and principal amounts of the Revolver Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  In addition, the Administrative Agent shall maintain on the Register the designation, and the revocation of designation, of any Lender as a Defaulting Lender of which it has received notice.  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolver Commitment and/or the Revolver Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Document and to approve any amendment, modification or waiver of any  provision of this Agreement and any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.05(a)(i) through (x) (inclusive) that directly affects such Participant.  Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.01 through 8.05 inclusive and 2.12(e) (subject to the requirements and limitations therein, including the requirements under Section 2.12(e)(v) (it being understood that the documentation required under Section 2.12(e)(v)  shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such

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Participant (A) agrees to be subject to the provisions of Section 9.04(c) as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 8.03 or 2.12(e), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; provided, further, that no Participant shall be entitled to the benefits of Section 2.12(e) unless the Borrower is notified of the participation granted to such Participant and such Participant shall have complied with the requirements of Section 2.12(e) as if such Participant is a Lender.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 9.04(c) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 9.04 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant~~'~~’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 8.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12 as though it were a Lender and in the case of a Participant claiming exemption for portfolio interest under Section 871(h) or 881(c) of the Code, the applicable Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations.

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(f)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.08.Defaulting Lenders.  Notwithstanding anything contained in this Agreement, if any Lender becomes a Defaulting Lender, then, to the extent permitted by Applicable Laws:
(a)during any Default Period with respect to such Defaulting Lender, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.05(a);
(b)until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero:

except as otherwise provided in this Section 9.08, any payment of principal, interest, fees, or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.08), shall be deemed paid to and redirected by such Defaulting Lender to be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, ~~if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that~~to Cash Collateralize Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender ~~to fund Revolver Advances under this Agreement~~in the manner described in Section 2.05(a); fourth, as the Borrower may request, so long as no Default exists and is continuing, to the funding of any Revolver Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;  fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to (x) satisfy obligations of that Defaulting Lender to fund Revolver Advances under this Agreement and (y) Cash Collateralize Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in the manner described in Section 2.05(a); sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; ~~sixth,~~ seventh, so long as no Default exists and is continuing,

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to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and ~~seventh~~eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolver Advance in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolver Advance was made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Revolver Advance of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolver Advance of that Defaulting Lender;

(c)until such time as all Defaulted Payments with respect to such Defaulting Lender shall have been paid, the Administrative Agent may (in its discretion) apply any amounts thereafter received by the Administrative Agent for the account of such Defaulting Lender to satisfy such Defaulting Lender’s obligations to make such Defaulted Payments until such Defaulted Payments have been fully paid;
(d)no assignments otherwise permitted by Section 9.07 shall be made to a Defaulting Lender or any of its Subsidiaries or Affiliates that are Distressed Persons;
(e)all or any part of such Defaulting Lender’s participation in Swing Advances and Letters of Credit shall be reallocated among the Lenders which are not a Defaulting Lender at such time (each, a “Non-Defaulting Lender”) in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolver Commitment.  ~~No~~Subject to Section 9.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;
(f)if the reallocation described in subsection (e) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Advances in an amount equal to the Swingline Lender’s Fronting Exposure (which exposure shall be deemed equal to the applicable Defaulting Lender’s Applicable Percentage of the total outstanding Swingline Exposure (other than Fronting Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof)) and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 9.08(h) or (z) make other arrangements reasonably satisfactory to the Administrative Agent, the Issuing Bank and

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the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and
(g)so long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swing Advances unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Advance and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the participations in any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (e) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 9.08(h).
(h)At any time that there shall exist a Defaulting Lender, promptly following the written request of Administrative Agent or Issuing Bank (with a copy to Administrative Agent) Borrower shall Cash Collateralize Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 9.08(e) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Truist. Borrower shall pay on demand therefor from time to time all reasonable and customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(ii)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 9.08 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)Cash Collateral (or the appropriate portion thereof) provided to reduce Issuing Bank’s Fronting Exposure shall no longer be required to be held as

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Cash Collateral pursuant to this Section 9.08 following (i) the elimination or reduction of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender or giving effect to Section 9.08(e)) or (ii) the determination by Administrative Agent and Issuing Bank that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 9.08, the Person providing Cash Collateral and Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure; provided, further, that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) as provided in the above Section 9.08(b) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

SECTION 9.09.Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (i)  any rating agency in connection with rating the Borrower or its Subsidiaries or the Advances or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Advances, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties or their Affiliates.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Revolver Commitments.

 For purposes of this Section, “Information” means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the

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Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.10.Representation by Lenders.  Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Advances hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes or Revolver Advances held by that Lender shall at all times be within its exclusive control.
SECTION 9.11.Obligations Several.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder.  Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
SECTION 9.12.Survival of Certain Obligations.  Sections 8.03(a), 8.03(b), 8.05, 9.03 and 9.09, and the obligations of the Loan Parties thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement, and the Revolver Commitments and the payment in full of the principal of and interest on all Advances.
SECTION 9.13.~~North Carolina~~Governing Law.  This Agreement and each Loan Document shall be construed in accordance with and governed by the law of the State of ~~North Carolina~~New York.
SECTION 9.14.Severability.  In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.
SECTION 9.15.Interest.  In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Lender by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith.  It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.
SECTION 9.16.Interpretation.  No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto

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by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 9.17.Counterparts; Integration; Effectiveness; Electronic Execution.
(a)Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement
(b)Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any ~~Assignment and Assumption~~Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.18.Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.
(a)Submission to Jurisdiction.  Each ~~Loan Party~~party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the ~~nonexclusive~~exclusive jurisdiction of the ~~courts~~Supreme Court of the State of ~~North Carolina~~New York sitting in ~~Forsyth~~New York County and of the United States District Court of the ~~Middle~~Southern District of ~~North Carolina~~New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such ~~North Carolina~~New York State court or, to the fullest extent permitted by applicable law, in such ~~Federal~~federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any

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other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(b)Waiver of Venue.  The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
(d)Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.19.Independence of Covenants.  All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise allowed by, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.
SECTION 9.20.Concerning Certificates.  All certificates required hereunder to be delivered by the Borrower, any Guarantor or any Subsidiary and that are required to be executed or certified by the ~~Chief Financial Officer~~chief financial officer or any other authorized officer of the Borrower, any Guarantor or any Subsidiary shall be executed or certified by such officer in such capacity solely on behalf of the entity for whom he is acting, and not in any individual capacity; provided that nothing in the foregoing shall be deemed as a limitation on liability of any officer for any acts of willful misconduct, fraud, intentional misrepresentation or dishonesty in connection with such execution or certification.

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SECTION 9.21.Patriot Act Notice.  Each Lender and the Administrative Agent (the Administrative Agent for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Patriot Act.
SECTION 9.22.No Fiduciary Relationship.  The Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  The Administrative Agent, each Lender and their Affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.
SECTION 9.23.Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)~~(i)~~ a reduction in full or in part or cancellation of any such liability;
(ii)~~(ii)~~ a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)~~(iii)~~ the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

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SECTION 9.24.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, that at least one of the following is and will be true:
(i)~~(i)~~ such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Advances, the Revolver Commitments and this Agreement,
(ii)~~(ii)~~ the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Revolver Commitments and this Agreement,
(iii)~~(iii)~~ (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Revolver Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Revolver Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Revolver Commitments and this Agreement, or
(iv)~~(iv)~~ such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, that:

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(i)none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Revolver Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Revolver Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Revolver Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Advances, the Revolver Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Advances, the Revolver Commitments or this Agreement.
(c)The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Revolver Commitments and this Agreement, (ii) may recognize a gain if it extended the Advances, the Revolver Commitments for an amount less than the amount being paid for an interest in the Advances, the Revolver Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

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SECTION 9.25.Acknowledgement Regarding Any Supported QFCs .  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 9.25, the following terms have the following meanings:
(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)“Covered Entity” means any of the following:
(A)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(B)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

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(C)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(c)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE X

GUARANTY
SECTION 10.01.Unconditional Guaranty.  Each Guarantor hereby irrevocably, unconditionally and jointly and severally guarantees, each as a primary obligor and not merely as a surety, to the Administrative Agent, the Lenders and the other Secured Parties the due and punctual payment of the principal of and the premium, if any, and interest on the Guaranteed Obligations and any and all other amounts due under or pursuant to the Loan Documents, when and as the same shall become due and payable (whether at stated maturity or by optional or mandatory prepayment or by declaration, redemption or otherwise) in accordance with the terms of the Loan Documents.  The Guarantors’ guaranty under this Section is an absolute, present and continuing guarantee of payment and not of collectability, and is in no way conditional or contingent upon any attempt to collect from the Borrower, any of the Guarantors or any other guarantor of the Guaranteed Obligations (or any portion thereof) or upon any other action, occurrence or circumstances whatsoever.  In the event that the Borrower or any Guarantor shall fail so to pay any such principal, premium, interest or other amount to the Administrative Agent, a Lender or any other Secured Party, the Guarantors will pay the same forthwith, without demand, presentment, protest or notice of any kind (all of which are waived by the Guarantors to the fullest extent permitted by law), in lawful money of the United States, at the place for payment specified in the Loan Documents or specified by such Administrative Agent in writing, to such Administrative Agent.  The Guarantors further agree, promptly after demand, to pay to the Administrative Agent, the Lenders and the other Secured Parties the costs and expenses incurred by such Administrative Agent, Lender or other Secured Party in connection with enforcing the rights of such Administrative Agent, Lenders and the other Secured Parties against the Borrower and any or all of the Guarantors (whether in a Bankruptcy proceeding or otherwise) following any default in payment of any of the Guaranteed Obligations or the obligations of the Guarantors hereunder, including, without limitation, the fees and expenses of counsel to the Administrative Agent, such Lenders and the other Secured Parties.
SECTION 10.02.Obligations Absolute.  The obligations of the Guarantors hereunder are and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Agreement, any of the Guaranteed Obligations or any of the Loan Documents, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any of the Guarantors may have against the Borrower, any other Guarantor or the Administrative Agent, any Lender or any other Secured Party, hereunder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, to the fullest

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extent permitted by law, any circumstance or condition whatsoever (whether or not any of the Guarantors shall have any knowledge or notice thereof), including, without limitation:

(a)any amendment or modification of or supplement to any of the Loan Documents or any other instrument referred to herein or therein, or any assignment or transfer of any thereof or of any interest therein, or any furnishing or acceptance of additional security for any of the Guaranteed Obligations;
(b)any waiver, consent or extension under any Loan Document or any such other instrument, or any indulgence or other action or inaction under or in respect of, or any extensions or renewals of, any Loan Document, any such other instrument or any Guaranteed Obligation;
(c)any failure, omission or delay on the part of the Administrative Agent to enforce, assert or exercise any right, power or remedy conferred on or available to the Administrative Agent or any Lender against the Borrower or any Guarantor, any Subsidiary of the Borrower or any Subsidiary of any Guarantor;
(d)any Bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or any Subsidiary of any Guarantor or any property of the Borrower, any Guarantor or any such Subsidiary or any unavailability of assets against which the Guaranteed Obligations, or any of them, may be enforced;
(e)any merger or consolidation of the Borrower, any Subsidiary of the Borrower or any Guarantor or any of the Guarantors into or with any other Person or any sale, lease or transfer of any or all of the assets of any of the Guarantors, the Borrower or any Subsidiary of the Borrower or any Guarantor to any Person;
(f)any failure on the part of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor for any reason to comply with or perform any of the terms of any agreement with any of the Guarantors;
(g)any exercise or non-exercise by the Administrative Agent, any Lender or any other Secured Party, of any right, remedy, power or privilege under or in respect of any of the Loan Documents or the Guaranteed Obligations, including, without limitation, under this Section;
(h)any default, failure or delay, willful or otherwise, in the performance or payment of any of the Guaranteed Obligations;
(i)any furnishing or acceptance of security, or any release, substitution or exchange thereof, for any of the Guaranteed Obligations;
(j)any failure to give notice to any of the Guarantors of the occurrence of any breach or violation of, or any event of default or any default under or with respect to, any of the Loan Documents or the Guaranteed Obligations;

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(k)any partial prepayment, or any assignment or transfer, of any of the Guaranteed Obligations; or
(l)any other circumstance (other than payment in full of the Guaranteed Obligations (other than unasserted contingent indemnification obligations)) which might otherwise constitute a legal or equitable discharge or defense of a guarantor or which might in any manner or to any extent vary the risk of such Guarantor.

The Guarantors covenant that their respective obligations hereunder will not be discharged except by complete performance of the obligations contained in the Loan Documents and this Agreement and the final payment in full of the Guaranteed Obligations (other than unasserted contingent indemnification obligations).  The Guarantors unconditionally waive, to the fullest extent permitted by law (A) notice of any of the matters referred to in this Section, (B) any and all rights which any of the Guarantors may now or hereafter have arising under, and any right to claim a discharge of the Guarantor’s obligations hereunder by reason of the failure or refusal by the Administrative Agent, any Lender or any other Secured Party to take any action pursuant to any statute permitting a Guarantor to request that the Administrative Agent or any Lender attempt to collect the Guaranteed Obligations from the Borrower, any of the Guarantors or any other guarantor (including without limitation any rights under Sections 26-7, 26-8 or 26-9 of the North Carolina General Statutes, O.C.G.A. § 10-7-24, or any similar or successor provisions), (C) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of the Administrative Agent, any Lender or any other Secured Party against the Guarantors, including, without limitation, presentment to or demand of payment from the Borrower, any of the Subsidiaries of the Borrower or any Guarantor, or any of the other Guarantors with respect to any Loan Document or this agreement, notice of acceptance of the Guarantors’ guarantee hereunder and/or notice to the Borrower, any of the Subsidiaries of the Borrower or any Guarantor, or any Guarantor of default or protest for nonpayment or dishonor, (D) any diligence in collection from or protection of or realization upon all or any portion of the Guaranteed Obligations or any security therefor, any liability hereunder, or any party primarily or secondarily liable for all or any portion of the Guaranteed Obligations, and (E) any duty or obligation of the Administrative Agent, any Lender or any other Secured Party to proceed to collect all or any portion of the Guaranteed Obligations from, or to commence an action against, the Borrower, any Guarantor or any other Person, or to resort to any security or to any balance of any deposit account or credit on the books of the Administrative Agent, any Lender or any other Secured Party in favor of the Borrower, any Guarantor or any other Person, despite any notice or request of any of the Guarantors to do so.

SECTION 10.03.Continuing Obligations; Reinstatement.  The obligations of the Guarantors under this Article X are continuing obligations and shall continue in full force and effect until such time as all of the Guaranteed Obligations (and any renewals and extensions thereof) shall have been finally paid and satisfied in full.  The obligations of the Guarantors under this Article X shall continue to be effective or be automatically reinstated, as the case may be, if any payment made by the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor on, under or in respect of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, Bankruptcy, dissolution, liquidation or reorganization of the Borrower, any Guarantor or any such Subsidiary, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers

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with respect to the Borrower, any Guarantor or any such Subsidiary or any substantial part of the property of the Borrower, any Guarantor or any such Subsidiary, or otherwise, all as though such payment had not been made.  If an event permitting the acceleration of all or any portion of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be stayed, enjoined or otherwise prevented for any reason, including without limitation because of the pendency of a case or proceeding relating to the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor under any Bankruptcy or insolvency law, for purposes of this Article X and the obligations of the Guarantors hereunder, such Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if such Guaranteed Obligations had been accelerated in accordance with the terms of the applicable Loan Documents or of this Agreement.

SECTION 10.04.Additional Security, Etc.  The Guarantors authorize the Administrative Agent on behalf of the Lenders without notice to or demand on the Guarantors and without affecting their liability hereunder, from time to time (a) to obtain additional or substitute endorsers or guarantors; (b) to exercise or refrain from exercising any rights against, and grant indulgences to, the Borrower, any Subsidiary of the Borrower or any Guarantor, any other Guarantor or others; and (c) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on, and other obligations consisting of, the Guaranteed Obligations.  The Guarantors waive any right to require the Administrative Agent, any Lender or any other Secured Party to proceed against any additional or substitute endorsers or guarantors or the Borrower or any of their Subsidiaries or any other Person or to pursue any other remedy available to the Administrative Agent, any such Lender or any such other Secured Party.
SECTION 10.05.Information Concerning the Borrower.  The Guarantors assume all responsibility for being and keeping themselves informed of the financial condition and assets of the Borrower, the other Guarantors and their respective Subsidiaries, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantors assume and insure hereunder, and agree that neither the Administrative Agent, any Lender nor any other Secured Party shall have any duty to advise the Guarantors of information known to the Administrative Agent, any such Lender or any such other Secured Party regarding or in any manner relevant to any of such circumstances or risks.
SECTION 10.06.Guarantors’ Subordination.  The Guarantors hereby absolutely subordinate, both in right of payment and in time of payment, any present and future indebtedness of the Borrower or any Subsidiary of the Borrower or any Guarantor to any or all of the Guarantors to the indebtedness of the Borrower or any such Subsidiary or to the Administrative Agent, Lenders and the other Secured Parties (or any of them), provided that the Guarantors may receive scheduled payments of principal, premium (if any) and interest in respect of such present or future indebtedness so long as there is no Event of Default then in existence.
SECTION 10.07.Waiver of Subrogation.  Notwithstanding anything herein to the contrary, until the payment in full of the Guaranteed Obligations (other than unasserted contingent indemnification obligations), the Guarantors hereby waive any right of subrogation (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution and hereby waive any right to enforce any remedy that the Administrative Agent, any Lender or any other Secured Party now has or may hereafter have

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against the Borrower, any Guarantor or any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and the Guarantors hereby waive any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent, any Lender or any other Secured Party to secure payment or performance of the Guaranteed Obligations or any other liability of the Borrower to the Administrative Agent, any Lender or any other Secured Party.  The waiver contained in this Section shall continue and survive the termination of this Agreement and the final payment in full of the Guaranteed Obligations (other than unasserted contingent indemnification obligations).

SECTION 10.08.Enforcement.  In the event that the Guarantors shall fail forthwith to pay upon demand of the Administrative Agent, any Lender or any other Secured Party any amounts due pursuant to this Article X or to perform or comply with or to cause performance or compliance with any other obligation of the Guarantors under this Agreement the Administrative Agent, any Lender and any other Secured Party shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid or for the performance of or compliance with such terms, and may prosecute any such action or proceeding to judgment or final decree and may enforce such judgment or final decree against the Guarantors and collect in the manner provided by law out of the property of the Guarantors, wherever situated, any monies adjudged or decreed to be payable.  The obligations of the Guarantors under this Agreement are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder.
SECTION 10.09.Miscellaneous.  Except as may otherwise be expressly agreed upon in writing, the liability of the Guarantors under this Article X shall neither affect nor be affected by any prior or subsequent guaranty by the Guarantors of any other indebtedness to the Administrative Agent, the Lenders or any other Secured Party.  Notwithstanding anything in this Article X to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed the maximum amount which could be paid out by such Guarantor without rendering such Guarantor’s obligations under this Article X, in whole or in part, void or voidable under applicable law, including, without limitation, (i) the Bankruptcy Code of 1978, as amended, and (ii) any applicable state or federal law relative to fraudulent conveyances.
SECTION 10.10.Keepwell.  Each Loan Party that is a Qualified ECP Guarantor at the time the guarantee hereunder or the grant of the security interest under the Loan Documents, in each case, by any Specified Guarantor, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor with respect to such Swap Obligation as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.10 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support,

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or other agreement” for the benefit of, each Specified Guarantor for all purposes of the Commodity Exchange Act.

SECTION 10.11.Consent and Reaffirmation.  Each Guarantor hereby consents to the execution, delivery and performance of this Agreement and agrees that each reference to the Existing Credit Agreement in the Loan Documents shall, on and after the ~~date hereof~~Closing Date, be deemed to be a reference to this Agreement.  Each Guarantor hereby acknowledges and agrees that, after giving effect to this Agreement, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Agreement, are reaffirmed, and remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

MAIN STREET CAPITAL CORPORATION

By:
Name:
Title:

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GUARANTOR

MAIN STREET CAPITAL PARTNERS, LLC

By: ~~_______________________________~~
Name:
Title:

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GUARANTOR

MAIN STREET EQUITY INTERESTS, INC.

By: ~~_______________________________~~

Name:
Title:

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GUARANTOR

MAIN STREET CA LENDING, LLC

By: ~~_______________________________~~

Name:

Title:

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GUARANTOR

MS INTERNATIONAL HOLDINGS, INC.

By: ~~_______________________________~~
Name:
Title:

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TRUIST BANK (SUCCESSOR BY MERGER TO BRANCH BANKING AND TRUST COMPANY),

as Administrative Agent, Swingline Lender, Issuing Bank and a Lender

By:~~__________________________________ (SEAL)~~
Name:
Title:

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______________________, as a Lender

By:      (SEAL)

Name:
Title:

EMF_US 84607750v1

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